As filed with the Securities and Exchange Commission on August 6, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WESTMORELAND COAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1221	23-1128670
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS”

ON THE FOLLOWING PAGE)

9540 South Maroon Circle, Suite 200

Englewood, Colorado 80112

Telephone: (303) 922-6463

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jennifer S. Grafton

General Counsel and Secretary

Westmoreland Coal Company

9540 South Maroon Circle, Suite 200

Englewood, Colorado 80112

Telephone: (303) 922-6463

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Amy L. Bowler, P.C.

Holland & Hart LLP

6380 South Fiddlers Green Circle, Suite 500

Greenwood Village, CO 80111

Phone (303) 290-1600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
10.75% Senior Secured Notes due 2018	$425,000,000	100%	$425,000,000	$54,740
Guarantees(2)(3)	NA	NA	NA	NA

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.
(2)	The guarantors are each of the subsidiaries of Westmoreland Coal Company that have guaranteed the notes being registered. Those subsidiaries are identified below in the “Table of Co-Registrants.”
(3)	No separate consideration will be received for the guarantees, and no separate fee is payable pursuant to Rule 457(n) under the Securities Act of 1933.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
Coal Valley Resources Inc.	1221	N/A	Alberta
Dakota Westmoreland Corporation	1221	84-1575177	Delaware
Poplar River Coal Mining Partnership	1221	N/A	Saskatchewan
Prairie Coal Ltd.	1221	N/A	Saskatchewan
Prairie Mines and Royalty ULC	1221	N/A	Alberta
Texas Westmoreland Coal Co.	1221	81-0331383	Montana
WCC Holding B.V.	1221	98-1169295	Netherlands
WCC Land Holding Company, Inc.	1221	27-3965489	Delaware
WEI—Roanoke Valley, Inc.	4991	23-2544944	Delaware
Western Energy Company	1221	81-0299780	Montana
Westmoreland Canada LLC	1221	46-5345545	Delaware
Westmoreland Canada Holdings Inc.	1221	N/A	Alberta
Westmoreland Canadian Investments L.P.	1221	98-1169129	Quebec
Westmoreland Coal Sales Company, Inc.	1221	23-1701997	Delaware
Westmoreland Energy LLC	4991	61-1409081	Delaware
Westmoreland Energy Services, Inc.	1221	46-3426792	Delaware
Westmoreland Kemmerer, Inc.	1221	27-2103673	Delaware
Westmoreland Mining LLC	1221	84-1575176	Delaware
Westmoreland—North Carolina Power, L.L.C.	4991	20-5102494	Virginia
Westmoreland Partners	4991	33-0487790	Virginia
Westmoreland Power, Inc.	1221	84-1579965	Delaware
Westmoreland Prairie Resources Inc.	1221	N/A	Alberta
Westmoreland Resources, Inc.	1221	81-0364990	Delaware
Westmoreland—Roanoke Valley, L.P.	4991	23-2609738	Delaware
Westmoreland Savage Corporation	1221	84-1575204	Delaware
Willowvan Mining Ltd.	1221	N/A	Saskatchewan
WRI Partners, Inc.	1221	26-2703697	Delaware

Address, including Zip Code, and Telephone Number, including Area Code, of each of Dakota Westmoreland Corporation, Texas Westmoreland Coal Co., WCC Land Holding Company, Inc., WEI—Roanoke Valley, Inc., Western Energy Company, Westmoreland Canada LLC, Westmoreland Coal Sales Company, Inc., Westmoreland Energy LLC, Westmoreland Energy Services, Inc., Westmoreland Kemmerer, Inc., Westmoreland Mining LLC, Westmoreland—North Carolina Power, L.L.C., Westmoreland Partners, Westmoreland Power, Inc., Westmoreland Resources, Inc., Westmoreland—Roanoke Valley, L.P., Westmoreland Savage Corporation and WRI Partners, Inc.: 9540 South Maroon Circle, Suite 200, Englewood, Colorado 80112; Telephone: (855) 922-6463.

Address, including Zip Code, and Telephone Number, including Area Code, of each of Coal Valley Resources Inc., Poplar River Coal Mining Partnership, Prairie Coal Ltd., Prairie Mines and Royalty ULC, Westmoreland Canada Holdings Inc., Westmoreland Canadian Investments L.P., Westmoreland Prairie Resources Inc., and Willowvan Mining Ltd.: 1100, 10123 99 Street, Edmonton, Alberta, Canada, T5J 3H1; Telephone: (780) 420-5810.

Address, including Zip Code, and Telephone Number, including Area Code, of WCC Holding B.V.: Schiphol Boulevard 231, B-Tower, 5th Floor, 1118BH Schiphol, The Netherlands; Telephone: +31 088 560 9950.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 6, 2014

PROSPECTUS

WESTMORELAND COAL COMPANY

WESTMORELAND PARTNERS

Offer to Exchange

All outstanding $425,000,000 of 10.75% Senior Secured Notes due 2018

(CUSIP Nos. 960887 AD9 and U96068 AC2)

for $425,000,000 of new 10.75% Senior Secured Notes due 2018

that have been registered under the Securities Act of 1933

Terms of the Exchange Offer

•	We are offering to exchange up to $425,000,000 of our outstanding unregistered 10.75% Senior Secured Notes due 2018 (“Restricted Notes”) for new 10.75% Senior Secured Notes due 2018 with substantially identical terms that have been registered under the Securities Act of 1933, as amended (“Exchange Notes”).

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2014, unless we decide to extend the expiration date.

•	We will exchange for an equal principal amount of Exchange Notes all Restricted Notes that you validly tender and do not validly withdraw before the exchange offer expires.

•	Tenders of Restricted Notes may be withdrawn at any time prior to the expiration date of the exchange offer.

•	The exchange of Exchange Notes for Restricted Notes should generally not be a taxable event for U.S. federal income tax purposes.

•	The terms of the Exchange Notes are identical to the terms of the Restricted Notes, except that the Exchange Notes will be registered under the Securities Act of 1933, as amended (the “Securities Act”) and there are certain differences relating to transfer restrictions, registration rights and payment of additional interest in case of non-registration. We will not list the Exchange Notes on any securities exchange.

You should carefully consider the risk factors beginning on page 12 of this prospectus before participating in the exchange offer.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Restricted Notes where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities if such broker-dealer indicates in the letter of transmittal that it will do so. We have agreed to make this prospectus available until the earlier of 180 days from the completion date of this exchange offer or such time as such broker-dealers no longer hold any Restricted Notes, to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated             , 2014

You should rely only on the information contained in this prospectus and the documents incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The information contained in this prospectus or in any document incorporated by reference in this prospectus is accurate only as of its date. We are not making this exchange offer to, nor will we accept surrenders for exchange from, holders of Restricted Notes in any jurisdiction in which the exchange offer would violate securities or blue sky laws or where it is otherwise unlawful.

INDUSTRY AND MARKET DATA

The industry and market data contained in this prospectus is based either on our management’s own estimates or on independent industry publications, reports by market research firms or other published independent sources that we believe to be reliable. However, certain industry and market data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. Accordingly, you should be aware that the industry and market data contained in or incorporated by reference into this prospectus, and estimates and beliefs based on such data, may not be reliable. Unless otherwise indicated, all information contained in or incorporated by reference into this prospectus concerning the industry in general is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data. Industry ranking and market data involve risks and uncertainties and are subject to change based on various factors, including those discussed in “Risk Factors” beginning on page 12 of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form S-4 under the Securities Act with respect to the Exchange Notes. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the Exchange Notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we have filed or will file with the SEC at the SEC’s public website (www.sec.gov) or at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, DC 20549. Copies of such materials can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

So long as we are subject to the reporting requirements of the Exchange Act, we and the guarantors are required to make available to the trustee and the holders of the Notes (as defined below) the information required to be filed with the SEC. Regardless of whether we are subject to the reporting requirements of the Exchange Act, we have agreed that for as long as any of the Notes remain outstanding, we will furnish to the trustee and holders of the Notes certain information that would otherwise be required to be filed with the SEC under Sections 13 or 15(d) of the Exchange Act.

This prospectus contains summaries of certain agreements that we have entered into in connection with the exchange offer, such as the indenture governing the Exchange Notes, or the Indenture, and related agreements. The descriptions contained in this prospectus of these agreements do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements themselves.

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This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide this information and any and all of the documents referred to herein, including the registration rights agreement related to the Restricted Notes and the Indenture, which are summarized in this prospectus, without charge to each person to whom a copy of this prospectus has been delivered, who makes a written or oral request at the following address or telephone number:

Jennifer S. Grafton, General Counsel and Secretary

9540 South Maroon Circle, Suite 200

Englewood, Colorado 80112

Telephone: (303) 922-6463

In order to ensure timely delivery of the requested documents, requests should be made no later than five business days before the expiration date of this exchange offer. In the event that we extend the exchange offer, we urge you to submit your request at least five business days before the expiration date, as extended. You will not be charged for any of the documents that you request.

INCORPORATION BY REFERENCE

We “incorporate by reference” in this prospectus the following documents that we have previously filed with the SEC. This means that we are disclosing important information to you without actually including the specific information in this prospectus by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed “filed” with the SEC, will automatically update information that we previously filed with the SEC, and may replace information in this prospectus and information that we previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 28, 2014 (the “2013 Form 10-K”);

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 26, 2014;

•	our Quarterly Reports on Form 10-Q (i) for the quarter ended March 31, 2014, filed with the SEC on April 25, 2014 (the “First Quarter 2014 Form 10-Q”), and (ii) for the quarter ended June 30, 2014, filed with the SEC on July 31, 2014 (the “Second Quarter 2014 Form 10-Q” and collectively with our First Quarter 2014 Form 10-Q, the “2014 Form 10-Qs”); and

•	our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on January 23, 2014, January 30, 2014, February 4, 2014, February 12, 2014, March 27, 2014, May 2, 2014 (except for Exhibit 99.2), May 22, 2014, June 3, 2014, June 18, 2014 (two filings), July 8, 2014, July 16, 2014 and August 6, 2014.

We also incorporate by reference each of the documents that we file with the SEC (excluding those filings made under Items 2.02 or 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit, or other information furnished to the SEC) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of the initial registration statement and prior to effectiveness of the registration statement and on or after the date of this prospectus and prior to the completion of the exchange offer. Any statements made in such documents will automatically update and supersede the information contained in this prospectus, and any statements made in this prospectus update and supersede the information contained in past SEC filings incorporated by reference into this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference into this prospectus contains “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “will,” “should” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements we incorporate by reference to our 2013 Form 10-K, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Significant Anticipated Variances Between 2013 and 2014 and Related Uncertainties” regarding factors that may cause our results of operations in future periods to differ from our expectations, statements regarding the recent Canadian Acquisition (defined below), including statements about operations at the acquired mines after the acquisition (including years of estimated production), and future capital expenditures for the acquired mines and costs associated with liabilities assumed in the acquisition, the effect of the acquisition on our liquidity and other results of operations.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We therefore caution you against relying on any of these forward-looking statements. They are statements neither of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include political, economic, business, competitive, market, weather and regulatory conditions and the following:

•	Our substantial level of indebtedness;

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•	The effect of Environmental Protection Agency and Environmental Canada inquiries and regulations on the operations of the power plants to which we provide coal;

•	Future legislation and changes in regulations, governmental policies and taxes, including those aimed at reducing emissions of elements such as mercury, sulfur dioxides, nitrogen oxides, particulate matter or greenhouse gases;

•	Our expansion into international operations as a result of the Canadian Acquisition, which exposes us to risks relating to exchange rates and exchange controls, general economic and political conditions, costs associated with compliance with governmental regulations in multiple jurisdictions, tax-related risks and export or import requirements for, or restrictions related to, our products;

•	Changes in our post-retirement medical benefit and pension obligations and the impact of the recently enacted healthcare legislation on our employee health benefit costs;

•	Our potential inability to expand or continue current coal operations due to limitations in obtaining bonding capacity for new mining permits, and/or increases in our mining costs as a result of increased bonding expenses;

•	The effect of prolonged maintenance or unplanned outages at our operations or those of our major power generating customers;

•	Inaccuracies in our estimates of our coal reserves;

•	Competition within our industry and with producers of competing energy sources;

•	Existing and future legislation and regulation affecting both our coal mining operations and our customers’ coal usage, governmental policies and taxes, including those aimed at reducing emissions of elements such as mercury, sulfur dioxides, nitrogen oxides, particulate matter or greenhouse gases;

•	The inability to control costs, recognize favorable tax credits and/or receive adequate train traffic at our open market mine operations;

•	Our efforts to effectively integrate the Canadian Subsidiaries (defined below) with our existing business and our ability to manage our expanded operations following the Canadian Acquisition;

•	Our ability to realize growth opportunities and cost synergies as a result of the Canadian Acquisition; and

•	other factors that are described in “Risk Factors” herein.

The forward-looking statements in this prospectus speak as of the date hereof. Although we may from time to time voluntarily update our prior forward-looking statements, we disclaim any commitment to do so except as required by securities laws.

NON-GAAP FINANCIAL MEASURES

EBITDA and Adjusted EBITDA are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are included in this prospectus because they are key metrics used by management to assess our operating performance and we believe that EBITDA and Adjusted EBITDA are useful in evaluating our operating performance because these measures:

•	are used widely by investors to measure a company’s operating performance without regard to items excluded from the calculation of such terms, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors; and

•	help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure and asset base from our operating results.

Neither EBITDA nor Adjusted EBITDA is a measure calculated in accordance with GAAP. The items excluded from EBITDA and Adjusted EBITDA are significant in assessing our operating results. EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. For example, EBITDA and Adjusted EBITDA:

•	do not reflect our cash expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;

•	do not reflect income tax expenses or the cash requirements necessary to pay income taxes;

•	do not reflect changes in, or cash requirements for, our working capital needs; and

•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on certain of our debt obligations.

In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in our industry and in other industries may calculate EBITDA and Adjusted EBITDA differently from the way that we do, limiting their usefulness as comparative measures. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of its business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only as supplemental data.

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SUMMARY

The following summary contains basic information about us and this exchange offer. It is likely that this summary does not contain all of the information that is important to you. You should read the entire prospectus, including the risk factors included elsewhere in this prospectus, and the financial statements and related notes incorporated by reference into this prospectus, before making an investment decision. In addition, certain statements include forward-looking information that involves risks and uncertainties. In this prospectus, “Westmoreland,” the “company,” “we,” “our” and “us” refer to Westmoreland Coal Company and its subsidiaries collectively, unless otherwise indicated or the context otherwise requires.

This summary highlights information contained or incorporated by reference in this prospectus about us and this exchange offer. It does not contain all of the information that is important to you. You should carefully read this prospectus and the documents and information incorporated by reference into this prospectus for a more complete understanding of our business, as well as certain tax and other considerations that are important to you in making your investment decision. You should pay special attention to “Risk Factors” beginning on page 12 of this prospectus and included in our 2013 Form 10-K which is incorporated by reference herein, before making an investment decision.

Throughout this prospectus, when we use the terms “we,” “our,” “us” or “Westmoreland,” we are referring to Westmoreland Coal Company in its individual capacity or to Westmoreland Coal Company and its subsidiaries collectively, as the context requires. Unless we indicate otherwise, or the context otherwise requires, information identified in this prospectus supplement as “pro forma” or “pro forma combined” gives effect to our acquisition of Sherritt International Corporation’s, or Sherritt’s, coal mining operations located in Alberta and Saskatchewan, Canada, which transaction we refer to as the Canadian Acquisition, as if it occurred on the date indicated.

All dollar values refer to U.S. dollars unless otherwise noted, and all tons refer to short tons.

Business Overview

We are an energy company with 12 coal mines in the western U.S. and Canada, a char production facility, a 50% stake in an activated carbon plant and two coal-fired power generation units. Our headquarters are located in Englewood, Colorado and we have approximately 2,900 employees.

On April 28, 2014, we completed the Canadian Acquisition. The coal operations we acquired from Sherritt consisted of its Prairie Mines & Royalty Ltd. subsidiary, or PMRL or Prairie, and its Coal Valley Resources Inc. subsidiary, or CVRI or Mountain. Upon closing of the Canadian Acquisition, PMRL and CVRI, which we refer to as the Canadian Subsidiaries, became wholly owned subsidiaries of Westmoreland.

We believe we are now the sixth largest North American coal producer (as measured by 2013 pro forma combined production of approximately 51 million tons, including Sherritt 2013 production), and we believe that we are the largest operator of mobile draglines in the world, with 30 draglines owned or operated. We produce and sell thermal coal primarily to investment grade power plants under long-term cost-protected contracts, as well as to industrial customers and barbeque briquettes manufacturers. We operate 12 surface mines and a 50% interest in an activated carbon plant and char production facility. Our U.S. coal operations are located in Montana, Wyoming, North Dakota and Texas. Our Canadian coal operations are located in Alberta and Saskatchewan. As a result of the Canadian Acquisition, we own a thermal coal export mine with production capacity of 3.3 million tons per annum and with established sales to the Asian markets. We also operate two coal-fired power generating units in North Carolina with a total capacity of approximately 230 megawatts. Our focus is on simple surface mining methods, highly predictable dragline operations, customer proximity (i.e. mine mouth power plants) and strategically located rail transportation that allow us to be a low cost supplier to the customers that we serve.

The following map shows our operations following the Canadian Acquisition:

Westmoreland Operations

Competitive strengths

We believe we have the following strengths that will help us execute our strategy.

•	Mine mouth operations provide cost advantages and significant barriers to entry: We believe that the majority of our mines are the most economic supplier to their respective principal customers. Our mine mouth positioning and shortened rail and truck routes provide us with a transportation advantage over other sources of coal. Ten of our 12 mines supply mine mouth customers by conveyor belt or other similar economical delivery methods. In certain cases, our conveyor systems are the only viable delivery method due to limited rail and truck access at customer facilities. Several customers have designed and built power plant facilities for the specific chemical specifications of the coal we supply. We believe that these factors provide significant barriers to entry and enhance our competitive position in the markets we serve.

•	Long-term low risk contracts with highly-rated customers provide stable cash flows: The majority of our coal sales are via long-term cost-protected contracts with terms ranging from three to 40 years which limits a customer’s ability to switch suppliers. Our contracts include a variety of provisions, including, among others, return on capital investment and cost of production plus margin provisions. Our mines have provided coal to substantially all of their principal customers for over 25 years. Similarly, our power plant assets have a long-term off-take agreement with a contract length extending to 2019. The majority of our customers are investment-grade rated utilities.

•	Established exports of thermal coal to Pacific-rim countries with strategic access to port capacity: Our Coal Valley Mine is an established exporter of high-quality thermal coal with strategic access to port facilities. The majority of our anticipated 2014 Coal Valley Mine production is already committed and priced. The newly constructed Western Wye rail spur near the Absaloka Mine provides additional export capacity and access to the seaborne market.

•	Experienced management team with a proven track record: We have a strong management team with a proven track record of operating and improving mining operations, focused and disciplined growth, and cost reduction. The team is responsible for spearheading organic investments and strategic acquisitions, including the successful acquisition and integration of the Kemmerer Mine from Chevron in 2012 and the Canadian Acquisition in 2014. The Kemmerer acquisition exceeded financial projections as a result of operational and productivity improvements as well as improved labor relations, and we are ahead of schedule in transitioning the newly-acquired Canadian Subsidiaries into our business. In addition, our management team has been successful in implementing significant cost reduction initiatives, such as our effort to reduce employee healthcare costs through a more efficiently administered prescription drug program that reduced our prescription drug liabilities by over $100 million in the year the program was implemented.

•	Superior safety and environmental record: We have a long history of superior safety and environmental performance, consistently achieving performance better than the national average. Our highly skilled work force is well-trained with a culture focused on safety. We are a repeat winner of the National Mining Association’s Sentinels of Safety Award and the Canadian Institute of Mining’s John T. Ryan Trophy. In addition, in 2013 our Jewett Mine was recognized by the Texas Parks and Wildlife Department, the Railroad Commission of Texas – Surface Mining and Reclamation Division and the Texas Commission on Environmental Quality with a trio of awards in connection with recently completed reclamation work.

Business strategy

Our objective is to increase value for our stockholders through free cash flow generation and sustained earnings growth while protecting our liquidity and financial position. Our key strategies to achieve this objective are described below.

•	Growth through Organic Opportunities and Acquisitions. We are focused on growth using existing resources to maximize revenue and profitability. We have focused our expansion efforts in the following areas:

•	Organic growth through contract extensions, renewals and renegotiations: We have extended our business through the renegotiation of existing customer contracts, including improving the length of contracts and implementing cost-plus provisions;

•	Open market growth: The Absaloka Mine presents our primary U.S. open market growth opportunity. The location of the Absaloka Mine provides a significant rail advantage over Southern Powder River Basin competitors for sales to our current principal customers and potential additional customers. The addition of the Western Wye provides us the capability to sell coal out of the Absaloka Mine to western markets and customers, as well as to the export market. The Coal Valley Mine represents our Canadian open market growth opportunity. Port capacity in western Canada provides attractive expansion opportunities, allowing us to deliver premium thermal coal into high growth Asian markets;

•	Contract mining: We may pursue contract mining opportunities on an opportunistic basis. Prospective customers select a contract miner on the basis of various factors, including (i) the terms of the proposal, (ii) the operating track record of the contract miner, and (iii) the capitalization and financial viability of the contract miner. We believe that these contract mining opportunities present a low-cost and low-risk avenue for business expansion; and

•	Acquisition of strategic mining operations: We believe our core competency is running mine mouth operations under long-term contracts with adjacent power plants and we have a proven record of successfully integrating existing operating assets. We will opportunistically pursue acquisition opportunities that fit and extend our core business model of providing superior service to neighboring power plant customers, typically under long-term contracts with cost-protection features, and continue to leverage our transportation advantages over our competitors in each of our key markets. The Kemmerer and Canadian acquisitions are examples of this strategy and we will continue to pursue similar opportunistic growth opportunities.

•	Managing costs for our customers: We strive to optimize our costs to ensure that our operations are run efficiently. By driving down the overall cost of production that is passed through to our customer, we are actively working with our customers to create the lowest possible cost of delivered energy. If our customers maintain a low cost of production, they are more likely to be dispatched to produce power on their respective grids. This collaboration creates the greatest potential for increased coal demand from our mines.

•	Continue to pursue best-in-class safety and environmental stewardship: Our commitment to safety, at both our coal mines and power plant facilities, is consistently recognized through special safety awards and honors. Safety performance at our mines continues to be significantly better than the national average for surface operations. Our U.S. mines had reportable and lost time incident rates for the six months ended June 30, 2014 of 1.09 and 0.68, respectively, versus the national surface mine rates of 1.67 and 1.15, respectively. Our Canadian mines had recordable and lost time incident rates for the nine months ended September 30, 2013 of 0.42 and 0.08, respectively. In addition, our Roanoke Valley Power Facility (“ROVA”) set a run time record at one ROVA unit during the summer of 2013, and has not experienced a lost time incident since January 2011. We are also committed to responsible environmental stewardship as evidenced by our environmental record and receipt of various environmental stewardship awards such as those noted above. Both safety and environmental stewardship are critical components of our business strategy.

•	Enhance coal reserve base through economical acquisitions: We are committed to economically maintaining and expanding our coal reserves to extend the life of our current mines by acquiring or leasing tracts of land on coal deposits that are in close geographic proximity to our existing footprint. This strategy will enable us to utilize our existing infrastructure at those facilities, thereby limiting the time and capital cost associated with expansions. We believe that a number of such opportunities are available in the marketplace and we continually assess such opportunities. We are also committed to pursuing acquisitions of operating coal mines having substantial contiguous coal reserves that fit our business model of operating mines with mine mouth customers at transportation advantaged locations. In addition, we avoid operating on U.S. federal lands that are subject to an open bidding process and are therefore acquired at a higher cost than similar non-federal leases.

Segment Information

We operate our business in five segments which include three principal operating segments, Coal – U.S., Coal – Canada, and Power, and two non-operating segments, Corporate and Heritage.

Coal-U.S. Segment: For the twelve months ended December 31, 2013, our Coal – U.S. Segment sold 24.9 million tons of coal and, as of December 31, 2013, it owned or controlled approximately 514.5 million tons of proven or probable coal reserves. The Coal – U.S. Segment generated revenue of $587.1 million related to the sale of coal for the twelve months ended December 31, 2013, and generated revenue of $308.3 million related to the sale of coal for the six months ended June 30, 2014. We conduct our U.S. coal operations primarily through our wholly owned subsidiaries Westmoreland Kemmerer, Inc., or WKI, Westmoreland Resources, Inc., or WRI, and Westmoreland Mining LLC, or WML, and their respective subsidiaries. Our U.S. mines and coal reserves are strategically located in close proximity to our domestic utility customers, which reduces transportation costs and thus provides us with a significant competitive advantage with respect to those customers. Four of our six U.S. mines are mine mouth operations (where our mine is adjacent to the customer’s property) with conveyor belt delivery systems direct to the customer’s facilities. The remaining two mines utilize efficient rail and truck delivery, on a Free On Board, or FOB, basis.

Coal-Canada Segment: For the twelve months ended December 31, 2013, prior to our acquisition, the Coal – Canada Segment sold 26.0 million tons of coal and, as of December 31, 2013, it owned or controlled approximately 649 million tons of proven or probable coal reserves. The Coal –Canada Segment generated revenue of $652.1 million related to the sale of coal for the twelve months ended December 31, 2013, and, on a pro forma basis, generated revenue of $322.3 million related to the sale of coal for the six months ended June 30, 2014. We conduct our Canada coal operations primarily through two wholly owned subsidiaries Coal Valley Resources, Inc., or CVRI, and Prairie Mines & Royalty ULC, or PMRL, and their respective subsidiaries. The majority of PMRL’s coal production is sold to Canadian utilities for electricity production, and all of PMRL’s five mines are mine mouth operations (where our mine is adjacent to the customer’s property) with direct delivery systems to the customer’s facilities. CVRI produces thermal coal which is exported primarily to the Asian market via rail and reserved port capacity.

Power Segment: On December 23, 2013, Westmoreland Partners entered into the Consolidated Agreement with Dominion Virginia Power (“DVP”), a subsidiary of Dominion North Carolina Power, providing for the exclusive sale to Dominion of all of ROVA’s net electrical output and dependable capacity. The Consolidated Agreement amends, restates and consolidates the prior agreements governing the sale of capacity and electric energy from ROVA in their entirety. Among other things, the Consolidated Agreement: (i) contains certain provisions that we believe will allow Westmoreland Partners to remain cash flow positive; (ii) continues to provide a right of first refusal in favor of Dominion for the purchase of ROVA; and (iii) will terminate in March of 2019. Pursuant to the Consolidated Agreement, from January 2014 through March 2019, ROVA will be maintained in operational condition and we anticipate running the plants during high demand energy periods to supply DVP under the contract. During low demand periods, we do not anticipate that the plants will be dispatched and the plants would remain in idle status. We additionally buy power from a power provider at a fixed price, referred to as the fixed-price purchased power. Under the terms of the restructured agreement, we may meet DVP’s power needs with the fixed-price purchased power in the event that doing so becomes more economically attractive than our physically operating the ROVA plants to generate power. Alternatively, we have the option to operate the ROVA plants, sell our produced power to DVP and resell the fixed-price purchased power into the open market.

Heritage Segment: Our heritage segment includes the cost of heritage benefits we provide to former mining operation employees. The heritage costs consist of payments to our retired workers for medical benefits, workers’ compensation benefits, black lung benefits and combined benefit fund premiums to plans for United Mine Workers of America (“UMWA”) retirees required by statute. Canadian heritage costs include retiree medical benefits, statutory workers’ compensation premiums, and contributions to pension plans.

Corporate Segment: Our Corporate segment includes primarily corporate administrative expenses and also includes business development expenses. In addition, the Corporate segment contains our captive insurance company, Westmoreland Risk Management Inc. (“WRM”), through which we have elected to retain some of our operating risks. WRM provides our primary layer of property and casualty insurance in the United States. By using this insurance subsidiary, we have reduced the cost of our property and casualty insurance premiums and retained some economic benefits due to our excellent loss record.

Recent Developments

Financing Transactions in Connection with Canadian Acquisition

In connection with the Canadian Acquisition: (i) Westmoreland increased its revolving line of credit to $60 million (which borrowing capacity may be increased to $100 million and can be used for borrowings and letters of credit); and (ii) WML, a wholly owned subsidiary of Westmoreland, prepaid its 8.02% senior secured notes due 2018 in full and terminated its existing credit facility. On July 31, 2014, WML and its subsidiaries became guarantors of our outstanding 10.750% Senior Secured Notes due 2018.

Additionally, in June 2014, we redeemed approximately $1 million of our 10.750% Senior Secured Notes due 2018 after making an offer, as required by the indenture, to purchase such notes with our “Excess Cash Flow” (as defined under the indenture).

July 2014 Equity Offering

On July 16, 2014, we completed the sale and issuance of 1,685,507 shares of our common stock, par value $2.50 per share, in a public offering registered under the Securities Act. We intend to use the net proceeds of this offering, which were approximately $56.4 million, to increase overall financial flexibility, pursue organic and acquisition growth strategies and for general corporate purposes.

Additional Information

For a more comprehensive overview of our business, we refer you to Items 1 and 2 of our 2013 Form10-K, which are incorporated by reference herein.

Westmoreland Coal Company began mining in Westmoreland County, Pennsylvania in 1854 as a Pennsylvania corporation. In 1910, we incorporated in Delaware and continued our focus on underground coal operations in Pennsylvania and the Appalachian Basin. We moved our headquarters from Philadelphia, Pennsylvania to Colorado in 1995 and fully divested ourselves of all Eastern coal operations.

Our principal executive offices are located at 9540 South Maroon Circle, Suite 200, Englewood, CO 80112. Our telephone number is (303) 922-6463. Our website is www.westmoreland.com. The contents of our website are not a part of this prospectus supplement or the accompanying prospectus.

SUMMARY OF THE EXCHANGE OFFER

We are offering to exchange $425 million aggregate principal amount of our Exchange Notes for $425 million aggregate principal amount of our Restricted Notes. The following is a brief summary of the terms and conditions of the exchange offer. For a more complete description of the exchange offer, you should read the discussion under the heading “The Exchange Offer.”

General

On February 7, 2014, Westmoreland Escrow Corporation, our wholly owned subsidiary, completed the private offering of $425,000,000 aggregate principal amount of 10.75% Senior Secured Notes due 2018 (the “Escrow Notes”), which were automatically exchanged on April 28, 2014 for identical 10.75% Senior Secured Notes due 2018 issued by us and Westmoreland Partners (the “Restricted Notes”). The Restricted Notes issued in exchange for the Escrow Notes were issued as “Add-On Notes” pursuant to the Indenture. Prior to the issuance of the Restricted Notes, $250,500,000 aggregate principal amount of 10.75% Senior Secured Notes due 2018 issued under the Indenture were outstanding (the “Existing Notes”). The Restricted Notes and the Existing Notes constitute a single class of securities and are treated as a single series under the Indenture. Throughout this prospectus, the term “Existing Notes” refers to all of the outstanding 10.75% Senior Secured Notes, and the term “Notes” refers to the Exchange Notes and the Existing Notes. The term “Restricted Notes” does not include the Existing Notes.

In connection with the issuance of the Restricted Notes, we entered into a registration rights agreement with the initial purchasers of the Restricted Notes in which we agreed, among other things, to conduct the exchange offer for the Restricted Notes.

You are entitled to exchange in the exchange offer your Restricted Notes for Exchange Notes that are identical in all material respects to the Restricted Notes except:

	•	the Exchange Notes have been registered under the Securities Act;

	•	the transfer restrictions and registration rights applicable to the Restricted Notes do not apply to the Exchange Notes; and

	•	rights to increased interest in addition to the stated interest rate on the Restricted Notes will not apply to the Exchange Notes.

Exchange Offer	We are offering to exchange in minimum denominations of $2,000 principal amount of Exchange Notes for each $2,000 principal amount of Restricted Notes, and integral multiples of $1,000 in excess of the $2,000. In order to exchange a Restricted Note, you must follow the required procedures set forth herein and we must accept the Restricted Note for exchange. We will exchange all Restricted Notes validly offered for exchange, or “tendered,” and not validly withdrawn. As of the date of this prospectus, there is $425,000,000 aggregate principal amount of Restricted Notes outstanding.

Expiration Time	The exchange offer expires at 5:00 p.m. New York City time, on , 2014, unless we decide to extend the expiration date.

Resale of the Exchange Notes	Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that, as long as you are not a broker-dealer, the Exchange Notes issued pursuant to the exchange offer in exchange for Restricted Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

	•	you are not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

	•	you are acquiring the Exchange Notes in the ordinary course of your business;

	•	at the time of the commencement and consummation of the exchange offer, you are not participating, do not intend to participate, and have not entered into any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act; and

	•	you are not acting on behalf of any person who could not truthfully make the foregoing representations.

If you are a broker-dealer and receive Exchange Notes for your own account in exchange for Restricted Notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the Exchange Notes. See “Plan of Distribution.” However, by so acknowledging and by delivering this prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act. During the period ending 180 days after the consummation of the exchange offer, subject to extension in limited circumstances, you may use this prospectus for an offer to sell, a resale or other retransfer of Exchange Notes received in exchange for Restricted Notes that you acquired through market-making activities or other trading activities if you indicate in the letter of transmittal that you will do so.

The SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the SEC would make similar determinations with respect to this exchange offer. If any of the conditions listed above are not satisfied, or if our belief is not accurate, and you transfer any Exchange Notes issued to you in the exchange offer without delivering a resale prospectus meeting the requirements of the Securities Act or without an exemption from registration of your Exchange Notes from those requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Consequences If You Do Not Exchange Your Restricted Notes

As a result of the making of the exchange offer, we and the guarantors will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the interest rate on the Restricted Notes under the circumstances described in the registration rights agreement. If you do not tender your Restricted Notes in the exchange offer, you will continue to be entitled to all of the rights and limitations applicable to the Restricted Notes as set forth in the Indenture, except we and the guarantors will not have any further obligation to you to provide for the exchange and registration of the Restricted Notes under the registration rights agreement.

All untendered Restricted Notes will continue to be subject to the restrictions on transfer set forth in the Restricted Notes and in the Indenture. In general, the Restricted Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we and the guarantors do not currently anticipate that we will register the outstanding Notes under the Securities Act. If you do not participate or properly tender your Restricted Notes in the exchange offer, upon completion of the exchange offer, the liquidity of the market for your Restricted Notes could be adversely affected.

Conditions	The exchange offer is subject to certain customary conditions, which we may waive, as described below under “The Exchange Offer — Conditions to the Exchange Offer.”

Procedures for Tendering Restricted Notes	If you wish to accept the exchange offer, the following must be delivered to the exchange agent:
• your Restricted Notes by timely confirmation of book-entry transfer through The Depository Trust Company (the “DTC”);

• an agent’s message from the DTC, stating that the tendering participant agrees to be bound by the letter of transmittal and the terms of the exchange offer; and

• all other documents required by the letter of transmittal.

These actions must be completed before the expiration of the exchange offer.

You must comply with DTC’s standard procedures for electronic tenders, by which you will agree to be bound by the letter of transmittal.

Withdrawal of Tenders	You may withdraw any outstanding notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on , 2014. If we decide for any reason not to accept any outstanding Restricted Notes tendered for exchange, the Restricted Notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of Restricted Notes tendered by book-entry transfer into the exchange agent’s account at The Depository Trust Company, any withdrawn or unaccepted outstanding notes will be credited to the tendering holder’s account at The Depository Trust Company. For further information regarding the withdrawal of tendered outstanding notes, please refer to the section in this prospectus entitled “The Exchange Offer—Withdrawal of Tenders.”

Acceptance of Restricted Notes and Delivery of Exchange Notes	Upon consummation of the exchange offer, we will accept any and all outstanding Restricted Notes that are properly tendered in the exchange offer and not withdrawn at or prior to the expiration time. The Exchange Notes issued pursuant to the exchange offer will be delivered promptly after acceptance of the tendered outstanding notes. Please refer to the section in this prospectus entitled “The Exchange Offer—Terms of the Exchange Offer.”

Fees and Expenses	We will bear all expenses related to the exchange offer. Please refer to the section in this prospectus entitled “The Exchange Offer — Fees and Expenses.”

Use of Proceeds	The issuance of the Exchange Notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement.

Tax Consequences	The exchange of Exchange Notes for Restricted Notes in the exchange offer should generally not be a taxable event for U.S. federal income tax purposes. You should consult your own tax advisor as to the tax consequences to you of the exchange offer, as well as tax consequences of the ownership and disposition of the exchange notes. For additional information, please refer to the section in this prospectus entitled “Material United States Federal Income Tax Considerations.”

Exchange Agent	Wells Fargo Bank, N.A. is serving as exchange agent in connection with the exchange offer. You should direct questions and requests for assistance, for additional copies of this prospectus or the letter of transmittal to the exchange agent addressed as follows: Attn: Wells Fargo Bank, N.A., Corporate Trust Operations, MAC N 9303-121, Sixth & Marquette Ave. Minneapolis Minnesota, 52479, telephone number 800-334-5128.

SUMMARY OF THE TERMS OF THE EXCHANGE NOTES

The terms of the Exchange Notes are identical in all material respects to the terms of the Restricted Notes, except that the Exchange Notes will not contain terms with respect to transfer restrictions, registration rights and additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The summary below describes the principal terms of the Exchange Notes. Some of the terms and conditions described below are subject to important limitations and exceptions. The following is not intended to be complete. You should carefully review the “Description of the Exchange Notes” section of this prospectus, which contains a more detailed description of the terms and conditions of the Exchange Notes.

Issuers	Westmoreland Coal Company and Westmoreland Partners, as co-issuers

Notes Offered Hereby	$425,000,000 in aggregate principal amount of 10.75% Senior Secured Notes due 2018, which will be part of a single class of securities with, and have the same terms as, the Existing Notes except as otherwise provided herein.

Maturity	February 1, 2018.

Interest Rate and Interest Payment Dates	We will pay interest in cash on the principal amount of the Exchange Notes semi-annually at the rate of 10.75% per year, on February 1st and August 1st of each year, beginning on February 1st, 2014.

Guarantees	The Exchange Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by all of our subsidiaries, including those acquired in the Canadian Acquisition, other than Absaloka Coal, LLC, or Absaloka Coal, and certain other immaterial subsidiaries. Not all of our restricted subsidiaries under the Indenture will be subsidiary guarantors. In particular, Absaloka Coal and Westmoreland Risk Management Inc. will be restricted subsidiaries, but do not guarantee the Notes. Basin Resources, Inc. will be an unrestricted subsidiary, but the Indenture contains a covenant limiting its activities. Certain other immaterial subsidiaries are also unrestricted subsidiaries, however, these entities have no or nominal assets, conduct no operations and are in the process of dissolution.

Security	The Exchange Notes will be secured by first priority liens on substantially all of the Co-Issuers’ and the restricted subsidiaries’ assets, except for the accounts receivable, inventory and certain other assets, which secure our revolving credit facility with The PrivateBank and Trust Company, which we refer to as the Revolving Credit Facility, and upon which the holders of the Notes will have second-priority liens, subject in each case to permitted liens and certain exclusions. See “Description of the Exchange Notes – Security.”

Ranking	The Exchange Notes and the guarantees will be our and the guarantors’ senior secured obligations and:

• will rank equally in right of payment with all of our and the guarantors’ respective existing and future senior indebtedness;

• will rank effectively senior in right of payment to all of our, the guarantors’ and Absaloka Coal’s respective existing and future unsecured indebtedness;

• will be effectively subordinated to indebtedness under our Revolving Credit Facility, to the extent of the value of the first-priority collateral securing the Revolving Credit Facility; and

• will be structurally subordinated to all of the existing and future liabilities (including trade payables but excluding intercompany liabilities) of each of our subsidiaries that does not guarantee the Notes.

As of June 30, 2014, we had (i) $250.5 million in aggregate principal amount of our Existing Notes outstanding, (ii) $425 million in aggregate principal amount of our Restricted Notes outstanding, and (iii) an aggregate of $25 million in outstanding letters of credit under our Revolving Credit Facility that reduce the amount available for borrowing under the facility on a dollar-for-dollar basis, resulting in $35 million of undrawn availability thereunder.

Optional Redemption	On or after February 1, 2015, we may redeem the Notes, in whole or in part, at the redemption prices set forth under “Description of the Exchange Notes – Optional Redemption.”

Prior to February 1, 2015, we may redeem up to 35% of the aggregate principal amount of Notes at the redemption price set forth under “Description of the Exchange Notes – Optional Redemption” with the net cash proceeds of certain equity offerings.

Change of Control Offer	If we experience a change of control (as defined in the Indenture), the holders of the Notes will have the right to require us to purchase their Notes at a price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest and additional interest, if any, to the date of purchase. See “Description of the Exchange Notes – Change of Control.”

Asset Sale Offer or Event of Loss Offer	We may be required to offer to use a portion of the net proceeds of certain asset sales and events of loss to purchase some of the Notes at 100% of the principal amount thereof, together with accrued and unpaid interest and additional interest, if any, to the date of purchase. See “Description of the Exchange Notes – Certain Covenants – Limitations on Asset Sales” and “–Events of Loss.”

Excess Cash Flow Offer	We may be required to offer to use 75% of our Excess Cash Flow, as defined under “Description of the Exchange Notes – Certain Definitions,” for each fiscal year to purchase some of the Notes at 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. See “Description of the Exchange Notes – Certain Covenants – Excess Cash Flow.”

Certain Covenants	The indenture governing the Exchange Notes contains covenants that restrict our ability and the ability of the co-issuer and our restricted subsidiaries to, among other things:

• incur additional indebtedness and issue preferred stock;

• pay dividends on or make distributions in respect of capital stock or make certain other restricted payments or investments;

• enter into agreements that restrict distributions from restricted subsidiaries;

• enter into transactions with affiliates;

• create or incur liens;

• sell or otherwise dispose of assets;

• enter into sale and leaseback transactions;

• sell or issue capital stock of the co-issuer or the restricted subsidiaries;

• repurchase any outstanding preferred stock; or

• merge or consolidate with or into other companies.

These covenants are subject to important exceptions and qualifications, which are described under “Description of the Exchange Notes – Certain Covenants.”

Governing Law	The indenture provides that it and the Exchange Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Absence of a Public Market for the Exchange Notes	The Exchange Notes generally will be freely transferable, but will also be new securities for which there will not initially be a market. There can be no assurance as to the development or liquidity of any market for the Exchange Notes. We do not intend to apply for listing of the Exchange Notes on any securities exchange or for the quotation of the Exchange Notes in any automated dealer quotation system.

Risk Factors	See “Risk Factors” beginning on page 12 of this prospectus and other information included or incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in the Exchange Notes.

RISK FACTORS

Before you invest in the Exchange Notes, you should be aware that such an investment involves various risks, including those set for below in this prospectus and in the documents we have incorporated by reference herein. You should consider carefully the discussion of risk factors in our periodic and other filings with the SEC under the Exchange Act, particularly under the captions “Risk Factors” in our 2013 Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2013 Form 10-K and our 2014 Form 10-Qs, which are incorporated by reference into this prospectus. If any of the events that present risks actually occurs, then our business, financial condition or results of operations could be materially adversely affected. The risks and uncertainties described below and in the incorporated documents are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

Risks Related to the Exchange Offer

If you fail to exchange the Restricted Notes, they will remain subject to transfer restrictions, and it may be harder for you to resell and transfer your Restricted Notes.

The Restricted Notes were not registered under the Securities Act or under the securities laws of any state. Any Restricted Notes that remain outstanding after this exchange offer will continue to be subject to restrictions on their transfer. Thus, you may not resell the Restricted Notes, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your Restricted Notes for Exchange Notes by this exchange offer, or if you do not properly tender your Restricted Notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer your Restricted Notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. After this exchange offer, holders of Restricted Notes will not have any further rights to have their Restricted Notes exchanged for Exchange Notes registered under the Securities Act. The liquidity of the market for Restricted Notes that are not exchanged could be adversely affected by this exchange offer and you may be unable to sell your Restricted Notes.

Late deliveries of Restricted Notes and other required documents could prevent a holder from exchanging its Restricted Notes.

Holders are responsible for complying with all exchange offer procedures. The issuance of Exchange Notes in exchange for Restricted Notes will only occur upon completion of the procedures described in this prospectus under “The Exchange Offer.” Therefore, holders of Restricted Notes who wish to exchange them for Exchange Notes should allow sufficient time for completion of the exchange procedure. Neither we nor the exchange agent is obligated to extend the offer or notify you of any failure to follow the proper procedure or waive any defect if you fail to follow the proper procedure.

Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the Exchange Notes.

We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the Exchange Notes issued pursuant to our exchange offer in exchange for the Restricted Notes may be offered for resale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (May 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993), we believe that you may offer for resale, resell or otherwise transfer the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act except that broker-dealers receiving the Exchange Notes in the exchange offer will be subject to a prospectus delivery requirement with respect to their resale. We cannot guarantee that the SEC would make a similar decision about our exchange offer. If our belief is wrong, or if you cannot truthfully make the representations mentioned in the section. “The Exchange Offer — Terms of the Exchange Offer” below, and you transfer any Exchange Note issued to you in the exchange offer without meeting the registration and prospectus delivery requirements of the Securities Act, or without an exemption from such requirements, you could incur liability under the Securities Act. Additionally, in some instances described in this prospectus under “Plan of Distribution,” certain holders of Exchange Notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the Exchange Notes. If such a holder transfers any Exchange Notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

There may not be a public market for the Exchange Notes, and you may find it difficult to sell your Exchange Notes.

You may find it difficult to sell your Exchange Notes because an active trading market for the Exchange Notes may not develop. We do not intend to apply for listing on any securities exchange for the Exchange Notes. We do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be.

If a market for the Exchange Notes does develop, it is possible that you will not be able to sell your Exchange Notes at a particular time or that the prices that you receive when you sell will be unfavorable. It is also possible that any trading market that does develop for the Exchange Notes will not be liquid. Future trading prices of the Exchange Notes will depend on many factors, including:

•	our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of companies in the coal and power industries generally;

•	our ability to complete the offer to exchange the Restricted Notes for the Exchange Notes;

•	the interest of securities dealers in making a market for the Exchange Notes;

•	prevailing interest rates; and

•	the market for similar securities.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. If a market for the Exchange Notes develops, it is possible that the market for the Exchange Notes will be subject to disruptions and price volatility. Any disruptions may have a negative effect on holders of the Exchange Notes, regardless of our operating performance, financial condition and prospects.

The consummation of the exchange offer may not occur.

We are not obligated to complete the exchange offer under certain circumstances. See “The Exchange Offer—Conditions to the Exchange Offer.” Even if the exchange offer is completed, it may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offer may have to wait longer than expected to receive their Exchange Notes.

Risks Related to the Notes and the Collateral

We have a substantial amount of indebtedness, which may adversely affect our cash flow, our ability to operate our business and our ability to satisfy our obligations under the Restricted Notes and the Exchange Notes.

We have a significant amount of indebtedness. As of June 30, 2014, we had approximately $833.0 million of indebtedness outstanding, including the Restricted Notes, the Existing Notes, our capital lease obligations. In addition, we had an aggregate of $25 million in outstanding letters of credit under our Revolving Credit Facility that reduce the amount available for borrowing under the facility on a dollar-for-dollar basis, resulting in $35 million of undrawn availability thereunder. Our substantial amount of indebtedness could have important consequences for you. For example, it could:

•	increase our vulnerability to adverse economic, industry or competitive developments;

•	result in an event of default if we fail to satisfy our obligations with respect to the Notes or other debt or fail to comply with the financial and other restrictive covenants contained in the indenture governing the Notes or agreements governing our other indebtedness, which event of default could result in all of our debt becoming immediately due and payable and could permit our lenders to foreclose on our assets securing such debt;

•	require a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

•	make it more difficult for us to satisfy our obligations with respect to the Notes;

•	increase our cost of borrowing;

•	restrict us from making strategic acquisitions or causing us to make non-strategic divestitures;

•	limit our ability to service our indebtedness, including the Notes;

•	limit our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business or the industry in which we operate, placing us at a competitive disadvantage compared to our competitors who are less highly leveraged and who therefore may be able to take advantage of opportunities that our leverage prevents us from exploiting; and

•	prevent us from raising the funds necessary to repurchase all Notes tendered to us upon the occurrence of certain changes of control, which failure to repurchase would constitute a default under the indenture governing the Notes.

The occurrence of any one of these events could have a material adverse effect on our business, financial condition, results of operations, prospects or ability to satisfy our obligations under the Notes.

We may not be able to generate sufficient cash to service the Notes or our other indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on our indebtedness, including the Notes, and to fund our operations will depend on our ability to generate cash in the future. Our historical financial results have been, and we expect our future financial results to be, subject to substantial fluctuations, and will depend upon general economic conditions and financial, competitive, legislative, regulatory and other factors that are beyond our control. We may not be able to maintain a level of cash flow from operating activities sufficient to permit us to pay the principal and interest on the Notes or our other indebtedness.

If our cash flow and capital resources are insufficient to meet our indebtedness service obligations or to fund our other liquidity needs, we may need to refinance all or a portion of our debt, including the Notes, before maturity, seek additional equity capital, reduce or delay scheduled expansions and capital expenditures or sell material assets or operations. We cannot assure you that we would be able to refinance or restructure our indebtedness, obtain equity capital or sell assets or operations on commercially reasonable terms or at all. In addition, the terms of existing or future debt instruments, including the Indenture governing the Notes, may limit or prevent us from taking any of these actions. Our inability to take these actions and to generate sufficient cash flow to satisfy our debt service and other obligations could have a material adverse effect on our business, financial condition, results of operation, prospects and our ability to satisfy our obligations under the Notes or our other indebtedness.

You generally will be required to accrue taxable income attributable to original issue discount on the Notes before you receive cash attributable to such original issue discount. You may be required to continue to accrue such taxable income even if we become unable to satisfy our payment obligations under the Notes. Additionally, in the event we enter into bankruptcy, you may not have a claim for all or a portion of any unamortized amount of the original issue discount on the Notes.

The Restricted Notes were issued with original issue discount for U.S. federal income tax purposes. Accordingly, if you are an individual or entity subject to U.S. tax, you will be required to accrue interest in the form of original issue discount on a current basis in respect of the Notes, including such accrued interest in income and pay tax accordingly, even before you receive cash attributable to that income and regardless of your method of accounting. Additionally, a bankruptcy court may not allow a claim for all or a portion of any unamortized amount of the original issue discount on the Notes.

We are a holding company, and therefore our ability to repay our indebtedness, including the Notes, is dependent on the cash flow generated by our subsidiaries and their ability to make distributions to us.

We are a holding company with no significant operations or material assets other than the capital stock of our subsidiaries. As a result, our ability to repay our indebtedness, including the Notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise.

The Indenture governing the Notes contains various covenants limiting the discretion of our management in operating our business and could prevent us from capitalizing on business opportunities and taking some corporate actions.

The Indenture governing the Notes imposes significant operating and financial restrictions on us. These restrictions limit or restrict, among other things, our ability and the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue certain preferred stock or redeemable stock;

•	pay dividends on, repurchase or make distributions in respect of our capital stock or make other restricted payments;

•	make certain investments;

•	sell, transfer or otherwise convey certain assets;

•	create or incur liens;

•	designate our subsidiaries as unrestricted subsidiaries;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into a new or different line of business; and

•	enter into certain transactions with our affiliates.

A breach of any of the foregoing covenants under our Indenture could result in a default. In addition, any debt agreements we enter into in the future may further limit our ability to enter into certain types of transactions.

The covenants described above are subject to important exceptions and qualifications and, with respect to the Notes, are described under the heading “Description of the Exchange Notes” in this prospectus. Our ability to comply with these covenants may be affected by events beyond our control, including those described in this “Risk Factors” section. As a result, we cannot assure you that we will be able to comply with these covenants.

Notwithstanding our current indebtedness levels and restrictive covenants, we may still be able to incur substantial additional debt or make certain restricted payments, which could exacerbate the risks described above.

We may be able to incur additional debt in the future. Although the Indenture governing the Notes contains restrictions on our ability to incur indebtedness, those restrictions are subject to a number of exceptions. In particular, we are permitted under the Indenture to borrow up to $100 million from time to time under the Revolving Credit Facility. Also, under certain circumstances the Indenture allows us to issue additional Notes thereunder, and we expect we may issue such additional Notes in the future. In addition, if we are able to designate some of our restricted subsidiaries under the Indenture as unrestricted subsidiaries, those unrestricted subsidiaries would be permitted to borrow beyond the limitations specified in the Indenture and engage in other activities in which restricted subsidiaries may not engage. We may also consider investments in joint ventures or acquisitions that may increase our indebtedness. Additionally, although the Indenture contains restrictions on our ability to make restricted payments, we will be able to make those payments in certain circumstances. Adding new debt to current debt levels or making certain restricted payments could intensify the related risks that we and our subsidiaries now face.

Certain of our assets are subject to senior priority security interests on collateral that secure the Notes on a junior basis. Therefore, your ability to receive payments on the Notes would be subject to the prior satisfaction of all such obligations, to the extent of the value of such collateral.

Our Revolving Credit Facility, which is secured by a first-priority lien in favor of the lender on our, the Co-Issuer’s, the guarantors’ and Absaloka Coal’s inventory, accounts receivable, certain other assets and proceeds thereof, permits us to borrow up to $60 million (which we may increase to $100 million in our discretion). The liens on that same collateral securing the Notes are subordinate to the first-priority lien in favor of the lender under the Revolving Credit Facility. See “Description of the Exchange Notes – Security.” Any rights to payment and claims by the holders of the Notes is subject to the rights to payment or claims by our lender under the Revolving Credit Facility with respect to distributions of such collateral upon a default under the Revolving Credit Facility or the Notes. As a result, the Notes are effectively subordinated in right of payment to indebtedness under the Revolving Credit Facility, to the extent of the realizable value of such collateral. Furthermore, the collateral securing the Notes and the guarantees of the Notes will be subject to liens permitted under the terms of the Indenture governing the Notes, whether arising before or after the date the Notes are issued. The existence of any permitted liens could adversely affect the value of the collateral securing the Notes and the guarantees, as well as the ability of the Notes collateral agent to realize or foreclose on such collateral.

There may not be sufficient collateral to pay all or any of the Notes.

The Notes, including the Exchange Notes, and the guarantees are secured by (i) first-priority liens on substantially all of our, the guarantors’ and Absaloka Coal’s tangible and intangible assets (excluding the assets described in (ii)), (ii) a second-priority lien on our, the guarantors’ and Absaloka Coal’s inventory, accounts receivable, certain other assets and proceeds thereof, and (iii) a first-priority lien on the equity of Westmoreland Risk Management, Inc., or WRM, in each case subject to permitted liens and certain exclusions. Our Revolving Credit Facility is secured by a first-priority lien on our, the Co-issuer’s, the guarantors’ and Absaloka Coal’s inventory, accounts receivable, certain other assets and proceeds thereof (the “Revolving Facility First-Priority Collateral”).

In the event of a foreclosure on the Revolving Facility First-Priority Collateral (or a distribution in respect thereof in a bankruptcy or insolvency proceeding), the proceeds from such Revolving Facility First-Priority Collateral on which the Notes have a second priority lien may not be sufficient to satisfy the Notes because such proceeds would first be applied to satisfy our obligations under the Revolving Credit Facility. Only after all of our obligations under the Revolving Credit Facility have been satisfied will proceeds from the Revolving Facility First-Priority Collateral on which the Notes have a second priority lien be applied to satisfy our obligations under the Notes. To prevent foreclosure, we may be motivated to commence voluntary bankruptcy proceedings, or the holders of the Notes or various other lenders or interested persons may be motivated to institute bankruptcy proceedings against us. The commencement of any bankruptcy proceedings would expose the holders of the Notes to additional risks, including additional restrictions on exercising rights against the collateral and the possibility that statutory claims could be given priority over the holders of the Notes in such a bankruptcy proceeding. In particular, we are required to make payments to certain benefit multi-employer funds established pursuant to the Coal Act that fund health and death benefits for certain retired miners. Payments to the Coal Act funds are statutorily required, and are therefore significantly more difficult to discharge or restructure in bankruptcy proceedings than other liabilities we may have, including the Notes, and our obligations to make such payments could be given priority over our obligations under the Notes in a bankruptcy proceeding. If our liabilities under the Coal Act are given priority over the liens of the Note holders in a bankruptcy proceeding, certain of the proceeds from the foreclosure of the collateral securing the Notes may be applied to satisfy our Coal Act liability, and the amount of the proceeds available to satisfy our obligations under the Notes would be reduced by the amount of the proceeds applied to satisfy such Coal Act liability.

Furthermore, the collateral securing the Notes is subject to liens permitted under the terms of the Revolving Credit Facility and the Indenture governing the Notes. The existence of any permitted liens (whether senior to or on parity with the liens securing the Notes) could adversely affect the value of the collateral securing the Notes, as well as the ability of the Notes collateral agent to realize or foreclose on such collateral. In addition, not all of our and the guarantors’ assets secure the Notes. See “Description of the

Exchange Notes – Security.” To the extent that the claims of the holders of the Notes exceed the value of the assets securing those Notes and other liabilities, those claims will rank equally with the claims of the holders of our outstanding unsecured indebtedness and other obligations ranking pari passu with the Notes. As a result, if the value of the assets pledged as security for the Notes and other liabilities is less than the value of the claims of the holders of the Notes and other liabilities, those claims may not be satisfied in full.

The collateral may be subject to exceptions, defects, encumbrances, liens and other imperfections. Further, we have not conducted appraisals of all of our or the guarantors’ assets constituting collateral securing the Notes to determine if the value of such collateral upon foreclosure or liquidation equals or exceeds the amount of the Notes or such other obligations secured by such collateral. Accordingly, we cannot assure you that the proceeds from the sale of the collateral (including the proceeds from the sale of the Revolving Facility First-Priority Collateral that would remain after the proceeds from the sale of that collateral had been applied to the debt under the Revolving Credit Facility) would be sufficient to repay holders of Notes all amounts owed under the Notes. The fair market value of the collateral is subject to fluctuations based on factors that include, among others, the condition of our industry, the ability to sell the collateral in an orderly sale, general economic conditions, the availability of buyers, our failure to implement our business strategy and similar factors. The amount received upon a sale of the collateral would be dependent on numerous factors, including but not limited to the actual fair market value of the collateral at such time and the timing and the manner of the sale. By its nature, portions of the collateral may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that any amount of proceeds from any sale or liquidation of the Revolving Facility First-Priority Collateral will remain to be applied to our obligations under the Notes, in full or at all, after such proceeds are applied to first satisfying our obligations in full under the Revolving Credit Facility. In such an event, we cannot assure you that the collateral securing our obligations with respect to the Notes on a first priority basis, either alone or with any remaining collateral securing our obligations under the Revolving Credit Facility after satisfying the obligations thereunder, will be sufficient to pay our obligations under the Notes in full. There also can be no assurance that the collateral will be saleable, and, even if saleable, the timing of its liquidation would be uncertain. Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the Notes.

We may be unable to repay or repurchase the Notes at maturity.

At maturity, the entire then outstanding principal amount of the Notes, currently $675.5 million, together with accrued and unpaid interest, will become due and payable. We may not have the ability to repay or refinance these obligations. If the maturity date occurs at a time when other arrangements prohibit us from repaying the Notes, we would try to obtain waivers of such prohibitions from the lenders and holders under those arrangements, or we could attempt to refinance the borrowings that contain the restrictions. If we could not obtain the waivers or refinance these borrowings, we would be unable to repay the Notes.

Some of our indebtedness is subject to floating interest rates, which would result in our interest expense increasing if interest rates rise.

Indebtedness under our Revolving Credit Facility bears interest at floating interest rates. Accordingly, we may experience a negative impact on earnings as a result of interest rate fluctuations. The actual impact of those fluctuations would depend on the amount of floating rate debt outstanding and our borrowing needs, which will vary from time to time. Changes in economic conditions could result in higher interest rates, thereby increasing our interest expense and reducing funds available for operations or other purposes.

Reduction in the borrowing base under our Revolving Credit Facility could adversely affect our liquidity.

Our borrowing availability under our Revolving Credit Facility could be reduced if the value of our borrowing base (which is calculated based on a percentage of our inventory, accounts receivable and certain other assets) declines. The borrowing base could decline if the value of our inventory or accounts receivable declines due to economic or market conditions, working capital practices or otherwise. If our borrowing availability under the Revolving Credit Facility is reduced such that it is less than our outstanding borrowings thereunder, we could be required to repay borrowings to eliminate the deficit. Such a reduction in the borrowing base under the Revolving Credit Facility would adversely affect our liquidity. Our liquidity would also be adversely affected if the lender under the Revolving Credit Facility became unwilling or unable to fund amounts under that facility.

U.S. federal and state fraudulent transfer laws may permit a court to void, subordinate or limit the Notes, the guarantees or the grant of collateral and, if that occurs, you may not receive any payments on the Notes.

U.S. federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the Notes and the incurrence of the guarantees of the Notes. Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the Notes or the guarantees thereof (or the grant of collateral securing any such obligations) could be voided, subordinated or limited as a fraudulent transfer or conveyance if we or any of the guarantors, as applicable, (i) issued the Notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors, or (ii) received less than reasonably equivalent value or fair consideration in return for either issuing the Notes or incurring the guarantees and, in the case of (ii) only, one of the following is also true at the time thereof:

•	we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the Notes or the incurrence of the guarantees;

•	the issuance of the Notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on its business;

•	we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay as they mature; or

•	we or any of the guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee to the extent such guarantor did not obtain a reasonably equivalent tangible benefit directly or indirectly from the issuance of the Notes.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were insolvent at the relevant time or, regardless of the standard that a court uses, whether the Notes or the guarantees would be subordinated to our or any of our guarantors’ other debt. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

If a court were to find that the issuance of the Notes, the incurrence of a guarantee or the grant of security was a fraudulent transfer or conveyance, the court could void the payment obligations under the Notes or such guarantee or void the grant of collateral or subordinate or limit the Notes or such guarantee to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of the Notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the Notes or guarantees. Further, the avoidance of the Notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt.

Each guarantee will contain a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being avoided under applicable fraudulent transfer laws or may reduce the guarantor’s obligation to an amount that effectively makes the guarantee worthless.

Finally, as a court of equity, a bankruptcy court may subordinate the claims in respect of the Notes to other claims against us under the principle of equitable subordination, if the court determines that: (i) the holder of Notes engaged in some type of inequitable conduct, (ii) such inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holder of Notes and (iii) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

We may not be able to repurchase the Notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we are required to offer to repurchase all of the Notes at 101% of their principal amount, plus accrued and unpaid interest to the purchase date. The Revolving Credit Facility contains, and other future debt agreements may contain, restrictions on our ability to comply with this requirement. In addition, we may have insufficient financial resources to allow us to repurchase the Notes at the required time. Any failure to comply with the repurchase requirement would constitute a default under the Indenture, which, in turn, would give the trustee and holders of the Notes the right to accelerate our debt owing under the Notes and could result in amounts outstanding under other debt agreements being declared due and payable. If a change of control occurs at a time when we are prohibited from, or otherwise unable to, offer to purchase the Notes, we could seek consent to offer to purchase the Notes or attempt to refinance the borrowings that contain the relevant prohibition, but such efforts may be unsuccessful. To avoid triggering our obligation to repurchase the Notes, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.

In addition, certain important corporate events, such as acquisitions, reorganizations and leveraged recapitalizations, may not, under the Indenture, constitute a “change of control” that would require us to repurchase the Notes, notwithstanding the fact that such corporate events could increase the level of our indebtedness or otherwise adversely affect our ability to satisfy our obligations under the Notes. Also, the Chancery Court of Delaware has raised the possibility that a change of control put right occurring as a result of a failure to have “continuing directors” comprising a majority of a board of directors might be unenforceable on public policy grounds.

Holders of the Notes may not be able to determine when a change of control giving rise to their right to have the Notes repurchased has occurred following a sale of “substantially all” of our assets.

The definition of change of control in the Indenture includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase its Notes as a result of a sale of less than all our assets to another person may be uncertain.

In the event of our bankruptcy or the bankruptcy of any of the guarantors, holders of the Notes may be deemed to have an unsecured claim to the extent that our obligations in respect of the Notes exceed the fair market value of the collateral securing the Notes.

In any bankruptcy proceeding with respect to us or any of the guarantors, it is possible that the bankruptcy trustee, the debtor-in-possession, competing creditors or other parties in interest will assert that the fair market value of the collateral with respect to the Notes is less than the then-current principal amount of the Notes. Upon a finding by the bankruptcy court that the Notes are under-collateralized, the claims in the bankruptcy proceeding with respect to the Notes would be bifurcated between a secured claim in an amount equal to the collateral and an unsecured claim in an amount equal to the excess of the principal amount of the Notes over the value of the collateral, and the unsecured claim would not be entitled to the benefits of security in the collateral. Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement on the part of holders of the Notes to receive post-petition interest and a lack of entitlement on the part of the unsecured portion of the Notes to receive certain or any “adequate protection” under U.S. federal bankruptcy laws. In addition, if any payments of post-petition interest had been made at the time of such a finding of under-collateralization, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the Notes.

The collateral securing the Notes may be diluted under certain circumstances.

The collateral securing the Exchange Notes also secures $250.5 million in aggregate principal amount of Existing Notes. In addition, some of the collateral that secures the Notes also secures our obligations under the Revolving Credit Facility. This and other collateral may also secure additional senior indebtedness, including additional Notes, that we incur in the future, subject to restrictions on our ability to incur debt and liens under the Indenture and other debt documents. Your rights to the collateral would be diluted by any increase in the indebtedness secured by this collateral.

The rights of holders of the Notes to the Revolving Facility First-Priority Collateral, in which such holders have a second-priority lien, are materially limited by the intercreditor agreement.

The rights of the holders of the Notes with respect to the Revolving Facility First-Priority Collateral are limited pursuant to the terms of an intercreditor agreement between the Notes collateral agent and the lender under the Revolving Credit Facility, or the intercreditor agreement. Under the intercreditor agreement, which is further described in “Description of the Exchange Notes – Security – Intercreditor Agreement Entered Into in Connection with the Revolving Credit Facility,” any actions that could be taken in respect of the Revolving Facility First-Priority Collateral (including the ability to commence enforcement proceedings against the Revolving Facility First-Priority Collateral and to control the conduct of such proceedings, and to approve amendments to, releases of that collateral from the lien of, and waivers of past defaults under, the collateral documents) would be at the direction of the lender under the Revolving Credit Facility. Under those circumstances, the Notes collateral agent, with limited exceptions, would not have the ability to control or direct such actions, even if an event of default under the Indenture had occurred or if the rights of the holders of the Notes were adversely affected.

Under the intercreditor agreement, any release by the lender under the Revolving Credit Facility of the Revolving Facility First-Priority Collateral (other than a termination of the Revolving Credit Facility) in connection with the lender’s exercise of its remedies, including the sale, transfer or other disposition of the Revolving First-Priority Collateral, would also automatically release the Holders’ second-priority lien securing the Notes on the same collateral (subject to the interest of the Holders of the Notes in the proceeds of that collateral), so long as prior written notice of the lender’s release had been given to the Notes collateral agent. In such an instance, the Holders of the Notes would have no control over such release. In addition, if an event of default occurs under the indenture, the Notes collateral agent may only proceed to foreclose on the Revolving Facility First-Priority Collateral if the lender fails to do so for 180 days after the Notes collateral agent has given the lender notice of the event of default. If the lender were to proceed against the Revolving First-Priority Collateral within that 180-day period, the only remedies available to the holders of the Notes would be recourse to collateral for the Notes which are secured on a first-priority basis, application of proceeds available from the sale of the Revolving Facility First-Priority Collateral after those proceeds had been applied to pay the debt under the Revolving Credit Facility in full, and to sue for payment on the Notes and the related guarantees.

The waiver in the intercreditor agreement of rights of marshaling may adversely affect the recovery rates of holders of the Notes in a bankruptcy or foreclosure scenario.

The Notes and the guarantees are secured on a second-priority lien basis by the Revolving Facility First-Priority Collateral. The intercreditor agreement provides that, at any time holders of the Notes hold a second-priority lien on the Revolving Facility First-Priority Collateral where a first-priority lien on such collateral exists, the trustee under the Indenture and the Notes collateral agent may not assert or enforce any right of marshaling accorded to a junior lienholder as against the holders of such indebtedness secured by first-priority liens in the Revolving Facility First-Priority Collateral. Without this waiver of the right of marshaling, holders of the indebtedness secured by first-priority liens in the Revolving Facility First-Priority Collateral would likely be required to liquidate collateral on which the Notes did not have a lien, if any, prior to liquidating the Revolving Facility First-Priority Collateral, which would thereby maximize the proceeds of the Revolving Facility First-Priority Collateral that would be available to repay our obligations under the Notes. As a result of this waiver, the proceeds of sales of the Revolving Facility First-Priority Collateral could be applied to repay any indebtedness secured by first-priority liens in the Revolving Facility First-Priority Collateral before applying proceeds of other collateral securing such indebtedness, and the holders of Notes may recover less than they would have if such proceeds were applied in the order most favorable to the holders of the Notes. At this time, however, the lender does not have a security interest in any collateral other than the Revolving Facility First-Priority Collateral, so the waiver of marshaling would not have the effect described above unless the lender is granted a security interest on our property other than the Revolving Facility First-Priority Collateral.

Your rights in the collateral may be adversely affected by the failure to perfect security interests in certain collateral acquired in the future.

Applicable law requires that certain property and rights acquired after the grant of a general security interest, such as rights in real property, can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the Trustee or the Notes collateral agent will monitor, or that we will never fail to inform the Trustee or the Notes collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The Notes collateral agent has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the creation or perfection of any security interest in favor of the Notes against third parties. Failure to create or perfect any such security interest could result in the lack of any such security interest or the loss of the priority of such security interest in favor of the Notes against third parties. In addition, under certain circumstances, we may not be required to grant or perfect security interests in assets acquired after the issue date that are excluded from the collateral securing the Notes as described under “Description of the Exchange Notes – Security.”

Your rights in the collateral may be adversely affected by the failure to create or perfect security interests in certain collateral on a timely basis, and a failure to create or perfect such security interests on a timely basis or at all may result in a default under the Indenture and other agreements governing the Notes. Furthermore, certain liens may be avoidable by a trustee in bankruptcy.

We have agreed to secure the Notes and the guarantees by granting first-priority liens, subject to permitted liens and certain excluded property, on our, Absaloka Coal’s and the subsidiary guarantors’ principal assets, and to take other steps to assist in perfecting the security interests granted in the collateral. See “Description of the Exchange Notes – Security.” A failure, for any reason that is not permitted or contemplated under the security agreement and related documents, to perfect the security interest in the properties included in the collateral package may result in a default under the Indenture and other agreements governing the Notes. Additionally, if we, Absaloka Coal or any subsidiary guarantor were to become subject to a bankruptcy proceeding, any liens recorded or perfected after the issue date of the Restricted Notes would face a greater risk of being invalidated than if they had been recorded or perfected on the issue date of the Restricted Notes.

There are circumstances other than repayment or discharge of the Notes under which the collateral securing the Notes and guarantees will be released automatically, without your consent or the consent of the trustee.

Under various circumstances, collateral securing the Notes will be released automatically, including:

•	a sale, transfer or other disposal or liquidation of such collateral in a transaction not prohibited under the Indenture;

•	with respect to collateral held by a guarantor, upon the release of such guarantor from its guarantee (and its guarantee of any other indebtedness secured equally and ratably with the Notes) in accordance with the Indenture, and

•	with respect to collateral that secures the Revolving Credit Facility on a first-priority basis, upon any release, sale or disposition (other than in connection with a cancellation or termination of the Revolving Credit Facility) of such collateral pursuant to the terms of the Revolving Credit Facility resulting in the release of the lien on such collateral securing the Revolving Credit Facility.

In addition, the guarantee of a subsidiary guarantor will be automatically released in connection with a sale of such subsidiary guarantor in a transaction permitted under the Indenture. The Indenture also permits us to designate one or more of our restricted subsidiaries that is a guarantor of the Notes as an unrestricted subsidiary, on certain conditions set forth in the Indenture. If we designate a subsidiary guarantor as an unrestricted subsidiary for purposes of the Indenture, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the Notes by such subsidiary or any of its subsidiaries will be automatically released under the Indenture. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the Notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries. See “Description of the Exchange Notes.”

We will in most cases have control over the collateral, and the sale of particular assets by us could reduce the pool of assets securing the Notes and the guarantees.

The Indenture or the security documents will allow us to remain in possession of, retain exclusive control over, and to freely operate the collateral securing the Notes and the guarantees. Furthermore, so long as no default or event of default under the Indenture or other loan agreement to which we may become a party would result therefrom and such transaction would not violate the Trust Indenture Act, we may, among other things, without any release or consent by the collateral agents, conduct ordinary course activities with respect to collateral, such as selling, abandoning or otherwise disposing of collateral and making ordinary course cash payments (including for the scheduled repayment of indebtedness). With respect to such releases, we must deliver to the collateral agents from time to time an officers’ certificate to the effect that all releases and withdrawals occurring during the preceding six-month period were not prohibited by the Indenture.

The collateral is subject to condemnation risks, which may limit the ability of the holders of the Notes to recover as secured creditors for losses to the collateral consisting of real property, and which may have an adverse impact on our operations and results.

It is possible that all or a portion of the real property securing the Notes and the guarantees may become subject to a condemnation proceeding. In such event, we would expect to be compensated for any total or partial loss of property but such compensation may be insufficient to fully compensate us for our losses. In addition, a total or partial condemnation may interfere with our ability to use and operate all or a portion of the affected mine or other operation, which may have an adverse impact on our operations and results.

The collateral is subject to casualty risks and potential environmental liabilities.

We maintain insurance and otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. For example, some types of environmental losses are generally not insurable. In addition, insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the pledged collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the Notes and the guarantees.

Moreover, the Notes collateral agent may need to evaluate the impact of potential liabilities before determining to foreclose on collateral consisting of real property because generally owners and operators of real property may be held liable under environmental laws for the costs of remediating or preventing the release or threatened release of hazardous substances at such real property. Consequently, the collateral agent may decline to foreclose on such collateral or exercise remedies available in respect thereof if it does not receive indemnification to its satisfaction from the holders of the Notes.

Rights of holders of the Notes in the collateral may be adversely affected by bankruptcy proceedings.

The ability of holders of the Notes to repossess, dispose of and realize upon the collateral securing the Notes will be subject to certain bankruptcy law limitations in the event of our bankruptcy. Under applicable U.S. federal bankruptcy laws, upon the commencement of a bankruptcy case, an automatic stay goes into effect which, among other things, stays:

•	the commencement or continuation of any action or proceeding against the debtor that was or could have been commenced before the commencement of the bankruptcy case to recover a claim against the debtor that arose before the commencement of the bankruptcy case;

•	any act to obtain possession of, or control over, property of the bankruptcy estate or the debtor;

•	any act to create, perfect or enforce any lien against property of the bankruptcy estate; and

•	any act to collect or recover a claim against the debtor that arose before the commencement of the bankruptcy case.

Thus, upon the commencement of a bankruptcy case, secured creditors are prohibited from, among other things, repossessing their collateral from a debtor, or from disposing of such collateral repossessed from such a debtor, without bankruptcy court approval. Moreover, applicable U.S. federal bankruptcy laws generally permit the debtor to continue to use, sell or lease collateral (and the proceeds, products, rents or profits thereof) in the ordinary course of its business even though the debtor is in default under the applicable debt instruments. Upon request from a secured creditor, the bankruptcy court will prohibit or condition such use, sale or lease of collateral as is necessary to provide adequate protection of the secured creditor’s interest in the collateral. Furthermore, as part of a bankruptcy plan, under certain circumstances, a bankruptcy court may, over the objection of secured creditors, alter the post-bankruptcy timing of payments on account of creditors’ secured claims, and the rate of interest thereon, upon a finding that holders would realize the “indubitable equivalent” of their secured claims and that such treatment would be fair and equitable and would not discriminate unfairly against secured creditors.

The meaning of the term “adequate protection” may vary according to the circumstances, but is intended generally to protect the value of the secured creditor’s interest in the collateral at the commencement of the bankruptcy case and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines any diminution in the value of the collateral occurs as a result of the debtor’s use, sale or lease of the collateral during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a U.S. bankruptcy court, we cannot predict whether payments under the Notes would be made following commencement of and during a bankruptcy case, whether or when the trustee or collateral agent under the Indenture could foreclose upon or sell the collateral or whether or to what extent holders of Notes would be compensated for any delay in payment or loss of value as a result of the use, sale or lease of their collateral through the requirement of adequate protection. Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the Notes, the holders of the Notes would have unsecured “deficiency claims” as to the difference. Upon a showing of “cause,” a creditor may seek relief from the stay from the bankruptcy court to take any of the acts described above that would otherwise be prohibited by the automatic stay. The U.S. bankruptcy court has broad discretionary powers in determining whether to grant a creditor relief from the stay.

The value of the collateral securing the Notes may not be sufficient to secure post-petition interest.

In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, holders of the Notes will only be entitled to post-petition interest under the bankruptcy code to the extent that the value of their security interest in the collateral is greater than their pre-bankruptcy claim. Holders of the Notes that have a security interest in the collateral with a value equal to or less than their pre-bankruptcy claim will not be entitled to post-petition interest under the bankruptcy code. We cannot assure you that the value of the holders’ interest in the collateral equals or exceeds the principal amount of the Notes.

Risks Related to our Business and Operations

We may not realize the anticipated benefits of the Canadian Acquisition, including potential synergies, due to challenges associated with integrating the Canadian Subsidiaries or other factors.

The long-term success of the Canadian Acquisition on our company will depend in part on the success of our management in efficiently integrating the operations, technologies and personnel of the Canadian Subsidiaries. Our management’s inability to meet the challenges involved in successfully integrating the Canadian Subsidiaries or to otherwise realize the anticipated benefits of the transaction could harm our results of operations.

The challenges involved in the integration of the Canadian Subsidiaries include:

•	integrating the operations, processes, people and technologies relating to the Canadian Subsidiaries;

•	coordinating and integrating regulatory, benefits, operations and development functions;

•	demonstrating to customers that the Canadian Acquisition will not result in adverse changes in coal quality, delivery schedules and other relevant deliverables;

•	managing and overcoming the unique characteristics of the Canadian Subsidiaries, such as the specific mining conditions at each of the acquired mines;

•	retaining the personnel of the Canadian Subsidiaries and integrating the business cultures, operations, systems and clients of the Canadian Subsidiaries with our own;

•	consolidating corporate and administrative infrastructures and eliminating duplicative operations and administrative functions; and

•	identifying the potential unknown liabilities associated with the Canadian Subsidiaries and other Canadian assets.

In addition, the overall integration of the Canadian Subsidiaries will require substantial attention from our management, particularly in light of the geographically dispersed operations of the acquired mines relative to our other mines and operations and the unique characteristics of the Canadian assets. If our senior management team is required to devote considerable amounts of time to the integration process, it will decrease the time they will have to manage our business, develop new strategies and grow our business. If our senior management is not able to manage the integration process effectively, or if any significant business activities are interrupted as a result of the integration process, our business could suffer.

Furthermore, the anticipated benefits and synergies of the Canadian Acquisition are based on assumptions and current expectations, with limited actual experience, and assume that we will successfully integrate and reallocate resources without unanticipated costs and that our efforts will not have unforeseen or unintended consequences. In addition, our ability to realize the benefits and synergies of the Canadian Acquisition could be adversely impacted to the extent that relationships with existing or potential customers, suppliers or the workforce of the Canadian Subsidiaries is adversely affected as a consequence of the Canadian Acquisition, as a result of further weakening of global economic conditions, or by practical or legal constraints on our ability to successfully integrate the operations of the Canadian assets.

We cannot assure you that we will successfully or cost-effectively integrate the Canadian assets into our operations in a timely manner, or at all, and we may not realize the anticipated benefits of the acquisition, including potential synergies or growth opportunities, to the extent or in the time frame anticipated. The failure to do so could have a material adverse effect on our financial condition, results of operations and business.

Risks associated with being highly leveraged.

At June 30, 2014, we had outstanding indebtedness of approximately $833.0 million, which includes the Restricted Notes and the capital leases we assumed in the Canadian Acquisition. We may also incur additional indebtedness in the future, including additional indebtedness under our revolving credit facility. Our leverage position may, among other things:

•	limit our ability to obtain additional debt financing in the future for working capital, capital expenditures, acquisitions, or other general corporate purposes;

•	require us to dedicate a substantial portion of our cash flow from operations to service our debt, reducing the availability of cash flow for other purposes;

•	increase our vulnerability to economic downturns, limit our ability to capitalize on significant business opportunities, and restrict our flexibility to react to changes in market or industry conditions; or

•	make it more difficult to pay our debts, including payment on the Notes, which will mature in 2018.

On January 23, 2014, Moody’s Investor Service, or Moody’s, concluded its review of our ratings which was initiated on December 26, 2013, following the announcement of the Canadian Acquisition, and confirmed our existing credit ratings. However, we cannot assure you that rating agencies will not downgrade the credit rating on the Notes in the future. Any such downgrade, or any perceived decrease in our creditworthiness, could impede our ability to refinance existing debt or secure new debt or otherwise increase our future cost of borrowing and could create additional concerns on the part of our customers, partners, investors and employees about our financial condition and results of operations.

If we fail to comply with certain covenants in our various debt arrangements, it could negatively affect our liquidity and ability to finance our operations.

Our lending arrangements contain, among other terms, events of default and various affirmative and negative covenants. Should we be unable to comply with any future debt-related covenant, we will be required to seek a waiver of such covenant to avoid an event of default. Covenant waivers and modifications may be expensive to obtain, or, potentially, unavailable. If we are in breach of any covenant and are unable to obtain covenant waivers and our lenders accelerate our debt, we could attempt to refinance the debt or repay the debt by selling assets and applying the proceeds from such sales to the debt. Sales of assets undertaken in response to such immediate needs may be prohibited under our lending arrangements without the consent of our lenders, may be made at potentially unfavorable prices, or asset sales may not be sufficient to refinance or repay the debt, and we may be unable to complete such transactions in a timely manner, on favorable terms, or at all.

As a mine mouth operator, we provide coal to a small group of customers. This dependence could adversely affect our revenues if such customers reduce or suspend their coal purchases or if they become unable to pay for our coal.

In 2013, we derived approximately 67% of our total revenues from coal sales to five power plants: Colstrip Units 3&4 (17%), Naughton Power Station (17%), Limestone Generating Station (13%), Colstrip Units 1 & 2 (13%) and Coyote Station (7%). Similarly, for full-year 2013, the Canadian Subsidiaries sold approximately 25% of their total aggregate coal production to two customers, SaskPower (13%) and Capital Power (12%). Interruption in the purchases of coal by our principal customers could significantly affect our revenues.

Unscheduled maintenance outages or other outages at our customers’ power plants, unseasonably moderate weather, higher-than-anticipated hydro seasons or increases in the production of alternative clean-energy generation such as wind power, or decreases in the price of competing fossil fuels such as natural gas, could cause our customers to reduce their purchases. 11 of our 12 mines are dedicated to supplying customers located adjacent to or near the mines, and these mines may have difficulty identifying alternative purchasers of their coal if their existing customers suspend or terminate their purchases.

Additionally, certain of our long-term contracts are set to expire in the next several years. Our contracts with the Sherburne County Station are three-year rolling contracts, with one-third of the tonnage expiring on an annual basis. Our contract with Coyote

Station, located adjacent to our Beulah Mine, and averaging approximately 2.5 million tons of coal sold per year, expires in May 2016 and is not expected to be renewed. Our contract with Colstrip Units 3 & 4 expires in December 2019. Should we be unable to successfully renew any or all of these expiring contracts, the reduction in the sale of our coal would adversely affect our operating results and liquidity and could result in significant impairments to the affected mine should the mine be unable to execute a new long-term coal supply agreement. The long term agreements we acquired in connection with the Canadian Acquisition have long-remaining terms with the exception of the contract applicable to Poplar River Mine, which is set to expire in 2015. Coal supply agreements also typically contain force majeure provisions allowing temporary suspension of performance by us or the customer during the duration of specified events beyond the control of the affected party. Additionally, many of our coal supply agreements contain provisions allowing customers to suspend acceptance of coal shipments if coal delivered does not meet certain quality thresholds.

Our ability to collect payments from our customers could be impaired if their creditworthiness deteriorates.

Our ability to receive payment for coal sold and delivered depends on the continued creditworthiness of our customers. If we determine that a customer is not creditworthy, we may not be required to deliver coal under the customer’s coal sales contract. If this occurs, we may decide to sell the customer’s coal on the spot market, which may be at prices lower than the contracted price, or we may be unable to sell the coal at all. Furthermore, the bankruptcy of any of our customers could materially and adversely affect our financial position. In addition, competition with other coal suppliers could cause us to extend credit to customers and on terms that could increase the risk of payment default.

Volatility in the equity markets or interest rate fluctuations could substantially increase our pension funding requirements and negatively impact our financial position.

At December 31, 2013, the projected benefit obligation under our defined benefit pension plans was $155.1 million and the fair value of plan assets was $134.1 million. The difference between plan obligations and assets, or the funded status of the plans, significantly affects the net periodic benefit cost and ongoing funding requirements of those plans. Among other factors, changes in interest rates, mortality rates, early retirement rates, investment returns and the market value of plan assets can affect the level of plan funding, cause volatility in the net periodic benefit cost and increase our future funding requirements. During the fiscal year ended 2013, we made $0.6 million in contributions to these pension plans and accrued $3.2 million in expenses related thereto.

If our assumptions regarding our future expenses related to employee benefit plans are incorrect, then expenditures for these benefits could be materially higher than we have assumed. In addition, we may have exposure under those plans that extend beyond what our obligations would be with respect to our own employees.

We provide various postretirement medical benefits and workers’ compensation benefits to current and former employees and their dependents. We calculate the total accumulated benefit obligations according to guidance provided by GAAP. We estimate the present value of our postretirement medical, black lung and workers’ compensation benefit obligations to be $284.3 million, $14.1 million and $7.5 million, respectively, at December 31, 2013. In addition, in connection with the Canadian Acquisition, we assumed the obligation to provide postretirement health coverage for eligible current union employees, as described in greater detail below. We have estimated these unfunded obligations based on actuarial assumptions and if our assumptions do not materialize as expected, cash expenditures and costs that we incur could be materially different.

Moreover, regulatory changes could increase our obligations to provide these or additional benefits. We participate in defined benefit multi-employer funds that were established in connection with the Coal Industry Retiree Health Benefit Act of 1992, or Coal Act, which provides for the funding of health and death benefits for certain UMWA retirees. Our contributions to these funds totaled $2.2 million and $2.3 million for the years ended December 31, 2013 and 2012, respectively. Our contributions to these funds could increase as a result of a shrinking contribution base as a result of the insolvency of other coal companies that currently contribute to these funds, lower than expected returns on fund assets or other funding deficiencies.

We could also have obligations under the Tax Relief and Health Care Act of 2006, or 2006 Act. The 2006 Act authorized up to a maximum of $490 million in federal contributions to pay for certain benefits, including the healthcare costs under certain funds created by the Coal Act for “orphans,” i.e. retirees from companies that subsequently ceased operations, and their dependents. However, if Congress were to amend or repeal the 2006 Act or if the $490 million authorization were insufficient to pay for these healthcare costs, we, along with other contributing employers and certain affiliates, would be responsible for the excess costs.

We also contribute to a multi-employer defined benefit pension plan, the Central Pension Fund of the Operating Engineers, or Central Pension Fund, on behalf of employee groups at our Rosebud, Absaloka and Savage mines that are represented by the International Union of Operating Engineers. The Central Pension Fund is subject to certain funding rules contained in the Pension Protection Act of 2006, or PPA. Under the PPA, if the Central Pension Plan fails to meet certain minimum funding requirements, it would be required to adopt a funding improvement plan or rehabilitation plan. If the Central Pension Fund adopted a funding improvement plan or rehabilitation plan, we could be required to contribute additional amounts to the fund. As of January 31, 2013, its last completed fiscal year, the Central Pension Fund reported that it was underfunded. If we were to partially or completely withdraw from the fund at a time when the Central Pension Fund were underfunded, we would be liable for a proportionate share of the fund’s unfunded vested benefits, and this liability could have a material adverse effect on our financial position.

In connection with the Canadian Acquisition, we assumed responsibility for and accepted obligations under certain pension plans related to certain of the acquired operations. We have evaluated these plans, and believe that certain of them may be underfunded by immaterial amounts. Our Arrangement Agreement with Sherritt requires Sherritt to adjust the purchase price if such underfunded amount exceeds $3.0 million.

We are obligated to make contributions to these plans based upon agreement with the plan members and collective bargaining agreements with the representative unions. Our future contributions to these defined benefit plans are made in accordance with GAAP pursuant to applicable pension legislation and the Income Tax Act (Canada). Further contributions to the pension plans could be required based on actuarial valuations, agreements, the plan asset investment performance, and future legislated requirements.

Under Canadian provincial Workers’ Compensation legislation, we remain obligated to fund workers’ compensation benefits arising from workplace injuries, disease and death of current and former employees. This obligation is based on premiums assessed by the applicable Workers’ Compensation Board which may vary based on the claims experience of the employer. We may be required to contribute additional premiums in the future depending on the number and amount of claims.

Our reserve estimates may prove to be incorrect.

The coal reserve estimates in this prospectus supplement are estimates based on the interpretation of limited sampling and subjective judgments regarding the grade, continuity and existence of mineralization, as well as the application of economic assumptions, including assumptions as to operating costs, foreign exchange rates and future commodity prices. The sampling, interpretations or assumptions underlying any reserve estimate may be incorrect, and the impact on the amount of reserves ultimately proven to be recoverable may be material. Should the mineralization or configuration of a deposit ultimately turn out to be significantly different from that currently envisaged, then the proposed mining plan may have to be altered in a way that could affect the tonnage and grade of the reserves mined and rates of production and, consequently, could adversely affect the profitability of the mining operations. In addition, short term operating factors relating to the reserves, such as the need for orderly development of ore bodies or the processing of new or different ores, may cause reserve estimates to be modified or operations to be unprofitable in any particular fiscal period. There can be no assurance that our projects or operations will be, or will continue to be, economically viable, that the indicated amount of minerals will be recovered or that they will be recovered at the prices assumed for purposes of estimating reserves.

Any inaccuracies in our estimates of our coal reserves could result in decreased profitability from lower than expected revenues or higher than expected costs.

Our future performance depends on, among other things, the accuracy of our estimates of our proven and probable coal reserves. Our reserve estimates are prepared by our engineers and geologists or by third-party engineering firms and are updated periodically. There are numerous factors and assumptions inherent in estimating the quantities and qualities of, and costs to mine, coal reserves, including many factors beyond our control, including the following:

•	quality of the coal;

•	geological and mining conditions, which may not be fully identified by available exploration data or may differ from our experiences in areas where we currently mine;

•	the percentage of coal ultimately recoverable;

•	the assumed effects of regulation, including the issuance of required permits, taxes, including severance and excise taxes and royalties, and other payments to governmental agencies;

•	economic assumptions, including assumptions as to foreign exchange rates and future commodity prices;

•	assumptions concerning the timing for the development of the reserves; and

•	assumptions concerning equipment and productivity, future coal prices, operating costs, including for critical supplies such as fuel, tires and explosives, capital expenditures and development and reclamation costs.

As a result, estimates of the quantities and qualities of economically recoverable coal attributable to any particular group of properties, classifications of reserves based on risk of recovery, estimated cost of production, and estimates of future net cash flows expected from these properties may vary materially due to changes in the above factors and assumptions. Any inaccuracy in our estimates related to our reserves could result in decreased profitability from lower than expected revenues or higher than expected costs.

If the assumptions underlying our reclamation and mine closure obligations are materially inaccurate, we could be required to expend greater amounts than anticipated.

We are subject to stringent reclamation and closure standards for our mining operations. We calculated the total estimated reclamation and mine-closing liabilities according to the guidance provided by GAAP and current industry practice. Estimates of our total reclamation and mine-closing liabilities are based upon permit requirements and our engineering expertise related to these requirements. If our estimates are incorrect, we could be required in future periods to spend materially different amounts on reclamation and mine-closing activities than we currently estimate. Likewise, if our customers, some of whom are contractually obligated to pay certain reclamation costs, default on the unfunded portion of their contractual obligations to pay for reclamation, we could be forced to make these expenditures ourselves and the cost of reclamation could exceed any amount we might recover in litigation.

We estimate that our gross reclamation and mine-closing liabilities, which are based upon projected mine lives, current mine plans, permit requirements and our experience, were $389.4 million (on a present value basis) at June 30, 2014. Of these June 30, 2014 liabilities, our customers have assumed $101.9 million by contract. In addition, we held final reclamation deposits, received from customers, of approximately $75.9 million at June 30, 2014 to provide for these obligations. We estimate that our obligation for final reclamation that was not the contractual responsibility of others or covered by offsetting reclamation deposits was $211.6 million at June 30, 2014. We must recover this $211.6 million from revenues generated by coal sales. Based on the conversion to GAAP of Sherritt’s historical IFRS financial statements, we estimate that in connection with the Canadian Acquisition we assumed approximately $123.1 million of additional reclamation and mine-closing liabilities, which is included in our total reclamation liability of $211.6 million.

Although we update our estimated costs annually, our recorded obligations may prove to be inadequate due to changes in legislation or standards and the emergence of new restoration techniques. Furthermore, the expected timing of expenditures could change significantly due to changes in commodity costs or prices that might curtail the life of an operation. These recorded obligations could prove insufficient compared to the actual cost of reclamation. Any underestimated or unidentified close down, restoration or environmental rehabilitation costs could have an adverse effect on our reputation as well as our asset values, results of operations and liquidity.

If the cost of obtaining new reclamation bonds and renewing existing reclamation bonds increases or if we are unable to obtain additional bonding capacity, our operating results could be negatively affected.

We are required to provide bonds to secure our obligations to reclaim lands used for mining. We must post a bond before we obtain a permit to mine any new area. These bonds are typically renewable on a yearly basis. Bonding companies are requiring that applicants collateralize increasing portions of their obligations to the bonding company. In 2013, we paid approximately $6.4 million in premiums for reclamation bonds. We anticipate that, as we permit additional areas for our mines, our bonding and collateral requirements could increase. Any cash that we provide to collateralize our obligations to our bonding companies is not available to support our other business activities. Our results of operations could be negatively affected if the cost of our reclamation bonding premiums and collateral requirements were to increase. Additionally, if we are unable to obtain additional bonding capacity due to cash flow constraints, we will be unable to begin mining operations in newly permitted areas, which would hamper our ability to efficiently meet our current customer contract deliveries, expand operations, and increase revenues. We used approximately $48.1 million to collateralize new bonds in connection with the Canadian Acquisition.

Our coal mining operations are subject to external conditions that could disrupt operations and negatively affect our results of operations.

Our coal mining operations are all surface mines. These mines are subject to conditions or events beyond our control that could disrupt operations, affect production, and increase the cost of mining at particular mines for varying lengths of time. These conditions or events include: unplanned equipment failures; geological, hydrological or other conditions such as variations in the quality of the coal produced from a particular seam; variations in the thickness of coal seams and variations in the amounts of rock and other natural materials that overlie the coal that we are mining; weather conditions; and competition and/or conflicts with other natural gas resource extraction activities and production within our operating areas. For example, in our recent past, we have endured poor rail performance at the Absaloka Mine, a major blizzard at the Beulah Mine, a trestle fire at the Beulah Mine, and an unanticipated replacement of boom suspension cables on one of our draglines, all of which interrupted deliveries. Major disruptions in operations at any of our mines over a lengthy period could adversely affect the profitability of our mines.

In addition, unplanned outages of draglines and extensions of scheduled outages due to mechanical failures or other problems occur from time-to-time and are an inherent risk of our coal mining business. Unplanned outages typically increase our operation and maintenance expenses and may reduce our revenues because of selling fewer tons of coal. As of June 30, 2014, five of our 30 owned or operated draglines were not in use due to either equipment servicing or because the dragline was scheduled to be down based on the operational needs of our mines. If properly maintained, a dragline can operate for 40 years or longer. As of December 31, 2013, the average age of Westmoreland’s dragline fleet (including the Canadian Subsidiaries) was 33 years. In addition, at our Kemmerer Mine we use shovels instead of draglines. If properly maintained, a shovel can last for 30 years or longer. As of December 31, 2013, the average age of our shovels was 16 years. As our draglines, shovels and other major equipment ages, we may experience unscheduled maintenance outages or increased maintenance costs, which would adversely affect our operating results.

Unplanned outages and extensions of scheduled outages due to mechanical failures or other problems occur from time-to-time at our power plant customers and are an inherent risk of our business. Unplanned outages typically increase our operation and maintenance expenses and may reduce our revenues because of selling fewer tons of coal. For example, in November 2011, the Sherburne County station experienced an explosion and fire that caused an extended outage. As a result, we lost approximately 50% of our coal sales in 2012 and 2013 at our Absaloka Mine. While Sherburne County station initially indicated a start-up date of March

2013, it did not ultimately resume operations until October 2013, resulting in additional lost coal sales during 2013. We maintain business interruption insurance coverage to lessen the impact of events such as this, and have received a total of approximately $33.6 million of cash proceeds in insurance compensation for lost sales to the Sherburne County station. While we believe our insurance did not fully compensate us for the impact of lost sales, we believe the shortfall was not material. However, business interruption insurance may not always provide adequate compensation for lost coal sales, and significant unanticipated outages at our power plant customers which result in lost coal sales could result in significant adverse effects on our operating results.

Our operations are vulnerable to natural disasters, operating difficulties and infrastructure constraints, not all of which are covered by insurance, which could have an impact on our productivity.

Mining and power operations are vulnerable to natural events, including blizzards, earthquakes, drought, floods, fire, storms and the possible effects of climate change. Operating difficulties such as unexpected geological variations could affect the costs and viability of our operations. Our operations also require reliable roads, rail networks, power sources and power transmission facilities, water supplies and IT systems to access and conduct operations. The availability and cost of infrastructure affects our capital expenditures, operating costs, and planned levels of production and sales.

We maintain insurance for some, but not all, of the potential risks and liabilities associated with our business. For some risks, we may not obtain insurance if we believe the cost of available insurance is excessive relative to the risks presented. As a result of market conditions, premiums and deductibles for certain insurance policies can increase substantially, and in some instances, certain insurance may become unavailable or available only for reduced amounts of coverage. As a result, we may not be able to renew our existing insurance policies or procure other desirable insurance on commercially reasonable terms, if at all. Although we maintain insurance at levels we believe are appropriate and consistent with industry practice, we are not fully insured against all risks. In addition, pollution and environmental risks and consequences of any business interruptions such as equipment failure or labor disputes generally are not fully insurable. Losses and liabilities from uninsured and underinsured events and delay in the payment of insurance proceeds could have a material adverse effect on our financial condition, results of operations and cash flows.

Long-term sales and revenues could be significantly affected by environmental regulations and the effects of the environmental lobby.

A consortium of environmental activists is actively pushing to shut down one-third of the nation’s coal plants by 2020. They are taking particular interest in Colstrip Units 1 and 2 and are actively lobbying the U.S. Environmental Protection Agency, or EPA, to require cost-prohibitive pollution control equipment. In litigation filed in 2012, the activists stated that the EPA’s Best Available Retrofit Technology (“BART”) analysis for regional haze provides support for a determination that additional controls or upgrades to controls to improve regional haze are necessary to achieve BART. A decision in the case is pending. In 2013, environmental groups also filed a citizen suit complaint in Montana district court asserting that the owners and operators of Colstrip are in violation of Clean Air Act requirements. Trial in the case is set for late in 2014. If environmental groups are successful, Colstrip would be required to undergo new permitting and comply with more stringent emission limits applicable to a number of pollutants. If additional emissions controls and upgrades are required at Colstrip Units 1 and 2, it is possible the owners could elect to shut down the units in lieu of making the large capital expenditures required to comply. If such a decision were made, we could lose coal sales of approximately 3.0 million tons per year starting in approximately 2015. The loss of the sale of this tonnage at our Rosebud Mine could have a material adverse effect on the mine’s revenues and profitability.

Additionally, Rocky Mountain Power, the owner of the Naughton Power Station located adjacent to our Kemmerer Mine, which is our Kemmerer Mine’s primary customer, has sought regulatory approval to convert Unit 3 at Naughton to 100% natural gas fueling. When complete, the conversion of Unit 3 to natural gas will result in the loss of coal sales at our Kemmerer Mine. However, Rocky Mountain Power recently announced the conversion of Naughton Unit 3 will not occur until 2018. In addition, price protections built into the contract that are in effect from 2017 to 2021 will partially offset the effects of lowered volume following the conversion of Unit 3. Despite these price protections, the lost sales at the Kemmerer Mine could have a material adverse effect on the mine’s revenues and profitability and on our operating results.

In September 2013, the EPA reproposed new source performance standards for greenhouse gases (“GHG”) that would require new fossil-fuel fired power plants to install carbon capture and sequestration systems. The EPA stated that it intends to finalize the rule by January of 2015. The EPA also is developing GHG standards for existing and modified power plants, initial draft proposals of which the EPA released on June 2, 2014. The proposed rule sets the standard for existing sources as state-specific carbon emission rates that, if finalized, would be phased in between 2020 and 2030. The proposed rule would give states the discretion to use a variety of approaches—including cap-and-trade programs—to meet the standard. The EPA estimates that the proposed existing source rule would reduce CO2 emissions from the power sector by 30 percent by 2030, with a focus on emissions from coal-fired generation. The EPA plans to finalize the rule by June 2015, with state plans due by June 2016, with one- to two-year extensions available. It is difficult to predict at this time the effect these proposed rules would have on our revenues and profitability.

Following the Canadian Acquisition, we are also affected by Canadian GHG emissions regulations. On September 12, 2012, the federal government of Canada released final regulations for reducing GHG emissions from coal-fired electricity generation: “Reduction of Carbon Dioxide Emissions from Coal-Fired Generation of Electricity” (the “Canadian CO2 Regulations”). The Canadian CO2 Regulations will require certain Canadian coal-fired electricity generating plants, effective July 1, 2015, to achieve an average annual emissions intensity performance standard of 420 tons of CO2 per gigawatt hour. The impact of the Canadian CO2 Regulations on existing plants will vary by province and specific location. PMRL’s long-term sales could be reduced unless certain existing plants that it supplies or new plants built to replace such existing plants are equipped with carbon capture and sequestration or other technology that achieves the prescribed performance standard, the impact of the Canadian CO2 Regulations is altered by equivalency agreements, or the Canadian CO2 Regulations are changed to lower the performance standard.

In addition, various Canadian provincial governments and other regional initiatives are moving ahead with GHG reduction and other initiatives designed to address climate change. As it is unclear at this time what shape additional regulation in Canada will ultimately take, it is not yet possible to reliably estimate the extent to which such regulations will impact the operations we acquired in the Canadian Acquisition. However, our Canadian operations involve large facilities, so the setting of emissions targets (whether in the manner described above or otherwise) may well affect some or all of our Canadian customers, and may in turn have a material adverse effect on our business, results of operations and financial performance. In addition to directly emitting GHGs, the operations we acquired in the Canadian Acquisition require large quantities of power. Future taxes on or regulation of power producers or an increase in cost of the fuels used in power production (including coal, oil and gas or other products) may also add to our operating costs.

A defect in title or the loss of a leasehold interest in certain property could limit our ability to mine our coal reserves or result in significant unanticipated costs.

We conduct a significant part of our coal mining operations on properties that we lease. A title defect or the loss of a lease could adversely affect our ability to mine the associated coal reserves. We may not verify title to our leased properties or associated coal reserves until we have committed to developing those properties or coal reserves. We may not commit to develop property or coal reserves until we have obtained necessary permits and completed exploration. As such, the title to property that we intend to lease or coal reserves that we intend to mine may contain defects prohibiting our ability to conduct mining operations. Similarly, our leasehold interests may be subject to superior property rights of other third parties. In order to conduct our mining operations on properties where these defects exist, we may incur unanticipated costs. In addition, some leases require us to produce a minimum quantity of coal and require us to pay minimum production royalties. Our inability to satisfy those requirements may cause the leasehold interest to terminate.

We are dependent on information technology and our systems and infrastructure face certain risks, including cybersecurity risks and data leakage risks.

We are dependent on information technology systems and infrastructure. Any significant breakdown, invasion, destruction or interruption of these systems by employees, others with authorized access to our systems, or unauthorized persons could negatively impact operations. There is also a risk that we could experience a business interruption, theft of information, or reputational damage as a result of a cyber-attack, such as an infiltration of a data center, or data leakage of confidential information either internally or at our third-party providers. While we have invested in the protection of our data and information technology to reduce these risks and periodically test the security of our information systems network, there can be no assurance that our efforts will prevent breakdowns or breaches in our systems that could adversely affect our business.

Our Absaloka Mine benefited from Indian Coal Production Tax Credits, or ICTC, the permanent loss of which will adversely affect the financial condition of the operation.

The ICTC, which our Absaloka Mine historically benefited from, expired in December 2013 and has not been extended or renewed. There is no assurance that a renewal, if any is enacted, would be enacted with retroactive effect. The provisions regarding any future renewal may not be as favorable as those that previously existed. Additionally, the investment in Absaloka Coal LLC by our partner did not continue after December 31, 2013. We expect to seek a new partner in the event of a future renewal, but our results of operations will continue to be negatively affected during the interim period and for any period for which the ICTC is not renewed with retroactive effect. From 2009 through 2013, we experienced a yearly average of $3.1 million of income and $6.1 million of cash receipts from Absaloka Coal LLC’s participation in ICTC transactions.

Our future success depends upon our ability to continue acquiring and developing coal reserves that are economically recoverable and to raise the capital necessary to fund our expansion.

Our recoverable reserves decline as we produce coal. We have not yet applied for the permits to use all of the coal deposits under our mineral rights, and the government agencies may not grant those permits in a timely manner or at all. Furthermore, we may not be able to mine all of our coal deposits as efficiently as we do at our current operations. Our future success depends upon conducting successful exploration and development activities and acquiring properties containing economically recoverable coal deposits. Our current strategy includes increasing our coal reserves through acquisitions of other mineral rights, leases, or producing properties and continuing to use our existing properties. Our ability to expand our operations may be dependent on our ability to obtain sufficient working capital, either through cash flows generated from operations, or financing activities, or both. As we mine our coal and deplete our existing reserves, replacement reserves may not be available when required or, if available, we may not be capable of mining the coal at costs comparable to those characteristic of the depleting mines. These factors could have a material adverse effect on our mining operations and costs, and our customers’ ability to use the coal we mine.

We may not be able to successfully replace our reserves or grow through future acquisitions.

In recent years, we have expanded our operations by adding new mines and reserves through strategic acquisitions, and we intend to continue expanding our operations and coal reserves through additional future acquisitions. Our future growth could be limited if we are unable to continue making acquisitions, or if we are unable to successfully integrate the companies, businesses or properties we acquire. We may not be successful in consummating any acquisitions and the consequences of undertaking these acquisitions are unknown. Our ability to make acquisitions in the future could be limited by restrictions under our existing or future debt agreements, competition from other coal companies for attractive properties or the lack of suitable acquisition candidates.

Transportation impediments may hinder our current operations or future growth.

Certain segments of our current business, principally our Absaloka Mine and Coal Valley Mine, rely on rail transportation for the delivery of coal product to customers and ports. Our ability to deliver our product in a timely manner could be adversely affected by the lack of adequate availability of rail capacity, whether because of work stoppages, union work rules, track conditions or otherwise. In 2011, flooding conditions disrupted rail service to the Absaloka Mine, resulting in lost revenue. Rail or shipping transportation costs represent a significant portion of the total cost of coal for our customers, and the cost of transportation is a key factor in a customer’s purchasing decision. In addition, the Coal Valley Mine exports the majority of its production to the global seaborne market through port facilities in western Canada.

The unavailability of rail capacity and port capacity could also hinder our future growth as we seek to sell coal into new markets. The current availability of rail cars is limited and at times unavailable because of repairs or improvements, or because of priority transportation agreements with other customers. Port capacity is also restricted in certain markets. If transportation is restricted or is unavailable, we may be unable to sell into new markets and, therefore, the lack of rail or port capacity would hamper our future growth. We currently have sufficient committed port capacity to operate our export business, and additional port capacity is expected to be constructed in western Canada in the future. However, increases in transportation costs or the lack of sufficient rail or port capacity or availability could make our coal less competitive, or could result in coal becoming a less competitive source of energy in general, which could lead to reduced coal sales or reduced prices we receive for the coal. Our inability to timely deliver product or fuel switching due to rising transportation costs could have a material adverse effect on our business, financial condition and results of operations.

Decreased availability or increased costs of key equipment and materials could impact our cost of production and decrease our profitability.

We depend on reliable supplies of mining equipment, replacement parts and materials such as explosives, diesel fuel, tires and magnetite. The supplier base providing mining materials and equipment has been relatively consistent in recent years, although there continues to be consolidation, which has resulted in a limited number of suppliers for certain types of equipment and supplies. Any significant reduction in availability or increase in cost of any mining equipment or key supplies could adversely affect our operations and increase our costs, which could adversely affect our operating results and cash flows.

In addition, the prices we pay for these materials are strongly influenced by the global commodities market. Coal mines consume large quantities of commodities such as steel, copper, rubber products, explosives and diesel and other liquid fuels. Some materials, such as steel, are needed to comply with regulatory requirements. A rapid or significant increase in the cost of these commodities could increase our mining costs because we have limited ability to negotiate lower prices, and in some cases, do not have a ready substitute.

Union represented labor creates an increased risk of work stoppages and higher labor costs.

Approximately 70% of our total U.S. workforce is represented by two labor unions, the International Union of Operating Engineers and the UMWA. Our unionized workforce is spread out amongst the majority of our surface mines. As a majority of our workforce is unionized, there may be an increased risk of strikes and other labor disputes, and our ability to alter labor costs is subject to collective bargaining. The collective bargaining agreement relating to the represented workforce at the Absaloka Mine expired in mid-2011. We were successful in negotiating a new agreement without any work stoppages or other disruptions. In 2012, we were successful in entering into agreements with our workforce at Savage, Kemmerer and Rosebud. If our Jewett Mine operations were to become unionized, we could be subject to additional risk of work stoppages, other labor disputes and higher labor costs, which could adversely affect the stability of production and our results of operations. While strikes are generally a force majeure event in long-term coal supply agreements, thereby exempting the mine from its delivery obligations, the loss of revenue for even a short time could have a material adverse effect on our financial results.

Congress has proposed legislation to enact a law allowing workers to choose union representation solely by signing election cards, which would eliminate the use of secret ballots to elect union representation. While the impact is uncertain, if the government enacts this proposal into law, which would make it administratively easier to unionize, it may lead to more coal mines becoming unionized.

Approximately 65% of our total Canadian workforce is represented by a labor union. There are labor agreements in place with one or more unions at each of the producing mines we acquired in the Canadian Acquisition, other than the Genesee Mine. Our collective bargaining agreement related to the Estevan Mine will expire on June 30, 2015. If we are not successful in negotiating new labor agreements as they expire with any of the Canadian workforce unions or otherwise maintaining strong partnerships with them, it could result in labor disputes, work stoppages or higher labor costs, any of which could have an adverse effect on our business and results of operations.

We face intense competition to attract and retain employees.

We are dependent on retaining existing employees and attracting additional qualified employees to meet current and future needs. We face intense competition for qualified employees, and there can be no assurance that we will be able to attract and retain such employees or that such competition among potential employers will not result in increasing salaries. We rely on employees with unique skill sets to perform our mining operations, including engineers, mechanics and other highly skilled individuals. An inability to retain existing employees or attract additional employees, especially with mining skills and background, could have a material adverse effect on our business, cash flows, financial condition and results of operations.

Following the Canadian Acquisition, we are subject to foreign exchange risk as a result of exposures to changes in currency exchange rates between the U.S. and Canada.

Following the Canadian Acquisition, we face increased exposure to exchange rate fluctuations between the Canadian dollar and U.S. dollar. We realize a large portion of our revenues from sales made from the Canadian assets in Canadian dollars, and many of the expenses incurred by the Canadian assets are recognized in Canadian dollars. The exchange rate of the Canadian dollar to the U.S. dollar has been at or near historic highs in recent years. In the event that the Canadian dollar weakens in comparison to the U.S. dollar, earnings generated from Canadian operations will translate into reduced earnings in our consolidated statements of operations reported in U.S. dollars. In addition, our Canadian Subsidiaries also record certain accounts receivable and accounts payable, which are denominated in Canadian dollars. Foreign currency transactional gains and losses are realized upon settlement of these assets and obligations.

Following the Canadian Acquisition, fluctuations in the U.S. dollar relative to the Canadian dollar may make it more difficult to perform period-to-period comparisons of our reported results of operations. For purposes of accounting, the assets and liabilities of our Canadian operations will be translated using period-end exchange rates, and the revenues and expenses of our Canadian operations will be translated using average exchange rates during each period. Translation gains and losses are reported in accumulated other comprehensive loss as a component of stockholders’ equity.

Risks Related to the Coal and Power Industries

The risk of prolonged recessionary conditions could adversely affect our financial condition and results of operations.

Because we sell substantially all of our coal to electric utilities, our business and results of operations remain closely linked to demand for electricity. Recent economic uncertainty has raised the risk of prolonged recessionary conditions. Historically, global demand for basic inputs, including electricity production, has decreased during periods of economic downturn. If demand for electricity production decreases, our financial condition and results of operations could be adversely affected.

Competition in the North American coal industry may adversely affect our revenues and results of operations.

Many of our competitors in the North American coal industry are major coal producers who have significantly greater financial resources than we do. The intense competition among coal producers may impact our ability to retain or attract customers and may therefore adversely affect our future revenues and results of operations. Among other things, competitors could develop new mines that compete with our mines, have higher quality coal than our mines or build or obtain access to rail lines that would adversely affect the competitive position of our mines.

Any change in consumption patterns by utilities away from the use of coal could affect our ability to sell the coal we produce or the prices that we receive.

In addition to competing with other coal producers, we compete generally with producers of other fuels. In 2013, the electric utility industry accounted for approximately 93% of coal consumption in the U.S. and 80% of coal consumption in Canada. The demand for electricity, environmental and other governmental regulations, and the price and availability of competing fuels for power plants such as nuclear, hydro, natural gas and fuel oil as well as alternative sources of energy affects the amount of coal consumed by the electric utility industry. A decrease in coal consumption by the electric utility industry could adversely affect the demand for, and price of, coal, which could negatively impact our results of operations and liquidity. We do not have contracts guaranteeing the purchase of fixed quantities of coal, so revenue can fall even though we have long-term contracts.

Some power plants are fueled by natural gas because of the relatively lower construction costs of such plants compared to coal-fired plants and because natural gas is a cleaner burning fuel. In addition, some states have adopted or are considering legislation that encourages domestic electric utilities to switch from coal-fired power generation plants to natural gas powered plants. Similar legislation has been implemented or is under consideration in several Canadian provinces. Passage of these and other state, provincial or federal laws or regulations limiting carbon dioxide emissions could result in fuel switching, from coal to other fuel sources, by purchasers of our coal. Such laws and regulations could also mandate decreases in carbon dioxide emissions from coal-fired power plants, impose taxes on carbon emissions or require certain technology to capture and sequester carbon dioxide from coal-fired power plants. If these or similar measures are ultimately imposed by federal, state or provincial governments or pursuant to international treaty, our reserves and operating costs may be materially and adversely affected. Similarly, alternative fuels (non-fossil fuels) could become more attractive than coal in order to reduce carbon emissions, which could result in a reduction in the demand for coal and, therefore, our revenues.

Recently, the supply of natural gas has reached record highs and the price of natural gas has remained at depressed levels for sustained periods due to extraction techniques involving horizontal drilling and hydraulic fracturing that have led to economic access to large quantities of natural gas in the United States and Canada, making it an attractive competing fuel. A continuing decline in the price of natural gas, or continuing periods of sustained low natural gas prices, could cause demand for coal to decrease, result in fuel switching and decreased coal consumption by electricity-generating utilities and adversely affect the price of our coal. Sustained low natural gas prices may cause utilities to phase-out or close existing coal-fired power plants or reduce construction of any new coal-fired power plants, which could have a material adverse effect on demand and prices received for our coal.

Changes in the export and import markets for coal products could affect the demand for our coal, our pricing and our profitability.

Although our mines and the majority of our customers are located in North America, we compete in a worldwide market for coal and coal products. The pricing and demand for our products is affected by a number of global economic factors that are beyond our control and difficult to predict. These factors include:

•	currency exchange rates;

•	growth of economic development;

•	price of alternative sources of electricity or steel;

•	worldwide demand for coal and other sources of energy; and

•	ocean freight rates.

Any decrease in the aggregate amount of coal exported from the United States and Canada, or any increase in the aggregate amount of coal imported into the United States and Canada, could have a material adverse impact on the demand for our coal, our pricing and our profitability. Ongoing uncertainty in European economies and slowing economies in China, India and Brazil have reduced and may continue to reduce near-term pricing and demand for coal exported from the United States and Canada. The operations we acquired in the Canadian Acquisition include a mine in western Canada that primarily supplies premium thermal coal to the Asian export market. Ownership of this mine will increase our exposure to price fluctuations in the international coal market, and a substantial downturn in demand in the Asian market could have a material adverse effect on our financial condition and results of operations.

Extensive government regulations impose significant costs on our mining operations, and future regulations could increase those costs or limit our ability to produce and sell coal.

The coal mining industry is subject to increasingly strict regulation by federal, state and local authorities with respect to matters such as:

•	limitations on land use;

•	employee health and safety;

•	mandated benefits for retired coal miners;

•	mine permitting and licensing requirements;

•	reclamation and restoration of mining properties after mining is completed;

•	air quality standards;

•	discharges to water;

•	construction and permitting of facilities required for mining operations, including valley fills and other structures constructed in water bodies and wetlands;

•	protection of human health, plant life and wildlife;

•	management of the materials generated by mining operations and discharge of these materials into the environment;

•	effects of mining on groundwater quality and availability; and

•	remediation of contaminated soil, surface and groundwater.

We are required to prepare and present to governmental authorities data concerning the potential effects of any proposed exploration or production of coal on the environment and the public has statutory rights to submit objections to requested permits and approvals. The costs, liabilities and requirements associated with these and other regulations may be costly and time-consuming and may delay commencement or continuation of exploration or production operations. Failure to comply with these regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of cleanup and site restoration costs and liens, the issuance of injunctions to limit or cease operations, the suspension or revocation of permits and other enforcement measures that could have the effect of limiting production from our operations. We may also incur costs and liabilities resulting from claims for damages to property or injury to persons arising from our operations. We must compensate employees for work-related injuries. If we do not make adequate provision for our workers’ compensation liabilities, it could harm our future operating results. If we are pursued for any sanctions, costs and liabilities, our mining operations and, as a result, our results of operations, could be adversely affected.

New legislation or regulations and orders may be adopted that may materially adversely affect our mining operations, our cost structure or our customers’ ability to use coal. New legislation or administrative regulations (or new judicial interpretations or administrative enforcement of existing laws and regulations), including proposals related to the protection of the environment that would further regulate and tax the coal industry, may also require us or our customers to change operations significantly or incur increased costs. These regulations, if proposed and enacted in the future, could have a material adverse effect on our financial condition and results of operations. For additional information regarding specific regulations that impact our operations, see Item 1 of our 2013 Form 10-K under “Coal Segment-Material Effects of Regulation,” which is incorporated by reference herein.

Concerns regarding climate change are, in many of the jurisdictions in which we operate, leading to increasing interest in, and in some cases enactment of, laws and regulations governing greenhouse gas emissions, which affect the end-users of coal and could reduce the demand for coal as a fuel source and cause the volume of our sales or the prices we receive to decline. These laws and regulations also have imposed, and will continue to impose, costs directly on us.

GHG emissions have increasingly become the subject of international, national, state, provincial and local attention. Coal-fired power plants can generate large amounts of carbon and other GHG emissions. Accordingly, legislation or regulation intended to limit GHGs will likely indirectly affect our coal operations by limiting our customers’ demand for our products or reducing the prices we can obtain, and also may directly affect our own power operations. In the United States, the EPA has issued a notice of finding and determination that emissions of carbon dioxide, methane, nitrous oxide and other GHGs present an endangerment to human health and the environment, which allows the EPA to begin regulating emissions of GHGs under existing provisions of the federal Clean Air Act. The EPA implemented GHG-related reporting and permitting rules. Portions of the EPA’s GHG permitting rules, which were the subject of litigation by some industry groups and states, were recently struck down in part by the U.S. Supreme Court, but the EPA’s authority to impose GHG permitting requirements on a majority of large emissions sources, including coal-fired electric utilities, remain in place. President Obama in June 2013 announced a Climate Action Plan, which included a Presidential Memorandum directing the EPA to issue standards for GHG emissions from existing, modified and reconstructed fossil-fuel fired power plants. The EPA issued a revised proposal with standards for new fossil fuel-fired plants, including coal-fired plants, in September 2013, which the EPA plans to finalize by January 2015. The EPA also has released its “Clean Power Plan” in June 2014, which includes proposed standards for existing and modified sources. Under the Clean Power Plan as currently proposed, the EPA would set standards for existing sources as stringent state-specific carbon emission rates that, if finalized, would be phased in between 2020 and 2030. The proposed rule would give states the discretion to use a variety of approaches—including cap-and-trade programs—to meet the standard. The EPA estimates that the proposed existing source rule would reduce CO2 emissions from the power sector by 30 percent by 2030, with a focus on emissions from coal-fired generation. The EPA plans to finalize the rule by June 2015, with state plans due by June 2016, with one- to two-year extensions available. The U.S. Congress has considered, and in the future may again consider, legislation governing GHG emission, including “cap and trade” legislation that would establish a cap on emissions of GHGs covering much of the economy in the United States and would require most sources of GHG emissions to obtain GHG emission “allowances” corresponding to their annual emissions of GHGs. In addition, coal-fired power plants, including new coal-fired power plants or capacity expansions of existing plants, have become subject to opposition by environmental groups seeking to curb the environmental effects of GHG emissions. It is difficult to predict at this time the effect these proposed rules would have on our revenues and profitability. For additional information, see “Business - Material Effects of Regulation” in our 2013 Form 10-K, which is incorporated by reference herein.

In Canada, in September 2012 the federal government released final regulations for reducing GHG emissions from coal-fired electricity generation through the Canadian CO2 Regulations. The Canadian CO2 Regulations will require certain Canadian coal-fired electricity generating units, effective July 1, 2015, to achieve an average annual emissions intensity performance standard of 420 tons of CO2 per gigawatt hour. According to Sherritt’s public filings, this performance standard represents approximately one-half of the annual average CO2 emissions intensity of the customer generating assets currently served by the Prairie Operations. The performance standard will apply to new units commissioned after July 1, 2015 and to units that are considered to have reached the end of their useful life, generally between 45 and 50 years from the unit’s commissioning date. New and end-of-life units that incorporate technology for carbon capture and sequestration may apply for a temporary exemption from the performance standard that would remain in effect until 2025, provided that certain implementation milestones are met. Provincial equivalency agreements, under which the Canadian CO2 Regulations would stand down, are being negotiated or discussed with the provinces of Alberta and Saskatchewan. The Prairie coal production in the long-term could be reduced unless certain existing units or new units of the customers served by the Prairie operations are equipped with carbon capture and storage or other technology that achieves the prescribed performance standard, the impact of the Regulations is altered by equivalency agreements, or the Canadian CO2 Regulations are changed to lower the performance standard. The impact of the Canadian CO2 Regulations on existing units will vary by location and province.

In addition, various Canadian provincial governments and other regional initiatives are moving ahead with GHG reduction and other initiatives designed to address climate change. For example, under the Climate Change and Emissions Management Act (the “CCEM”), the Province of Alberta enacted the “Specified Gas Emitters Regulation.” As of January 1, 2008, this enactment requires certain existing facilities with direct emissions of 100,000 tons or more of certain specified gases to ensure that the net emissions intensity for a year for an established facility must not exceed 88% of the baseline emissions intensity for the facility. For the 2011 compliance period, CVRI’s Coal Valley operations exceeded the 100,000 ton emissions threshold established under the Specified Gas Emitters Regulation, and Coal Valley was required to contribute to the Climate Change and Emissions Management Fund. According to Sherritt’s public filings, for the 2012 compliance period, the preliminary calculations indicate Coal Valley will be required to purchase fund credits. It is anticipated that for the next several years, emissions intensity at Coal Valley will increase as the distance between the coal being mined and the processing plant increases. The Government of Alberta has also introduced a complementary Specified Gas Reporting Regulation, which came into force on October 20, 2004. This legislation requires all industrial emitters emitting 50,000 tons or more of CO2 to report their annual GHG emissions in accordance with the specified Gas Reporting Standard published by the Government of Alberta. In Saskatchewan, Bill 126, The Management and Reduction of Greenhouse Gases Act, was passed in 2010 but is not yet proclaimed in force. The legislation provides a framework for the control of GHG emissions by regulated emitters and will be proclaimed once accompanying draft regulations are finalized.

As it is unclear at this time what shape additional regulation in Canada will ultimately take, it is not yet possible to estimate the extent to which such regulations will impact the operations we acquired in the Canadian Acquisition. However, those operations involve large facilities, so the setting of emissions targets (whether in the manner described above or otherwise) may well affect them and may have a material adverse effect on our business, results of operations and financial performance. These developments in both Canada and the United States could have a variety of adverse effects on demand for the coal we produce. For example, laws or regulations regarding GHGs could result in fuel switching from coal to other fuel sources by electricity generators, or require us, or our customers, to employ expensive technology to capture and sequester carbon dioxide. Political and environmental opposition to capital expenditure for coal-fired facilities could affect the regulatory approval required for the retrofitting of existing power plants. For example, the Naughton power facility, which is located adjacent to the Kemmerer Mine, announced in April 2012 that it is seeking regulatory approval to switch Unit 3 to natural gas from coal. The conversion of Naughton Unit 3 to natural gas would result in significant reduction in coal sales from our Kemmerer Mine, and could have a material adverse effect on our results of operations. However, Rocky Mountain Power, the owner of the Naughton facility, recently announced that the conversion will not take place until at least 2018. Political opposition to the development of new coal-fired power plants, or regulatory uncertainty regarding future emissions controls, may result in fewer such plants being built, which would limit our ability to grow in the future.

In addition to directly emitting GHGs, the operations we acquired in the Canadian Acquisition require large quantities of power. Future taxes on or regulation of power producers or the production of coal, oil and gas or other products may also add to our operating costs. And many of the developments in the U.S. discussed above that may affect our customers and demand for our coal could also affect us directly through adverse impacts on ROVA.

Depending on how they evolve, such developments, individually or in the aggregate, may have a material adverse effect on our business, results of operations and financial performance.

Extensive environmental laws, including existing and potential future legislation, treaties and regulatory requirements relating to air emissions other than GHGs, affect our customers and could reduce the demand for coal as a fuel source and cause coal prices and sales of our coal to materially decline, and could impose additional costs on ROVA.

Our customers, as well as ROVA, are subject to extensive environmental regulations particularly with respect to air emissions other than GHG. Coal contains impurities, including but not limited to sulfur, mercury, chlorine and other elements or compounds, many of which are released into the air when coal is burned. The emission of these and other substances is extensively regulated at the federal, state, provincial and local level, and these regulations significantly affect our customers’ ability to use the coal we produce and, therefore, the demand for that coal. For example, the purchaser of coal produced from the Jewett Mine blends our lignite with compliance coal from Wyoming. Tightened nitrogen oxide and new mercury emission standards could result in the customer purchasing an increased blend of the Wyoming coal in order to reduce emissions. Further, increased market prices for sulfur dioxide emissions allowances and increased coal ash management costs could also favor an increased blend of the lower ash Wyoming compliance coal. In such a case, the customer has the option to increase its purchases of other coal and reduce purchases of our coal or terminate our contract. A termination of the contract or a significant reduction in the amount of our coal that is purchased by the customer could have a material adverse effect on our results of operations and financial condition.

The EPA intends to issue or has issued a number of significant regulations that will impose more stringent requirements relating to air, water and waste controls on electric generating units. These rules include the EPA’s pending new requirements for coal combustion residue (“CCR”) management that may further regulate the handling of wastes from the combustion of coal. In addition, in February 2012, the EPA signed a rule to reduce emissions of mercury and toxic air pollutants from new and existing coal- and oil-fired electric utility steam generating units, often referred to as the MATS Rule. This rule was upheld by the Federal Court of Appeals for the D.C. Circuit in April 2014. In April 2014, the U.S. Supreme Court upheld the EPA’s Cross-State Air Pollution Rule

(“CSAPR”), which would require stringent reductions in emissions of nitrogen oxides and sulfur dioxide from power plants in much of the Eastern United States, including Texas and North Carolina. The EPA has filed a motion to have the D.C. Circuit lift its stay on the CSAPR. In May 2014, the EPA Administrator signed a final rule that establishes requirements for cooling water intake structures for the withdrawal of cooling water by electric generating plants; the rule is anticipated to affect over 500 power plants.

Considerable uncertainty is associated with air emissions initiatives. New regulations are in the process of being developed, and many existing and potential regulatory initiatives are subject to review by federal or state agencies or the courts. Stringent air emissions limitations are either in place or are likely to be imposed in the short to medium term, and these limitations will likely require significant emissions control expenditures for many coal-fired power plants. For example, the owners of Units 3 and 4 at Colstrip, adjacent to our Rosebud Mine, are getting considerable pressure from environmental groups to install Selective Catalytic Reduction (“SCR”) technology. Should the owners be forced by the EPA to install such technology, the capital requirements could make the continued operation of the two units unsustainable. As a result, Colstrip and other similarly-situated power plants may switch to other fuels that generate fewer of these emissions or may install more effective pollution control equipment that reduces the need for low-sulfur coal. Any switching of fuel sources away from coal, closure of existing coal-fired power plants, or reduced construction of new coal-fired power plants could have a material adverse effect on demand for, and prices received for, our coal. Alternatively, less stringent air emissions limitations, particularly related to sulfur, to the extent enacted, could make low-sulfur coal less attractive, which could also have a material adverse effect on the demand for, and prices received for, our coal.

The regulation of air emissions in Canada may also reduce the demand for the products of the operations we acquired in the Canadian Acquisition. Specifically, the Alberta Environmental Protection and Enhancement Act (“EPEA”) and the Canadian Environmental Protection Act, 1999 (“CEPA, 1999”) and the provision for the reporting of pollutants via the National Pollutant Release Inventory (“NPRI”), could also have a significant effect on the customers of our Canadian mines, which in turn could, over time, significantly reduce the demand for the coal produced from those mines.

The customers of our Canadian mines must comply with a variety of environmental laws that regulate and restrict air emissions, including the EPEA and its regulations, and the CEPA, 1999. Because many of these customers’ activities generate air emissions from various sources, compliance with these laws requires our customers in Canada to make investments in pollution control equipment and to report to the relevant government authorities if any emissions limits are exceeded or are made in contravention of the applicable regulatory requirements.

These laws restrict the amount of pollutants that our Canadian customer’s facilities can emit or discharge into the environment. The NPRI, for example, is created under authority of the CEPA, 1999 and is a Canada-wide, legislated, and publicly accessible inventory of specific substances that are released into the air, water, and land. The purpose of the NPRI was to provide comprehensive national data on releases of specified substances, and assists with, identifying priorities for action, encouraging voluntary action to reduce releases, tracking the progress of reductions in releases, improving public awareness and understanding of substances released into the environment, and supporting targeted initiatives for regulating the release of substances.

Regulatory authorities can enforce these and other environmental laws through administrative orders to control, prevent or stop a certain activity; administrative penalties for violating certain environmental laws; and judicial proceedings. If environmental regulatory burdens continue to increase for our Canadian customers, as a result of policy changes or increased regulatory reform relating to the substances reported, it could potentially affect customer operations and future demand for coal.

USE OF PROCEEDS

We are making the exchange offer to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the exchange of the Exchange Notes for the Restricted Notes pursuant to the exchange offer. In consideration of issuing the Exchange Notes in the exchange offer, we will receive an equal principal amount of Restricted Notes. We will cancel and retire all Restricted Notes surrendered in exchange for Exchange Notes. Therefore, the issuance of the Exchange Notes will not result in any increase or decrease in our indebtedness.

THE EXCHANGE OFFER

The following summary of the registration rights agreement and letter of transmittal is not complete and is subject to, and is qualified in its entirety by, all of the provisions of the registration rights agreement and the letter of transmittal, each of which is incorporated as an exhibit to the registration statement of which this prospectus is part. We urge you to read the entire registration rights agreement carefully.

Purpose and Effect of the Exchange Offer

We issued the Restricted Notes in a private placement on April 28, 2014. The Restricted Notes were issued, and the Exchange Notes will be issued, under an indenture, dated as of February 4, 2011, between us, the guarantors, and Wells Fargo Bank, N.A., as trustee (the “Indenture”). In connection with the private placement, we entered into a registration rights agreement with the initial purchasers of the Restricted Notes, BMO Capital Markets Corp. and Deutsche Bank Securities Inc. Pursuant to the registration rights agreement, we and the subsidiary guarantors agreed that we will, subject to certain exceptions,

•	by August 6, 2014 (5 days after the first interest payment date of August 1, 2014), file a registration statement (the “exchange offer registration statement”), with the SEC with respect to a registered exchange offer to exchange each Restricted Note for a new Exchange Note having terms substantially identical in all material respects to such Restricted Note;

•	use our commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act by December 24, 2014 (240 days after April 28, 2014);

•	promptly after the effectiveness of the exchange offer registration statement, offer the Exchange Notes in exchange for the Restricted Notes; and

•	keep the exchange offer open for not less than 20 days or more than 45 days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the Restricted Notes.

We have also agreed to include in the exchange offer registration statement a prospectus for use in any resales by any holder of Restricted Notes that is a broker-dealer and to keep such exchange offer registration statement effective for a period beginning when Exchange Notes are first issued in the exchange offer and ending upon the earlier of 180 days from the completion date of this exchange offer or such time as such broker-dealers no longer hold any Restricted Notes.

In the event that:

•	any change in law or in applicable interpretations thereof by the staff of the SEC does not permit us to effect the exchange offer; or

•	if for any reason the exchange offer is not consummated within 275 days after April 28, 2014,

then, we will, as promptly as practicable, cause to be filed a shelf registration statement under the Securities Act on or prior to the earliest to occur of:

•	the later of (in the case of change in law or interpretation) (x) the 60th day after the date on which we are no longer permitted to file the exchange offer registration statement and (y) October 25, 2014; and

•	in the case such holder is prohibited from participating in the exchange offer, such holder may not resell the Exchange Notes acquired by it in the exchange offer to the public without delivering a prospectus and that the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales, or such holder is a broker-dealer and holds Restricted Notes acquired directly from us, the 45th day after the date on which we receive notice from a holder.

We will use our commercially reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act on or prior to the later of the 75th day after the shelf registration statement filing obligation arises and December 24, 2014. In addition, we will use our commercially reasonable efforts to keep the shelf registration statement effective until one year from April 28, 2014 (or such shorter period that will terminate when all the Notes covered thereby have been sold pursuant thereto or in certain other circumstances).

We will pay, as liquidated damages, additional cash interest on the applicable Restricted Notes and Exchange Notes, subject to certain exceptions:

•	if the exchange offer registration statement is not filed with the SEC on or prior to August 6, 2014; or

•	if the exchange offer registration statement is not declared effective on or prior to December 24, 2014; or

•	if the exchange offer is not consummated on or prior to January 28, 2015; or

•	if a shelf registration statement is not filed or declared effective when required; or

•	if a registration statement is declared effective as required but thereafter fails to remain effective or usable in connection with resales for more than 30 calendar days; or

•	holders are unable to sell under Rule 144 as a result of our failure to meet the adequate current public information requirement of Rule 144(c)(1).

The additional interest will accrue at a per annum rate of 0.25% for the first 90 days of the registration default period, at a per annum rate of 0.50% for the second 90 days of the registration default period, at a per annum rate of 0.75% for the third 90 days of the registration default period and at a per annum rate of 1.0% thereafter for the remaining portion of the registration default period. We will pay such additional interest on regular interest payment dates.

We may require each person requesting to be named as a selling security holder to furnish to us such information regarding the person and the distribution of the Notes by the person as we may from time to time reasonably require for the inclusion of the person in the shelf registration statement, including requiring the person to properly complete and execute such selling security holder notice and questionnaires, and any amendments or supplements thereto, as we may reasonably deem necessary or appropriate. We may refuse to name any person as a selling security holder who fails to provide us with such information.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, for each $2,000 principal amount of Restricted Notes properly tendered and not withdrawn before the expiration date of the exchange offer, we will issue $2,000 principal amount of Exchange Notes. Holders may tender some or all of their Restricted Notes pursuant to the exchange offer in denominations of $2,000 and integral multiples of $1,000 thereof. The exchange offer is not conditioned upon any minimum aggregate principal amount of Restricted Notes being tendered.

The form and terms of the Exchange Notes will be the same as the form and terms of the Restricted Notes except that:

•	the Exchange Notes will have a different CUSIP number from the Restricted Notes;

•	the Exchange Notes will be registered under the Securities Act and, therefore, the global securities representing the Exchange Notes will not bear legends restricting the transfer of interests in the Exchange Notes;

•	the Exchange Notes will not be subject to the registration rights relating to the Restricted Notes; and

•	the Exchange Notes will not contain provisions for payment of additional interest in case of non-registration.

The Exchange Notes will evidence the same indebtedness as the Restricted Notes they replace, and will be issued under, and be entitled to the benefits of, the same indenture governing the issuance of the Restricted Notes. As a result, the Restricted Notes and the Exchange Notes will be treated as a single series of Notes under the indenture.

Following the consummation of the exchange offer, the holders of Restricted Notes that are accepted for exchange will receive accrued but unpaid interest on Restricted Notes on the first interest payment date after the expiration date.

Under existing SEC interpretations, the Exchange Notes would generally be freely transferable after the exchange offer without further registration under the Securities Act, except that broker-dealers receiving the Exchange Notes in the exchange offer will be subject to a prospectus delivery requirement with respect to their resale. This view is based on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers like this one. We have not, however, asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, the SEC might not treat it in the same way it has treated other exchange offers in the past. You will be relying on the no-action letters that the SEC has issued to third parties in circumstances that we believe are similar to ours. Based on these no-action letters, you must meet the following conditions in order to receive freely transferable Exchange Notes:

•	you are not an “affiliate” of ours, as defined in Rule 405 of the Securities Act (or if you are such an “affiliate”, you must comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable);

•	you are not engaged in and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of Exchange Notes to be issued in the exchange offer;

•	you acquired the Exchange Notes issued in the exchange offer in the ordinary course of your business;

•	you are not a broker-dealer that acquired the Restricted Notes from us or in market-making transactions or other trading activities; and

•	you are not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

By tendering your Restricted Notes as described in “—Procedures for Tendering,” you will be representing to us that you satisfy all of the above listed conditions. If you do not satisfy all of the above listed conditions:

•	you cannot rely on the position of the SEC set forth in the no-action letters referred to above; and

•	you must comply with the applicable registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes.

The SEC considers broker-dealers that acquired Restricted Notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the Exchange Notes if they participate in the exchange offer. Consequently, these broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes.

A broker-dealer that has bought Restricted Notes for market-making or other trading activities must comply with the prospectus delivery requirements of the Securities Act in order to resell any Exchange Notes it receives for its own account in the exchange offer. Broker-dealers may use this prospectus to fulfill their prospectus delivery requirements with respect to the Exchange Notes if they indicate in the letter of transmittal that they will do so. We have agreed in the registration rights agreement to send a prospectus to any broker-dealer that requests copies in the notice and questionnaire included in the letter of transmittal accompanying the prospectus until the earlier of 180 days from the completion date of this exchange offer or such time as such broker-dealers no longer hold any Restricted Notes.

Unless you are required to do so because you are a broker-dealer, you may not use this prospectus for an offer to resell, resale or other retransfer of Exchange Notes. We are not making this exchange offer to, nor will we accept tenders for exchange from, holders of Restricted Notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

Holders of Restricted Notes do not have appraisal or dissenters’ rights under state law or under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of Regulation 14E under the Exchange Act.

Expiration Date

The exchange offer will expire at 5:00 p.m. New York City time on             , 2014, unless, in our sole discretion, we extend the expiration date. If we so extend the expiration date, the term “expiration date” shall mean the latest date and time to which we extend the exchange offer.

Extensions, Delays in Acceptance, Termination or Amendment

We reserve the right, in our sole discretion to:

•	delay accepting for exchange any Restricted Notes;

•	extend the exchange offer;

•	terminate the exchange offer; or

•	to amend the terms of the exchange offer in any way we determine.

We will give oral or written notice of any delay, extension or termination to the exchange agent. In addition, we will give, as promptly as practicable, oral or written notice regarding any delay in acceptance, extension or termination of the offer to the registered holders of Restricted Notes. If we amend the exchange offer in a manner that we determine to constitute a material change, or if we waive a material condition, we will promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of Restricted Notes of the amendment or waiver, and extend the offer if required by law.

We intend to make public announcements of any delay in acceptance, extension, termination, amendment or waiver regarding the exchange offer prior to 9 a.m., Eastern time, on the next business day after the previously scheduled expiration date.

Conditions to the Exchange Offer

We will not be required to accept for exchange, or to exchange Exchange Notes for, any Restricted Notes, and we may terminate the exchange offer as provided in this prospectus at or before the expiration date, if:

•	any law, statute, rule or regulation shall have been proposed, adopted or enacted, or interpreted in a manner, which, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

•	any action or proceeding is instituted or threatened in any court or by or before the SEC or any other governmental agency with respect to the exchange offer which, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

•	we have not obtained any governmental approval which we, in our reasonable judgment, consider necessary for the completion of the exchange offer as contemplated by this prospectus;

•	any change, or any condition, event or development involving a prospective change, shall have occurred or be threatened in the general economic, financial, currency exchange or market conditions in the United States or elsewhere that, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

•	any other change or development shall have occurred, including a prospective change or development, that, in our reasonable judgment, has or may have a material adverse effect on us, the market price of the Exchange Notes or the Restricted Notes or the value of the exchange offer to us; or

•	there shall have occurred (i) any suspension or limitation of trading in securities generally on the New York Stock Exchange or the over-the-counter market; (ii) a declaration of a banking moratorium by United States federal or New York authorities; or (iii) a commencement or escalation of a war or armed hostilities involving or relating to a country where we do business or other international or national emergency or crisis directly or indirectly involving the United States.

The conditions listed above are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our sole discretion in whole or in part at any time and from time to time. A failure on our part to exercise any of the above rights shall not constitute a waiver of that right, and that right shall be considered an ongoing right which we may assert at any time and from time to time.

If we determine in our reasonable judgment that any of the events listed above has occurred, we may, subject to applicable law:

•	refuse to accept any Restricted Notes and return all tendered Restricted Notes to the tendering holders and terminate the exchange offer;

•	extend the exchange offer and retain all Restricted Notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these Restricted Notes; or

•	waive unsatisfied conditions relating to the exchange offer and accept all properly tendered Restricted Notes which have not been withdrawn. If this waiver constitutes a material change to the exchange offer, we will disclose this change by means of a prospectus supplement that will be distributed to the registered holders of the Restricted Notes. If the exchange offer would otherwise expire, we will extend the exchange offer for five to ten business days, depending on how significant the waiver is and the manner of disclosure to registered holders.

Any determination by us concerning the above events will be final and binding.

In addition, we reserve the right in our sole discretion to:

•	purchase or make offers for any Restricted Notes that remain outstanding subsequent to the expiration date; and

•	purchase Restricted Notes in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchases or offers may differ from the terms of the exchange offer.

Procedures for Tendering

Except in limited circumstances, only a participant with the DTC listed on a DTC securities position listing with respect to the Restricted Notes may tender Restricted Notes in the exchange offer. To tender Restricted Notes in the exchange offer:

•	you must instruct DTC and a DTC participant by completing the form “Instructions to DTC Participant From Beneficial Owner” accompanying this prospectus of your intention to tender your Restricted Notes for Exchange Notes; and

•	DTC participants in turn need to follow the procedures for book-entry transfer as set forth below under “— Book-Entry Transfer” and in the letter of transmittal.

By tendering, you will make the representations described below under “— Representations on Tendering Restricted Notes.” In addition, each broker-dealer that receives Exchange Notes for its account in the exchange offer, where the Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. See “Plan of Distribution.” The tender by a holder of Restricted Notes will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of the form “Instructions to DTC Participant From Beneficial Owner” or transmission of an agent’s message and all other required documents, as described under “— Book-Entry Transfer,” to the exchange agent is at the election and risk of the tendering holder of Restricted Notes. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery to the exchange agent prior to the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered Restricted Notes, and our determination shall be final and binding on all parties. We reserve the absolute right to reject any and all Restricted Notes not properly tendered or any Restricted Notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular Restricted Notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, holders must cure any defects or irregularities in connection with tenders of Restricted Notes within a period we determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of Restricted Notes, neither we, nor the exchange agent nor any other person will have any duty or incur any liability for failure to give this notification. We will not consider tenders of Restricted Notes to have been made until these defects or irregularities have been cured or waived. The exchange agent will return any Restricted Notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

Book-Entry Transfer

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the Restricted Notes at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC’s system may make book-entry delivery of Restricted Notes by causing DTC to transfer such Restricted Notes into the exchange agent’s DTC account in accordance with DTC’s electronic Automated Tender Offer Program procedures for such transfer. The exchange of Exchange Notes for tendered Restricted Notes will only be made after timely:

•	confirmation of book-entry transfer of the Restricted Notes into the exchange agent’s account; and

•	receipt by the exchange agent of an “agent’s message” and all other required documents specified in the letter of transmittal.

The confirmation, agent’s message and any other required documents must be received at the exchange agent’s address listed below under “— Exchange Agent” on or before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

As indicated above, delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

The term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant in DTC tendering Restricted Notes stating:

•	the aggregate principal amount of Restricted Notes that have been tendered by the participant;

•	that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal and the terms of the exchange offer; and

•	that we may enforce such agreement against the participant.

Delivery of an agent’s message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the letter of transmittal and described below under “Representations on Tendering Restricted Notes” are true and correct.

Representations on Tendering Restricted Notes

To exchange your Restricted Notes for transferable Exchange Notes in the exchange offer, you will be required to represent to the effect that you:

•	are not an “affiliate” of ours, as defined in Rule 405 of the Securities Act (or if you are such an “affiliate”, you must comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable);

•	are not engaged in and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of Exchange Notes to be issued in the exchange offer;

•	acquired the Exchange Notes issued in the exchange offer in the ordinary course of your business;

•	are not a broker-dealer that acquired the Restricted Notes from us or in market-making transactions or other trading activities; and

•	are not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

If you are a broker-dealer and you will receive Exchange Notes for your own account in exchange for Restricted Notes that were acquired as a result of market-making activities or other trading activities, you will be required to acknowledge in the letter of transmittal that you will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. The letter of transmittal states that, by complying with their obligations, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See also “Plan of Distribution.” If you fail to indicate in the letter of transmittal or otherwise inform us that you are a broker-dealer, you will be deemed to have represented to us that you are not a broker-dealer.

Withdrawal of Tenders

Your tender of Restricted Notes pursuant to the exchange offer is irrevocable except as otherwise provided in this section. You may withdraw tenders of Restricted Notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective for DTC participants, holders must comply with their respective standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from DTC.

Any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Restricted Notes and otherwise comply with the procedures of DTC. We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, for such withdrawal notices, and our determination shall be final and binding on all parties. Any Restricted Notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no Exchange Notes will be issued with respect to them unless the Restricted Notes so withdrawn are validly re-tendered. Any Restricted Notes which have been tendered but which are withdrawn or not accepted for exchange will be returned to the holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Restricted Notes may be re-tendered by following the procedures described above under “—Procedures For Tendering” at any time prior to the expiration date.

Fees and Expenses

We will bear the expenses of soliciting tenders with respect to the exchange offer. The principal solicitation is being made by mail; however, we may make additional solicitation by telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out of pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	SEC registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

Transfer Taxes

Holders who tender their Restricted Notes for exchange will not be obligated to pay any transfer taxes. If, however, a transfer tax is imposed for any reason other than the exchange of Restricted Notes in connection with the exchange offer, then the tendering holder must pay the amount of any transfer taxes due, whether imposed on the registered holder or any other persons. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption from them with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

We will record the Exchange Notes in our accounting records at the same carrying value as the Restricted Notes. This carrying value is the aggregate principal amount of the Restricted Notes including any bond premium, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Consequences of Failure to Properly Tender Restricted Notes in the Exchange

We will issue the Exchange Notes in exchange for Restricted Notes under the exchange offer only after timely confirmation of book-entry transfer of the Restricted Notes into the exchange agent’s account and timely receipt by the exchange agent of an agent’s message and all other required documents specified in the letter of transmittal. Therefore, holders of the Restricted Notes desiring to tender Restricted Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of Restricted Notes for exchange or waive any such defects or irregularities. Restricted Notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer under the Securities Act.

Participation in the exchange offer is voluntary. In the event the exchange offer is completed, we will generally not be required to register the remaining Restricted Notes. Remaining Restricted Notes will continue to be subject to the following restrictions on transfer:

•	holders may resell Restricted Notes only if an exemption from registration is available or, outside the United States, to non-U.S. persons in accordance with the requirements of Regulation S under the Securities Act; and

•	the remaining Restricted Notes will bear a legend restricting transfer in the absence of registration or an exemption.

To the extent that Restricted Notes are tendered and accepted in connection with the exchange offer, any trading market for remaining Restricted Notes could be adversely affected.

Neither we nor our board of directors make any recommendation to holders of Restricted Notes as to whether to tender or refrain from tendering all or any portion of their Restricted Notes pursuant to the exchange offer. Moreover, no one has been authorized to make any such recommendation. Holders of Restricted Notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of Restricted Notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

DESCRIPTION OF THE EXCHANGE NOTES

You can find the definitions of certain terms used in this description under “— Certain Definitions” below. Certain defined terms used in this description, but not defined below under the caption “— Certain Definitions” have the meanings assigned to them in the Indenture. As used in this section, references to the “Issuer” mean Westmoreland Coal Company and Westmoreland Partners, as “Co-Issuers,” but not any of their subsidiaries.

On April 28, 2014, we issued $425.0 million aggregate principal amount of 10.75% Senior Secured Notes due 2018 (the “Restricted Notes”) in a private offering under an indenture (the “Indenture”), dated as of February 4, 2011, by and among the Issuer, the Co-Issuer, the Guarantors and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) and Wells Fargo Bank, National Association, as collateral agent (in such capacity, the “Note Collateral Agent”), as supplemented by supplemental indentures in connection with the issuance of prior additional notes and the Restricted Notes.

Previously, the Co-Issuers have issued $275.0 million aggregate principal amount of 10.75% Senior Secured Notes due 2018, of which approximately $250.5 million in aggregate principal amount remained outstanding as of June 30, 2014 (the “Existing Notes”). The Restricted Notes and the Existing Notes are treated as a single series, and are equal in right of payment, under the Indenture. Throughout this prospectus, the term “Existing Notes” refers to all of the 10.75% Senior Secured Notes outstanding prior to consummation of the exchange offer. The term “Notes” refers to, collectively, the Exchange Notes, the Existing Notes and any Additional Notes (as defined herein), treated as a single class of securities under the Indenture; provided, any such Additional Notes may have a different issue date, issue price and first interest payment date than the Existing Notes and shall be subject to compliance with Section 4.10 and Section 4.12 of the Indenture. The term “Restricted Notes” does not include the Existing Notes.

The following is a summary of the material terms and provisions of the Notes, the Indenture and the Security Documents. The following summary does not purport to be a complete description of the Notes or such agreements and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture and the Security Documents. We urge you to read the Indenture and the Security Documents because they, not this description, define your rights as Holders of the Restricted Notes. You may obtain a copy of each document from the Issuer as set forth below in “Where You Can Find More Information.”

Principal, Maturity and Interest

The Notes will mature on February 1, 2018. The Exchange Notes will bear interest at the rate of 10.75% per annum, payable on February 1st and August 1st of each year, commencing on February 1, 2015, to Holders of the Exchange Notes of record at the close of business on January 15 or July 15, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. Interest (including post-petition interest in any proceedings under bankruptcy law) on overdue principal and (to the extent permitted by law) on overdue installments of interest and Additional Interest will accrue at 2% per annum in excess of such rate without regard to any applicable grace period.

The Notes will be issued in registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Exchange Notes in an aggregate principal amount of $425,000,000 million are being issued in this offering. The Issuer and the Co-Issuer may issue additional Notes having identical terms and conditions to the Existing Notes and the Exchange Notes being issued in this offering, except for issue date, issue price and first interest payment date, in an unlimited aggregate principal amount (the “Additional Notes”), subject to compliance with the covenant described under “– Certain Covenants – Limitations on Additional Indebtedness and Preferred Stock”; provided, that the Co-Issuer is not permitted to issue Additional Notes independently of the Issuer. Any Additional Notes will be part of the same issue as the Existing Notes and the Exchange Notes and will be treated as one class with the Existing Notes and the Exchange Notes, including for purposes of voting, redemptions and offers to purchase. For purposes of this “Description of the Exchange Notes,” except for references to Additional Notes in the covenant described under “– Certain Covenants – Limitations on Additional Indebtedness and Preferred Stock,” references to the Notes include Additional Notes, if any, and Exchange Notes when issued as described under the caption “– Exchange Offer; Registration Rights.”

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable payment date, the Issuer will make all payments on such Holder’s Notes by wire transfer of immediately available funds to the account specified in those instructions to an account in the United States. Otherwise, payments on the Notes will be made at the office or agency of the paying agent (the “Paying Agent”) and registrar (the “Registrar”) for the Notes within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Note Guarantees

The obligations of the Issuer and the Co-Issuer under the Existing Notes, the Indenture and other related documents are, and such obligations under the Exchange Notes will be, jointly and severally guaranteed (the “Note Guarantees”), on a senior secured basis, by each Restricted Subsidiary that the Issuer has caused, or will cause, to become a Guarantor pursuant to the terms of the Indenture. The Guarantors consist of substantially all of our material subsidiaries, including Westmoreland Resources Inc., Westmoreland Energy LLC and its direct and indirect Subsidiaries other than the Co-Issuer, Westmoreland Kemmerer, Inc. (formerly known as Westmoreland Mining, Inc.), Westmoreland Coal Sales Co., WCC Land Holding Company, Inc., WRI Partners, Inc., Westmoreland Mining LLC (“WML”) and its direct Subsidiaries, and Westmoreland Canada LLC and its direct and indirect Subsidiaries, which include Prairie Mines & Royalty ULC and Coal Valley Resources Inc. The Note Guarantees are secured as described in “– Security – General.” Absaloka and certain immaterial Subsidiaries will not guarantee the Notes.

The obligations of each Guarantor under its Note Guarantee are limited to the maximum amount as will result in those obligations not constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to (i) all other contingent and fixed liabilities of the Guarantor (including, without limitation, any guarantees under any future revolving credit agreement permitted under the Indenture) and (ii) any collections from or payments made by or on behalf of any other Guarantor in respect of its contribution obligations under the Indenture. Each Guarantor that makes a payment or distribution under its Note Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on adjusted net assets of each Guarantor (including the Guarantor that made such payment or distribution) determined in accordance with GAAP for all payments, damages and expenses incurred by the Guarantor that made such payment or distribution.

Any Restricted Subsidiary of the Issuer, Co-Issuer or of a Guarantor created or acquired after the Initial Notes Issue Date, or any Unrestricted Subsidiary that becomes a Restricted Subsidiary after the Initial Notes Issue Date, is required to guarantee the Notes pursuant to a supplemental indenture on a senior secured basis.

A Guarantor will be automatically released from its obligations under its Note Guarantee and the Indenture, and any of its assets that constitute Collateral will be released from the Liens created by the Security Documents:

(1) in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of such Guarantor then held by the Issuer, Co-Issuer or any Restricted Subsidiary; provided, that in the case of a sale or disposition constituting an Asset Sale, the Net Available Proceeds of such sale or other disposition are applied in accordance with the provisions under the heading “— Certain Covenants — Limitations on Asset Sales”;

(2) if such Guarantor is designated as an Unrestricted Subsidiary in accordance with the provisions of the Indenture, upon effectiveness of such designation; or

(3) if the Notes are discharged or defeased in accordance with the procedures described below under “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge” below.

Non-Guarantor Subsidiaries

The Existing Notes are, and the Exchange Notes will be, structurally subordinated to all existing and future liabilities of the non-guarantor Subsidiaries. This means that in the event of a bankruptcy, liquidation or reorganization of any of these entities, or if an event of default occurs under financing arrangements obtained by these entities, they will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to the Issuer.

Restricted and Unrestricted Subsidiaries

All of the Subsidiary Guarantors, including the Subsidiaries acquired in the Canadian Acquisition, WML and its Subsidiaries, WRM and Absaloka are “Restricted Subsidiaries.” Our Subsidiary, Basin Resources Inc. is an Unrestricted Subsidiary and does not guarantee the Existing Notes and will not guarantee the Exchange Notes. Under the circumstances described below under the subheading “– Certain Covenants – Limitations on Designation of Unrestricted Subsidiaries,” the Issuer is permitted to designate certain other Subsidiaries as “Unrestricted Subsidiaries.” The effect of designating a Subsidiary as an “Unrestricted Subsidiary” will be that:

•	an Unrestricted Subsidiary will not be subject to many of the restrictive covenants in the Indenture;

•	a Subsidiary that has previously been a Guarantor and that is designated an Unrestricted Subsidiary will be released from its Note Guarantee, the Indenture and the Security Documents, and any of its assets that constitute Collateral will be released from the Liens of the Security Documents; and

•	the assets, expenses, income, indebtedness, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Issuer and Co-Issuer for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

Ranking

Senior Notes

The Existing Notes are, and the Exchange Notes will be, general senior secured obligations of the Issuer, the Co-Issuer and the Subsidiary Guarantors ranking equally in right of payment with all existing and future Senior Indebtedness of the Issuer, the Co-Issuer and the Subsidiary Guarantors. The Existing Notes effectively rank, and the Exchange Notes will effectively rank, senior to all Unsecured Indebtedness of the Issuer, the Co-Issuer, the Subsidiary Guarantors and Absaloka to the extent of the value of the Note Collateral securing such obligations. Under the terms of the Indenture, the Issuer, the Co-Issuer, the Subsidiary Guarantors and Absaloka are permitted to enter into and guarantee, and have entered into and guaranteed, a Revolving Credit Facility that is secured by the Revolving Facility First-Priority Liens on the Revolving Facility First-Priority Collateral. In addition, an amended and restated Intercreditor Agreement has been entered into between the Note Collateral Agent and the collateral agent under the Revolving Credit Facility providing: (i) that the Notes have a second-priority Lien in the accounts receivable and inventory, and proceeds and products thereof, (ii) identifying the rights of the respective lenders in the event of default under either the Notes or the Revolving Credit Facility or a bankruptcy, liquidation, reorganization or other winding up, or sale, of the Issuer, the Co-Issuer or any Guarantor or Absaloka, and (iii) providing other terms of the intercreditor relationship. See “– Security – Intercreditor Agreement Entered into in Connection with the Revolving Credit Facility.” In any of such events, the assets of the Issuer, the Co-Issuer, the Subsidiary Guarantors and Absaloka that secure the Revolving Credit Facility will only be available to pay obligations on the Notes and the Note Guarantees in accordance with the terms and conditions of such intercreditor agreement.

Ranking of Note Guarantees

The Guarantors have, jointly and severally, fully and unconditionally guaranteed on a senior secured basis the due and punctual payment of principal of, premium, if any, and interest on, the Existing Notes and will similarly guarantee the Exchange Notes. See “– Security – General” for a description of the assets securing the guarantees.

Under certain circumstances described under “– Certain Covenants – Additional Note Guarantees,” we are required to cause the execution and delivery of additional Note Guarantees by Restricted Subsidiaries.

Optional Redemption

General

Except as described under “– Redemption with Proceeds of Qualified Equity Offerings,” the Notes may not be redeemed prior to February 1, 2015. At any time or from time to time on or after February 1, 2015, upon not less than 30 nor more than 60 days’ notice, the Issuer, at its option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the twelve-month period beginning February 1 of the years indicated:

Optional
Year	Redemption Price
2015	103.583%
2016	101.792%
2017 and thereafter	100.000%

Redemption with Proceeds from Qualified Equity Offerings

At any time or from time to time prior to February 1, 2015, the Issuer, at its option, may redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture (including the principal amount of any Additional Notes issued under the Indenture but without duplication with respect to Exchange Notes) with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 110.75% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, that (1) at least 65% of the aggregate principal amount of Notes (including the principal amount of any Additional Notes issued under the Indenture but without duplication with respect to Exchange Notes) issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 60 days of the date of the closing of any such Qualified Equity Offering.

The Issuer may acquire Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of the Indenture.

Selection and Notice of Redemption

If the Issuer makes a partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such method that complies with applicable legal and securities exchange requirements, if any and in accordance with methods generally deemed fair and appropriate by the Trustee; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part. In addition, if a partial redemption is made pursuant to the provisions described under “– Optional Redemption – Redemption with Proceeds from Qualified Equity Offerings,” selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless that method is otherwise prohibited.

Notice of redemption will be sent at least 30 but not more than 60 days before the date of redemption to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Each notice for redemption will identify the Notes to be redeemed and state, among other things, that if any Note is to be redeemed in part, the portion of the principal amount of the Note to be redeemed and that a new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption and redeemed Notes will be cancelled as of the redemption date so long as the Issuer has deposited with the paying agent for the Notes funds sufficient to pay the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

Security

General

The Existing Notes and the existing Note Guarantees are, and the Exchange Notes and related Note Guarantees will be, secured by:

(i) the Note Second-Priority Liens granted by the Issuer, the Co-Issuer and the Subsidiary Guarantors on the accounts and inventory, and any other property with respect to, evidencing or relating to such accounts and inventory of the Issuer, the Co-Issuer, the Subsidiary Guarantors and Absaloka (whether now owned or subsequently arising or acquired), and the proceeds and products thereof (the foregoing being the “Note Second Lien Collateral”), which had been part of the First Lien Collateral but which became Note Second Lien Collateral pursuant to the terms of the Intercreditor Agreement entered into in connection with the entry by the Issuer and other entities into the Revolving Credit Facility;

(ii) the Note First-Priority Liens granted by the Issuer, the Co-Issuer and the Subsidiary Guarantors on substantially all of the tangible and intangible assets of the Issuer, the Co-Issuer and the Subsidiary Guarantors (whether now owned or subsequently arising or acquired) (other than the Note Second Lien Collateral) pursuant to one or more First Lien Security Documents among the Issuer, the Co-Issuer, the Subsidiary Guarantors and the Note Collateral Agent and, with respect to assets consisting of Real Property and fixtures (whether now owned or hereinafter arising or acquired), pursuant to mortgages, deeds of trust or deeds to secure debt (the foregoing being the “First Lien Collateral”);

(iii) the Note First-Priority Lien on 100% of all management fees, dividends, and distributions payable by WML to the Issuer, subject to the prior Lien under the WML Credit Agreements and related WML Security Agreements, but only to the extent that such Lien affects such management fees, dividends, and distributions (the foregoing being the “WML Payments Collateral”);

(iv) the Note First-Priority Lien on all of the common shares of WRM held by the Issuer (the foregoing being the “WRM Collateral”); and

(v) the Note First-Priority Lien on any assets owned by Absaloka (the “Absaloka Collateral”);

provided, that the Note Second Lien Collateral, the First Lien Collateral, the WML Payments Collateral, the WRM Collateral and the Absaloka Collateral will be subject to Permitted Liens and will not include any Excluded Property. The First Lien Collateral, the WML Payments Collateral, the WRM Collateral, the Absaloka Collateral and the Note Second Lien Collateral, are, subject to Permitted Liens and the exclusion of Excluded Property, collectively, the “Note Collateral.”

The Issuer, the Co-Issuer, the Subsidiary Guarantors and Absaloka were required to perfect on the Initial Notes Issue Date (or at the time that they became Subsidiary Guarantors, as applicable) the security interests in the Note Collateral solely to the extent they could be perfected by the filing of UCC-1 financing statements or the delivery of capital stock or instruments. To the extent any such security interest could not be perfected by filing or the delivery of capital stock, the Issuer, the Co-Issuer, the Subsidiary Guarantors and Absaloka were required to have all security interests and Liens that are contemplated by the Indenture and the Security Documents to be in place and perfected as soon as practicable following the Initial Notes Issue Date, but in any event no later than

(A) 90 days after the Initial Notes Issue Date, (B) such later date as the Trustee agreed that the security interests and Liens in favor of the Holders of the Notes are required to be in place or (C) 90 days after an asset ceases to be an Excluded Property. If the Issuer, the Co-Issuer, any Subsidiary Guarantor or Absaloka were to become subject to a bankruptcy proceeding, any Liens recorded or perfected after the Initial Notes Issue Date would face a greater risk of being invalidated than if they had been recorded or perfected on the Initial Notes Issue Date. Security in real property was granted as described in “– Security – General – Certain Covenants with Respect to the Note Collateral – Real estate mortgages and filings.”

If the Issuer, the Co-Issuer, any Subsidiary Guarantor or Absaloka creates any additional Lien upon any property to secure the Revolving Credit Facility Obligations, it must concurrently grant a Note Second-Priority Lien upon such property (subject to Permitted Liens) as security for the Notes substantially concurrently with granting any such additional Lien.

The Liens in the Note Collateral securing the Notes and the Note Guarantees under the Security Documents rank (i) equally in priority with the security interest and Liens in and on the Note Collateral securing any Senior Indebtedness other than the Revolving Credit Facility, (ii) senior to any Unsecured Indebtedness and (iii) junior to the Revolving Facility First Priority Liens. In addition, the Notes will not be secured by any of the assets of any Subsidiary that is not a Guarantor other than Absaloka. See “Risk Factors – Risks Relating to Our Indebtedness and the Notes – The Notes will be structurally subordinated to all indebtedness of those of our existing or future subsidiaries that are not, or do not become, guarantors of the Notes.”

Intercreditor Agreement Entered into in Connection with the Revolving Credit Facility

As permitted by the Indenture, the Issuer, the Co-Issuer and the Subsidiary Guarantors entered into a Revolving Credit Facility, which is secured by the Revolving Facility First-Priority Collateral. Notwithstanding the time, order or method of grant, creation, attachment or perfection of any Liens securing the Notes, the Liens of the Notes on the Revolving Facility First-Priority Collateral rank junior to the Revolving Facility First-Priority Liens under the Revolving Credit Facility. Concurrent with the Revolving Credit Facility, the Note Collateral Agent and PrivateBank and Trust Company, the lender under the Revolving Credit Facility (the “Working Capital Lender” or the “Revolving Collateral Agent”) entered into an amended and restated intercreditor agreement on the terms described in this section in all material respects (the “Intercreditor Agreement”).

The parties agreed in the Intercreditor Agreement that notwithstanding the date, time, method, manner or order of grant, attachment or perfection of the Revolving Facility First-Priority Liens or the Note Second-Priority Liens, and notwithstanding any provision of the uniform commercial code or any other applicable law, the Indenture, the Security Documents or any other documents delivered in connection with the Indenture or the Security Documents, the Revolving Credit Facility, any loan documents or other documents delivered in connection with the Revolving Credit Facility, or any defect or deficiencies in, or failure to perfect, the Revolving Facility First-Priority Liens or the Note Second-Priority Liens, (a) any Revolving Facility First-Priority Lien will be first, prior, continuing and senior in right, priority, operation, effect and all other purposes and respects to Note Second-Priority Lien, and (b) the Note Second Priority-Lien will be junior and subordinate in right, priority, operation, effect and all other purposes and respects to all Revolving Facility First-Priority Liens.

Prior to the discharge of the Revolving Facility First-Priority Liens, (a) the Note Collateral Agent will not exercise or seek to exercise any remedies with respect to any Revolving Facility First-Priority Collateral, contest, protest or object to any foreclosure proceeding or action brought by the Working Capital Lender or any other exercise by the Working Capital Lender of any rights and remedies relating to the Revolving Facility First-Priority Collateral under the Revolving Credit Facility or any other related loan document, or object to, contest or oppose the forbearance by the Working Capital Lender from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Revolving Facility First-Priority Collateral; and (b) the Working Capital Lender will have the exclusive right to enforce any and all rights, exercise remedies and make determinations regarding the release, management, enforcement, disposition, or restrictions with respect to the Revolving Facility First-Priority Collateral, in each case in the exercise of its sole and absolute discretion, without any consultation with, notice to or the consent of the Note Collateral Agent, and such exercise and enforcement shall include, without limitation, the rights of an agent appointed by the Working Capital Lender to sell or otherwise dispose of Revolving Facility First-Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under bankruptcy laws of any applicable jurisdiction.

Notwithstanding the above, (a) in any insolvency Liquidation Proceeding commenced by or against the Issuer or any other borrower under the Revolving Credit Facility, the Note Collateral Agent may file a claim or statement of interest with respect to the obligations owing to the noteholders under the Indenture, (b) the Note Collateral Agent may take such action (not adverse in any way to the priority status of the Revolving Facility First-Priority Liens or the rights of the Working Capital Lender to exercise any remedies in respect thereof) solely necessary to preserve or protect its Note Second-Priority Liens so long as such action is consistent with the terms and limitations on the Note Collateral Agent imposed by the Intercreditor Agreement. In addition, the Note Collateral Agent may exercise rights and remedies with respect to the security interests in the Note Second Lien Collateral after the passage of a period of 180 days from the first date on which the Note Collateral Agent has notified the Working Capital Lender that (i) an Event of Default consisting of nonpayment of any principal or interest then due under the Notes has been declared, or (ii) an Event of Default other than an Event of Default consisting of nonpayment of any principal or interest then due under the Notes has been declared and the repayment of all the principal amount under the Notes has been demanded. The Note Collateral Agent is, however, only permitted to exercise remedies to the extent that the Working Capital Lender, or the secured parties under the Revolving Credit Facility Obligations, are not diligently pursuing the exercise of its or their rights and remedies with respect to a material portion of the Note Second Lien Collateral.

The rights of the Holders of the Notes with respect to the Note Second Lien Collateral securing the Notes and the Note Guarantees will be materially limited pursuant to the terms of the Intercreditor Agreement. Under the terms of such intercreditor agreement, the Note Second-Priority Liens in the Revolving Facility First-Priority Collateral securing the Notes will rank junior to the Revolving Facility First-Priority Liens. Any proceeds received upon a realization of the Revolving Facility First-Priority Collateral securing the Revolving Credit Facility Obligations and the Notes will be applied as follows:

(1) first, to the Working Capital Lender to be applied as required under the Revolving Credit Facility until the payment and discharge of the Revolving Credit Facility Obligations has occurred; and

(2) second, to the Trustee to be applied ratably to the Holders of the Notes and in such order as specified in the Indenture and the Security Documents (with the Note Collateral Agent entitled to apply any proceeds in respect of the Notes to its costs and expenses prior to principal and interest being paid to the Holders of the Notes).

Upon the occurrence of any acceleration under the Revolving Credit Facility Obligations, the Holders shall have the right to buy all of the Working Capital Lender’s right, title and interest in and to all of the Revolving Credit Facility Obligations and the documentation evidencing the Revolving Credit Facility as described below. In addition, upon any acceleration of the Revolving Credit Facility Obligations, no action to enforce remedies may be taken by the Working Capital Lender with respect to the Revolving Credit Facility Obligations for a period of 15 days following date of the acceleration notice given by the Working Capital Lender to the Issuer (the “Remedy/Acceleration Notice”) (such period, the “Standstill Period”); provided, that actions to protect the Note Second Lien Collateral and the Revolving Facility First Priority Liens, or prepare for sale of or other enforcement against the Collateral, including notifying account debtors to make payments to the Revolving Lenders, that do not result in any disposition of the Collateral shall be deemed not to violate the foregoing.

Upon the receipt by the Issuer of a Remedy/Acceleration Notice, each Holder shall have the right (but not the obligation) to purchase (or to designate an Affiliate or other party to purchase) all of the rights and obligations of the Working Capital Lender, including all of the commitments or Revolving Credit Facility Obligations owing to it (the “Holder Buy-out Right”) for an aggregate purchase price equal to the sum of (x) the then outstanding principal amount of such Revolving Credit Facility Obligations, plus (y) all accrued and unpaid interest thereon, plus (z) all other amounts accrued and unpaid in respect thereof, including unreimbursed obligations in respect of or relating to the loan documents evidencing the Revolving Credit Facility and all expenses owing in connection with such documents (the “Revolving Buy-out Price”).

The Holder Buy-out Right may be exercised by Holders upon written notice thereof to the Working Capital Lender and the Issuer within 10 days after receipt by the Issuer of the Remedy/Acceleration Notice, committing to the purchase of 100% of the Revolving Credit Facility Obligations; provided, that so long as 100% of the Revolving Credit Facility Obligations are committed to be purchased, such Revolving Credit Facility Obligations shall be allocated as described below. Such written notice shall identify the Holder or Holders exercising such Holder Buy-out Right and contain no conditions other than the assignment of Revolving Credit Facility Obligations to a Holder purchasing such Revolving Credit Facility Obligations. Such notice shall constitute an irrevocable commitment by the delivering Holders to the Working Capital Lender to purchase the Revolving Credit Facility Obligations for the Revolving Buy-out Price no later than the last day of the Standstill Period.

The Revolving Buy-out Price shall be paid by wire transfer of immediately available funds to the Working Capital Lender. If the Revolving Buy-out Price is not received by the Working Capital Lender in accordance with the foregoing, the Working Capital Lender may enforce such commitment and may exercise all other remedies under the Intercreditor Agreement, including enforcement of all remedies against the Collateral.

In the event a bankruptcy proceeding shall be commenced by or against the Issuer, the Co-Issuer, or any Subsidiary Guarantor, and the Working Capital Lender shall desire to permit the Issuer, the Co-Issuer or any Subsidiary Guarantor the use of cash collateral which constitutes Collateral or to enter into a debtor-in-possession financing (a “DIP Financing”) in such proceeding, the Note Second-Priority Liens on the Revolving Facility First-Priority Collateral may, in each case be made junior and subordinated to Liens granted to secure such DIP Financings. The use of cash collateral or the provision of DIP Financing will require the approval of the governmental authority having jurisdiction over such bankruptcy proceeding, to the extent required by law. To the extent the first-priority Liens securing the Revolving Credit Facility Obligations are subordinated to or pari passu with such DIP Financing, the Note Collateral Agent (a) will subordinate or make pari passu its Note Second-Priority Liens in the Revolving Facility First-Priority Collateral to the same extent that the Revolving Credit Facility Obligations are subordinated or pari passu to the Liens securing such DIP Financing (and all obligations relating thereto) and (b) will not request adequate protection or any other relief in connection with the Note Second-Priority Liens (other than as described below).

The Intercreditor Agreement limits the right of the Note Collateral Agent and the Working Capital Lender to seek relief from the “automatic stay” and provides that each of the Note Collateral Agent and the Working Capital Lender waives its rights to assert the doctrine of marshalling under applicable law with respect to the Note Second Lien Collateral or the Note Collateral, respectively.

Sufficiency of collateral in the event of foreclosure

In the event of foreclosure on the Note Collateral, there can be no assurance that the proceeds from the sale of the Note Collateral in whole or in part pursuant to the Security Documents would be sufficient to satisfy payments due on the Notes. In addition, pursuant to the terms of the Intercreditor Agreement, if any event of default has occurred under the Revolving Credit Facility, the proceeds of the foreclosure of the Note Second Lien Collateral would be applied, first to the obligations under the Revolving Credit Facility before the remaining proceeds, if any, would be available to apply to the obligations under the Notes. The fair market value of the Note Collateral is subject to fluctuations based on factors that include, among others, the ability to sell the Note Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Note Collateral would also be dependent on numerous factors, including, but not limited to, the actual fair market value of the Note Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Note Collateral may be illiquid and may have no readily ascertainable market value or may require consents or approvals to transfer that are not obtainable. In particular, some assets constituting Note Collateral (including contracts and intellectual property) are more illiquid than other assets constituting Note Collateral (such as accounts receivable and inventory, which is Note Second Lien Collateral). Accordingly, there can be no assurance that all of the Note Collateral can be sold in a short period of time or in an orderly manner. See “Risk Factors – Risks Relating to Our Indebtedness and the Notes – The value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. Liquidating the collateral securing the Notes may not produce proceeds in an amount sufficient to pay any amounts due on the Notes.” In addition, in the event of a bankruptcy, the ability of the holders to realize upon any of the Note Collateral may be subject to certain bankruptcy law limitations as described below under “– Certain bankruptcy limitations.”

Certain Covenants with Respect to the Note Collateral

The Note Collateral has been pledged pursuant to the Security Documents, which contain provisions relating to the administration, preservation and disposition of the Note Collateral. The following is a summary of some of the covenants and provisions set forth in the Security Documents and the Indenture as they relate to the Note Collateral.

Maintenance of collateral

The Indenture and/or the Security Documents will provide that the Issuer and the Co-Issuer will, and will cause each of the Subsidiary Guarantors and Absaloka to (i) at all times maintain, preserve and protect all property material to the conduct of its business and keep such property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business); (ii) from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; (iii) maintain adequate insurance at all times on all its property by companies rated A-, VII or better by A.M. Best; and (iv) obtain such other insurance against risks as the Note Collateral Agent may from time to time reasonably require.

Permitted ordinary course activities with respect to collateral

Notwithstanding the foregoing, so long as no Default or Event of Default under the Indenture would result therefrom and such transaction would not violate the Trust Indenture Act, the Issuer, the Co-Issuer and the Subsidiary Guarantors and Absaloka may, among other things, without any release or consent by the Trustee or the Agents, conduct ordinary course activities with respect to Collateral, including, without limitation, (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents which has become worn out, defective or obsolete or not used or useful in the business; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Indenture or any of the Security Documents; (iii) surrendering or modifying any license or permit subject to the Lien of the Indenture or any of the Security Documents which it may own or under which it may be operating; (iv) granting a license of any intellectual property; (v) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vi) selling, collecting, liquidating, factoring or otherwise disposing of accounts receivable in the ordinary course of business; (vii) making cash payments (including for the scheduled repayment of Indebtedness) from cash that is at any time part of the Note Collateral in the ordinary course of business that are not otherwise prohibited by the Indenture and the Security Documents; and (viii) abandoning any intellectual property which is no longer used or useful in the Issuer’s, the Co-Issuer’s or Subsidiary Guarantor’s business. The Issuer and the Co-Issuer must deliver to the Agents, within thirty (30) calendar days following the end of each six month period beginning on January 1 and July 1 of any year, an officers’ certificate to the effect that none of the releases and withdrawals occurring during the preceding six month period (or since the Initial Notes Issue Date, in the case of the first such certificate) were prohibited by the Indenture.

After-acquired property

If the Issuer, the Co-Issuer, a Subsidiary Guarantor or Absaloka acquires property that is not automatically subject to a perfected security interest or Lien under the Security Documents and such property would be of the type that would constitute Collateral, or a Subsidiary becomes a Guarantor, then the Issuer, the Co-Issuer, such Guarantor or Absaloka will provide security interests in and Liens on such property (or, in the case of a new Guarantor, all of its assets constituting Collateral) in favor of the Agents for their benefit and the benefit of the Trustee, the Holders of the Notes and the holders of the Revolving Credit Facility Obligations (with respect to the Revolving Facility First-Priority Collateral) and deliver certain joinder agreements and certificates in respect thereof as required by the Indenture and the Security Documents; provided, however, that any Guarantor that joins the Indenture after the Third Supplemental Indenture became effective, is not be obligated to deliver until 90 days after the 2014 Additional Notes Issue Date any (A) account control agreements that are required to be put in place to perfect the security interest of the Note Collateral Agent in such Guarantor’s relevant accounts that are part of the Collateral or (B) any pledge agreement or other arrangements necessary to grant or perfect a security interest in any equity in any Guarantor that is organized in the Netherlands, or in the assets of such Guarantor.

Further assurances

Subject to the limitations described above under “– General,” the Security Documents and the Indenture provide that the Issuer, the Co-Issuer, the Subsidiary Guarantors and Absaloka shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be reasonably necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Note Collateral for the benefit of the Holders of the Notes, the Trustee and the holders of the Revolving Credit Facility Obligations (with respect to the Revolving Facility First-Priority Collateral) and to otherwise effectuate the provisions or purposes of the Indenture and the Security Documents.

Real estate mortgages and filings

Subject to the limitations described above under “– General,” and provided that the following does not grant any real estate security interests beyond that which is required pursuant to the Indenture, the Issuers and each Guarantor shall execute and deliver Mortgages, in form and substance reasonably satisfactory to the Note Collateral Agent, which Mortgages shall cover (i) any fee interest in Real Property owned by the Issuer, the Co-Issuer or a Subsidiary Guarantor on the Initial Notes Issue Date and identified on a schedule to the Indenture, (ii) any fee interest in Real Property acquired by the Issuer, the Co-Issuer or a Subsidiary Guarantor after the Initial Notes Issue Date; provided, however, that the Guarantors that own Real Property in Canada on the 2014 Additional Notes Issue Date shall not be obligated to deliver Mortgages on such Real Property to the Note Collateral Agent until 90 days after the 2014 Additional Notes Issue Date, and (iii) any interest in mineral rights related to WRI’s and/or Absaloka’s mining operations in Big Horn County, Montana, together with evidence that such Mortgages have been delivered to the title insurance company insuring the Lien of such Mortgage for recording. Any Guarantor that leases Real Property in Canada shall use its commercially reasonable efforts to deliver to the Note Collateral Agent within 180 days after the 2014 Additional Notes Issue Date (or within 180 days after such Guarantor acquires such an interest subsequent to the 2014 Additional Notes Issue Date) a Mortgage on such leasehold interest (it being understood that the consent of any landlord of such leasehold interest will be required in connection with such Mortgage).

(1) Within forty-five (45) days following the recordation of any Mortgage on any Mortgaged Property, the Note Collateral Agent shall have received each of the following documents, which shall be reasonably satisfactory in form and substance to the Note Collateral Agent, the Trustee and each of their respective counsel with respect to each Mortgaged Property, as appropriate:

(A) Title Insurance. With respect to each Mortgage encumbering any Mortgaged Property, a policy of title insurance (or commitment to issue such a policy having the effect of a policy of title insurance insuring (or committing to insure) the lien of such Mortgage as a valid and enforceable mortgage or deed of trust lien on the Mortgaged Property described therein, having a policy limit not to exceed 110% of the then fair market value of such Mortgaged Property (such policies collectively, the “Mortgage Policies”) issued by a title insurance company, which reasonably assures the Note Collateral Agent that the Mortgages on such Mortgaged Properties are valid and enforceable mortgage liens on the respective Mortgaged Properties, free and clear of all Liens, defects and encumbrances (other than Permitted Liens) and such Mortgage Policies shall include such title endorsements to the extent available at commercially reasonably rates;

(B) Survey. The Issuers and the appropriate Guarantors shall deliver to the Note Collateral Agent and the title insurance company insuring the Lien of each Mortgage any and all surveys, opinions of special counsel, or opinions or reports from architects, engineers or zoning report companies as may be reasonably necessary to cause such title insurance company to issue the Mortgage Policies required pursuant to clause (A) above;

(C) Fixture filings. Proper fixture filings under the Uniform Commercial Code on Form UCC-1 or any applicable document under applicable Canadian or provincial law for filing under the Uniform Commercial Code or under applicable Canadian or provincial in the appropriate jurisdiction in which the Mortgaged Properties are located, desirable to perfect the security interests in fixtures purported to be created by the Mortgages in favor of the Note Collateral Agent for its benefit and the benefit of the Trustee and the Holders of the Notes;

(D) Consents. With respect to the Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary to consummate the transactions in order for the owner or holder of the fee interest constituting such Mortgaged Property to grant the lien contemplated by the Mortgage with respect to such Mortgaged Property, including, without limitation, the Mineral Consents;

(E) Mortgaged Property Indemnification. With respect to each Mortgaged Property, such affidavits, certificates, instruments of indemnification and other items (including a so-called “gap” indemnification) as shall be reasonably required to induce the title insurance company insuring the Lien of each Mortgage to issue the Mortgage Policies and endorsements contemplated above;

(F) Collateral Fees and Expenses. Evidence of payment by the Issuers of all Mortgage Policy premiums, search and examination charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages, fixture filings and issuance of the Mortgage Policies referred to above; and

(G) Necessary Amendments. If necessary, amendments to the Mortgages duly authorized, executed and acknowledged, in recordable form and otherwise in form reasonably acceptable to the Trustee and Note Collateral Agent with respect to each Mortgaged Property sufficient for the owner of such Mortgaged Property to (x) grant to the Note Collateral Agent and/or confirm the Note Collateral Agent’s Mortgage lien on and security interests in such Mortgaged Property, (y) confirm such owner’s right and indefeasible title thereto and (z) confirm the Mortgaged Property to be encumbered thereby.

Foreclosure

In the event of foreclosure on the Note Collateral, the proceeds from the sale of the same may not be sufficient to satisfy the Issuer’s and the Co-Issuer’s obligations under the Notes, either in whole or in part. The amount to be received upon such a sale would be dependent on numerous factors (including those described in “– Sufficiency of collateral in the event of foreclosure”). By its nature, portions of the Note Collateral may be illiquid and may have no readily ascertainable market value or may require consents that cannot be obtained. In particular, Note Collateral consisting of contracts and intellectual property is generally more illiquid than the Revolving Facility First-Priority Collateral consisting of receivables and inventory. Accordingly, there can be no assurance that the Note Collateral can be sold in a short period of time in an orderly manner. In addition, pursuant to the terms of the Intercreditor Agreement, if any event of default has occurred under the Revolving Credit Facility, the proceeds of the foreclosure of the Note Second Lien Collateral would be applied, first to the obligations under the Revolving Credit Facility before the remaining proceeds, if any, would be available to apply to the obligations under the Notes.

Certain bankruptcy limitations

The right of the Agents to repossess and dispose of the Note Collateral upon the occurrence of an Event of Default would be significantly impaired by applicable bankruptcy law in the event that a bankruptcy case were to be commenced by or against the Issuer, the Co-Issuer or any Subsidiary Guarantor prior to the Agents having repossessed and disposed of the Note Collateral. Upon the commencement of a case for relief under the Bankruptcy Code, secured creditors such as the Agents are prohibited from repossessing security from a debtor in a bankruptcy case, or from disposing of security repossessed from the debtor or any other Collateral, without bankruptcy court approval.

In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the Notes or any Guarantees could be delayed following commencement of a bankruptcy case, whether or when the Agents could repossess or dispose of the Note Collateral, the value of the Note Collateral at the time of the bankruptcy petition or whether or to what extent Holders of the Notes would be compensated for any delay in payment or loss of value of the Note Collateral. The Bankruptcy Code only permits the payment and/or accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of the Note Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the Note Collateral.

Furthermore, in the event a bankruptcy court determines that the value of the Note Collateral is not sufficient to repay all amounts due on the Notes after payment of any priority claims, the Holders of the Notes would hold secured claims only to the extent of the value of the Note Collateral to which the Holders of the Notes are entitled (and subject to the rights in the Revolving Facility First-Priority Lien Collateral of holders of the Revolving Credit Facility Obligations), and unsecured claims with respect to such shortfall.

Release

The Liens on the Note Collateral will be released with respect to the Notes and the Note Guarantees, as applicable:

(1) in whole, upon payment in full of the principal of, accrued and unpaid interest, and premium, if any, on the Notes;

(2) in whole, upon satisfaction and discharge of the Indenture;

(3) in whole, upon a legal defeasance or a covenant defeasance as set forth under “– Legal Defeasance and Covenant Defeasance” below;

(4) as to any asset constituting Note Collateral (A) that is sold or otherwise disposed of by the Issuer, the Co-Issuer, any of the Subsidiary Guarantors or Absaloka (to a person that is not an Issuer, Co-Issuer, a Subsidiary Guarantor or Absaloka) in a transaction permitted by “– Certain Covenants – Limitations on Asset Sales” and by the Security Documents (to the extent of the interest sold or disposed of) or otherwise permitted by the Indenture and the Security Documents, if all Liens on that asset then securing the Notes and the Note Guarantees then secured by that asset (including all commitments thereunder) are released or (B) that is otherwise released in accordance with, and as expressly provided for in accordance with, the Indenture, the Intercreditor Agreement and the Security Documents;

(5) as set forth under “– Amendment, Supplement, Waiver and Entry into Intercreditor Agreement,” as to property that constitutes less than all or substantially all of the Note Collateral, with the consent of holders of at least a majority in aggregate principal amount of the Notes (or, in the case of a release of all or substantially all of the Note Collateral, with the consent of the holders of at least seventy-five percent (75%) in aggregate principal amount of the Notes), including consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes; or

(6) with respect to assets of a Guarantor upon release of such Guarantor from its Note Guarantee as set forth under “– Note Guarantees,” above.

Upon compliance by the Issuer, the Co-Issuer, any Subsidiary Guarantor or Absaloka, as the case may be, with the conditions precedent required by the Indenture, the release of the liens described in item (4) immediately above will occur automatically, and the Note Collateral Agent will execute and deliver appropriate instruments or releases to evidence such release as the applicable Issuer or Guarantor requests, and such documents or instruments as necessary to release other Liens described above, as relevant, and shall promptly cause to be released and reconveyed to the Issuer, the Co-Issuer, the Subsidiary Guarantor or Absaloka, as the case may be, the released Collateral. Prior to each proposed release, the Issuer, the Co-Issuer, each Subsidiary Guarantor and Absaloka will furnish to the Trustee and the Agents all documents required by the Indenture, the Security Documents and the Trust Indenture Act.

Change of Control

If a Change of Control occurs, each Holder will have the right to require that the Issuer purchase (a “Change of Control Offer”) pursuant to the procedure required by the Indenture, all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes for a cash price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon and Additional Interest, if any, to the date of purchase, on a date specified in the notice specified below (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date the notice is sent) (a “Change of Control Payment Date”). A Change of Control Offer may be made in advance of a Change of Control or conditional upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

Within 30 days following any Change of Control, or at an earlier date if the Issuer makes a Change of Control Offer in advance of, or conditioned on the occurrence of, a Change of Control, the Issuer will send, or cause to be sent, to the Holders a notice describing the transaction or transactions that constitute a change of control and offering to purchase Notes on the Change of Control Payment Date. Such notice shall state:

(1) the circumstances and relevant facts regarding such Change of Control;

(2) that the Change of Control Offer is being made pursuant to the relevant section of the Indenture and that all Notes properly tendered and not withdrawn will be accepted for payment;

(3) the Change of Control Purchase Price (including the amount of accrued interest) and the Change of Control Payment Date;

(4) that any Note not tendered shall continue to accrue interest;

(5) that, unless the Issuer defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(6) that Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(7) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, an email, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing such Holder’s election to have such Note purchased; and

(8) that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered.

The Change of Control Offer is required to remain open for at least 20 Business Days or for such longer period as is required by law. The Issuer will post on its website the results of the Change of Control Offer on the date of purchase.

If a Change of Control Offer is made, there can be no assurance that the Issuer and the Co-Issuer will have available funds sufficient to pay for all or any of the Notes of Holders seeking to accept the Change of Control Offer. In addition, we cannot assure you that in the event of a Change of Control the Issuer and the Co-Issuer will be able to obtain the consents necessary to consummate a Change of Control Offer from the parties to agreements governing other outstanding Indebtedness which may prohibit the offer.

Any future credit agreement or other agreement to which the Issuer becomes a party may prohibit us from purchasing any Notes, subject to certain exceptions, and may also provide that some change of control events with respect to us would constitute a default thereunder. If a Change of Control occurs at a time when the Issuer is prohibited from purchasing Notes, the Issuer could seek the consent from the lenders under such other agreements to the purchase of Notes or could attempt to refinance the credit facilities that contain the prohibition. If the Issuer is unsuccessful in obtaining a consent or refinancing the credit facilities, the Issuer will remain prohibited from purchasing Notes. In that case, the Issuer’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which could, in turn, constitute a default under such other agreement.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable to the transaction giving rise to the Change of Control. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuer purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The obligation of the Issuer to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer (an “Alternate Offer”) in the manner and at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer. The Alternate Offer must comply with all the other provisions applicable to the Change of Control Offer, shall remain, if commenced prior to the Change of Control, open for acceptance until at least the consummation of the Change of Control (and otherwise in accordance with the time specified as set forth above) and must permit Holders to withdraw any tenders of Notes made into the Alternate Offer until the final expiration or consummation thereof. An Alternate Offer may be made in advance of a Change of Control or conditional upon the occurrence of a Change in Control, if a definitive agreement is in place for the Change of Control at the time the Alternate Offer is made.

With respect to any disposition of assets, the phrase “all or substantially all” as used in the Indenture (including as set forth under the definition of “Change of Control” and “– Certain Covenants – Limitations on Mergers, Consolidations, Etc.” below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuer to purchase Notes. In addition, it may be unclear whether certain transactions constitute a Change of Control. Under a recent Delaware Chancery Court interpretation of a change of control repurchase requirement with a continuing director provision, a Board of Directors may approve a slate of shareholder nominated directors without endorsing them or while simultaneously recommending and endorsing its own slate instead. The foregoing interpretation would permit the Issuer’s Board of Directors to approve a slate of directors that included a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such dissident slate would not constitute a “Change of Control” that would trigger a Holder’s right to require the Issuer to make an Change of Control Offer as described above.

The Issuer shall when making a Change of Control Offer comply, and will cause any third party making a Change of Control Offer to comply, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with a Change of Control Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Issuer will not be deemed to have breached its obligations under the Indenture by virtue of complying with such laws or regulations.

Certain Covenants

The Indenture contains, among others, the following covenants:

Limitations on Additional Indebtedness and Preferred Stock

The Issuer and the Co-Issuer will not, and the Issuer will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness), and the Issuer and the Co-Issuer will not issue any Disqualified Equity Interests or Preferred Stock and the Issuer shall not permit any Restricted Subsidiaries to issue any Disqualified Equity Interests or Preferred Stock (other than Preferred Stock of a Restricted Subsidiary held by the Issuer, the Co-Issuer or any Guarantor, so long as it is so held); provided, that the Issuer, the Co-Issuer or any Guarantor may incur additional Indebtedness or issue Disqualified Equity Interests and the Issuer may issue Designated Preferred Stock if, in each case, after giving effect thereto, the Fixed Charge Coverage Ratio would have been at least 2.00 to 1.00 (the “Coverage Ratio Exception”) provided, further, that the Issuer may issue Preferred Stock under the Issuer’s Rights Plan.

Notwithstanding the above, each of the following shall be permitted (the “Permitted Indebtedness”):

(1) Indebtedness of the Issuer, the Co-Issuer, any Guarantor and Absaloka under the Revolving Credit Facility together with the incurrence by any Restricted Subsidiary of the guarantees thereunder and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount outstanding at any one time not to exceed the greater of (x) $100.0 and (y) 85% of the aggregate book value of accounts receivable plus 50% of the aggregate book value of inventory of the Issuer, Co-Issuer and the Restricted Subsidiaries;

(2) (x) the Initial Notes issued on the Initial Notes Issue Date (excluding any Additional Notes) and the Note Guarantees thereof and (y) any Exchange Notes issued in exchange for the Initial Notes (excluding any Additional Notes) and any Note Guarantees thereof pursuant to the Registration Rights Agreement related to the Initial Notes;

(3) Indebtedness of the Issuer, the Co-Issuer and the Restricted Subsidiaries to the extent outstanding on the Initial Notes Issue Date (other than Indebtedness referred to in clauses (1) and (2) above), after giving effect to the intended use of proceeds of the Notes;

(4) Indebtedness under Hedging Obligations in the ordinary course of business that are designed to protect against fluctuations in interest rates, foreign currency exchange rates and commodity prices; provided, that if such Hedging Obligations are of the type described in clause (1) of the definition thereof, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(5) Indebtedness of the Issuer or the Co-Issuer owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Issuer, the Co-Issuer or any other Restricted Subsidiary; provided, however, that (A) if the Issuer, the Co-Issuer or any Guarantor is the obligor with respect to such Indebtedness and the payee is not the Issuer, the Co-Issuer or a Guarantor, such Indebtedness must be subordinated to the prior payment in full in cash of all obligations of the Issuer, the Co-Issuer or such Guarantor with respect to the Notes and (B) upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Issuer, the Co-Issuer or a Restricted Subsidiary, the Issuer, the Co-Issuer or such Restricted Subsidiary, as applicable, in each case, shall be deemed to have incurred Indebtedness not permitted by this clause (5);

(6) (x) any guarantee by the Issuer, the Co-Issuer or a Guarantor of Indebtedness of the Issuer, the Co-Issuer or any Guarantor so long as the incurrence of such Indebtedness by the Issuer, the Co-Issuer and such Guarantor is permitted under the terms of the Indenture and (y) any guarantee by a Restricted Subsidiary that is not a Guarantor of Indebtedness of the Issuer, the Co-Issuer or a Restricted Subsidiary so long as the incurrence of such Indebtedness is permitted under the terms of the Indenture;

(7) (a) Indebtedness incurred by the Issuer, the Co-Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to any letters of credit, bankers’ acceptance warehouse receipt or similar facility issued in the ordinary course of business, including without limitation letters of credit or Indebtedness in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims and (b) Obligations in respect of performance, surety, reclamation and similar bonds and performance and completion guarantees provided by the Issuer, the Co-Issuer or any Restricted Subsidiary or Obligations in respect of letters of credit related thereto, in each case incurred in the ordinary course of business or consistent with past practice, and any guarantees or letters of credit functioning as so supporting any of the foregoing bonds or obligations (in the case of clauses (a) and (b), other than for an obligation for money borrowed);

(8) Purchase Money Indebtedness incurred by the Issuer, the Co-Issuer or any Restricted Subsidiary, in an aggregate amount not to exceed at any time outstanding $40.0 million;

(9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(10) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(11) Refinancing Indebtedness with respect to Indebtedness incurred or outstanding pursuant to the Coverage Ratio Exception or clause (2), (3) or (8) immediately above, this clause or clauses (15) or (18) immediately below;

(12) Indebtedness supported by one or more letters of credit issued under the Revolving Credit Facility in accordance with clauses (1) immediately above, respectively; provided, that the amount of Indebtedness permitted to be incurred under this clause (12) supported by any such letter(s) of credit shall not exceed the amount of such letter(s) of credit; provided, further, that upon any reduction, cancellation or termination of such letter(s) of credit, there shall be deemed to be an incurrence of Indebtedness under the Indenture that must be otherwise permitted to be incurred under the Indenture equal to the excess of the amount of such Indebtedness outstanding immediately after such reduction, cancellation or termination over the remaining stated amount, if any, of such letter(s) of credit or the stated amount of any letter(s) of credit issued in a contemporaneous replacement of such letter(s) of credit;

(13) Attributable Indebtedness incurred by the Issuer, the Co-Issuer or any Restricted Subsidiary in an aggregate amount not to exceed $10.0 million at any one time outstanding;

(14) Indebtedness incurred by the Issuer, the Co-Issuer or any Guarantor in an aggregate principal amount (or accreted value, as applicable) at any one time outstanding, including all Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (14), not to exceed $20.0 million;

(15) Indebtedness of the Issuer, the Co-Issuer or any Restricted Subsidiary of Acquired Indebtedness (except to the extent such Acquired Indebtedness was incurred in connection with or in contemplation of such acquisition); provided, that after giving effect to such incurrence of Indebtedness either (A) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception immediately following such transaction or (B) such Fixed Charge Coverage Ratio would have been greater than immediately prior to such acquisition;

(16) Indebtedness of the Issuer, the Co-Issuer or any Restricted Subsidiary under any Cash Management Obligations;

(17) Customary indemnification, adjustment of purchase price or similar obligations, including title insurance, of the Issuer, the Co-Issuer or any Restricted Subsidiary, in each case, incurred in connection with the disposition of any assets of the Issuer, the Co-Issuer or any such Restricted Subsidiary (other than guarantees incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition); and

(18) Indebtedness represented by Additional Notes and Note Guarantees thereof and any Exchange Notes issued in exchange for the Additional Notes pursuant to a Registration Rights Agreement and any Note Guarantee thereof in connection with or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the acquisition by the Issuer, the Co-Issuer or any Guarantor of assets used or useful in a Permitted Business (whether through the direct purchase of assets or the purchase of capital stock of, or merger or consolidation with, any Person owning such assets); provided, that the Issuer would, on the date of such issuance of Additional Notes after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable Four-Quarter Period, have had a Total Leverage Ratio for the Four-Quarter Period immediately preceding the date of such transaction, of no more than 4.0 to 1.0.

The Issuer and the Co-Issuer will not incur, and will not permit any Restricted Subsidiary to incur, any Indebtedness (including Permitted Indebtedness) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer, the Co-Issuer or such Restricted Subsidiary unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantees on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer or the Co-Issuer solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (18) immediately above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer shall classify and may reclassify, in each case in its sole discretion, such item of Indebtedness and may divide, classify and reclassify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness incurred under the Revolving Credit Facility after the Initial Notes Issue Date must be incurred under clause (1) above. In addition, for purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer, the Co-Issuer or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

We are seeking consents from the holders of the Existing Notes to amend certain provisions of the Indenture, including portions of the definition of Permitted Indebtedness above, to permit us to amend our Revolving Credit Facility to increase the amount of borrowings available thereunder. See “– Proposed Indenture Amendments.”

Limitations on Restricted Payments

The Issuer and the Co-Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment;

(2) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable Four-Quarter Period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(3) such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made by the Issuer, the Co-Issuer and the Restricted Subsidiaries after the Initial Notes Issue Date (other than Restricted Payments made pursuant to clauses (2), (3), (4), (5), (6), (8) or (9) of the next succeeding paragraph), is less than the sum (the “Restricted Payments Basket”) of (without duplication):

(a) 50% of Consolidated Net Income of the Issuer for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter commencing after the Initial Notes Issue Date to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors of the Issuer, of property and marketable securities, received by the Issuer either (x) as contributions to the common equity of the Issuer after the Initial Notes Issue Date (other than (i) by a Restricted Subsidiary, (ii) any Disqualified Equity Interests, (iii) Designated Preferred Stock and (iv) cash proceeds applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph) or (y) from the issuance and sale of Qualified Equity Interests after the Issue Date, in each case, other than any such proceeds which are used (x) to redeem Notes in accordance with “– Optional Redemption – Redemption with Proceeds from Qualified Equity Offerings” or (y) to make Restricted Payments in reliance on clause (3) or clause (4) of the next succeeding paragraph, plus

(c) the aggregate amount by which Indebtedness (other than any Subordinated Indebtedness) of the Issuer, the Co-Issuer or any Restricted Subsidiary is reduced on the Issuer’s balance sheet upon the conversion or exchange subsequent to the Initial Notes Issue Date (other than by a Subsidiary of the Issuer) into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Issuer, the Co-Issuer or any Restricted Subsidiary upon such conversion or exchange), plus

(d) without duplication of any amounts included in clause (4) of the next succeeding paragraph, (x) in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Initial Notes Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the aggregate amount received in cash and the fair market value, as determined by the Board of Directors of the Issuer in good faith, of property and marketable securities received after the Initial Notes Issue Date and representing the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes or (y) the sale (other than to the Issuer, the Co-Issuer or a Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary, plus

(e) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer’s Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

The foregoing provisions will not prohibit:

(1) the payment by the Issuer, the Co-Issuer or any Restricted Subsidiary of any dividend or other distribution within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of the Indenture;

(2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Issuer, the Co-Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

(3) the redemption, repurchase, retirement or other acquisition of Subordinated Indebtedness of the Issuer, the Co-Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests or (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of,

Refinancing Indebtedness permitted to be incurred under the “Limitations on Additional Indebtedness and Preferred Stock” covenant and the other terms of the Indenture; provided, that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualified Equity Interests for purposes of clause (3)(b) of the immediately preceding paragraph and will not be considered to be net cash proceeds from a Qualified Equity Offering for purposes of the provisions described above under the caption “– Optional Redemption – Redemption with Proceeds from Qualified Equity Offerings”;

(4) payments to redeem Equity Interests of the Issuer, held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) thereof, upon their death, disability, retirement, severance or termination of employment or service pursuant to any employee benefit plan or agreement or awarded to an employee to pay for the taxes payable by such employee upon such grant or award or the vesting thereof; provided, that the aggregate amount of Restricted Payments under this clause (4) shall not exceed (A) $2.0 million during any calendar year plus (B) the amount of any net cash proceeds received by or contributed to the Issuer from the issuance and sale since the Initial Notes Issue Date of Qualified Equity Interests of the Issuer to its officers, directors or employees that have not been applied to the payment of Restricted Payments pursuant to the terms of clause 3(b) of the immediately preceding paragraph or this clause (4), plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to Restricted Payments pursuant to this clause (4), less (D) the amount of any Restricted Payments previously made from cash proceeds received pursuant to clauses (B) and (C) of this clause (4); provided, further, that the cancellation of Indebtedness owing to the Issuer, the Co-Issuer or any Restricted Subsidiary in connection with the repurchase of Qualified Equity Interests will not be deemed to constitute a Restricted Payment;

(5) (a) the declaration and payment of regularly scheduled or accrued dividends to holders of the Series A Preferred Stock to the extent such dividends are included in the definition of Consolidated Interest Expense, (b) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Equity Interests of the Issuer, the Co-Issuer or any Restricted Subsidiary outstanding on the Initial Notes Issue Date or issued on or after the Initial Notes Issue Date in accordance with the Coverage Ratio Exception described above under the caption “– Limitations on Additional Indebtedness and Preferred Stock” to the extent such dividends are included in the definition of Consolidated Interest Expense and (c) the declaration and payment of accrued and unpaid dividends to holders of the Series A Preferred Stock outstanding as of the Initial Notes Issue Date with the proceeds of the sale of the Existing Notes;

(6) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Equity Interests) issued by the Issuer after the Initial Notes Issue Date in accordance with the Coverage Ratio Exception described under the caption “– Limitations on Additional Indebtedness and Preferred Stock” to the extent such dividends are included in the definition of Consolidated Interest Expense; provided, however, that (A) for the most recently ended four full fiscal quarters for which consolidated financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions thereon) on a pro forma basis, the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.0 to 1.0 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (6) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Equity Interests) issued after the Issue Date;

(7) repurchases of Equity Interests deemed to occur upon the exercise or conversion of stock options or other Equity Interests, if such repurchased or converted Equity Interests represent a portion of the exercise price thereof;

(8) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions in documentation governing such Subordinated Indebtedness similar to those described under “– Change of Control,” “– Certain Covenants – Limitations on Asset Sales,” “– Certain Covenants – Excess Cash Flow” and “– Certain Covenants – Event of Loss”; provided, that prior to such repurchase, redemption or another acquisition, the Issuer and the Co-Issuer (or a third party to the extent permitted by the Indenture) shall have made any required Change of Control Offer, Net Proceeds Offer or Loss Proceeds Offer, as the case may be, with respect to the Notes and shall have repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer, Net Proceeds Offer or Loss Proceeds Offer; or

(9) additional Restricted Payments of $10.0 million.

provided, that (a) in the case of any Restricted Payment pursuant to clause (3), (4), (5)(b), (6), (8) or (9) immediately above, no Default shall have occurred and be continuing or occur as a consequence thereof and (b) no issuance and sale of Qualified Equity Interests used to make a payment pursuant to clause (2), (3) or (4) immediately above shall increase the Restricted Payments Basket.

In the event that a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (9) immediately above or is entitled to be made pursuant to the first paragraph above, the Issuer shall, in its sole discretion, classify or reclassify such Restricted Payment into one or more exceptions.

Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries

The Issuer and the Co-Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions on or in respect of its Equity Interests to the Issuer, the Co-Issuer or any Restricted Subsidiary, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer, the Co-Issuer or any Restricted Subsidiary;

(b) make loans or advances or pay any Indebtedness or other obligation owed to the Issuer, the Co-Issuer or any other Restricted Subsidiary; or

(c) sell, lease or transfer any of its assets to the Issuer, the Co-Issuer or any other Restricted Subsidiary;

except for:

(1) encumbrances or restrictions existing under or by reason of applicable law or any applicable rule, regulation or order;

(2) encumbrances or restrictions existing under the Indenture, the Notes and the Note Guarantees (including any Exchange Notes and guarantees thereof), the Intercreditor Agreement and the Security Documents;

(3) customary non-assignment provisions of any contract or any lease or license entered into in the ordinary course of business;

(4) encumbrances or restrictions existing under agreements existing on the date of the Indenture (including, without limitation, agreements relating to Absaloka) as in effect on that date;

(5) restrictions on transfers of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

(6) restrictions on transfers of assets imposed under any agreement to sell such assets permitted under the Indenture to any Person pending the closing of such sale;

(7) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired, so long as such Acquired Indebtedness or encumbrance or restriction was not incurred in connection with, or in contemplation of, such acquisition;

(8) any other agreement governing Indebtedness entered into after the Initial Notes Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Initial Notes Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Initial Notes Issue Date;

(9) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(10) Purchase Money Indebtedness and Attributable Indebtedness incurred in compliance with the covenant described under “– Certain Covenants – Limitations on Additional Indebtedness and Preferred Stock” that impose restrictions of the nature described in clause (c) immediately above on the assets acquired;

(11) restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts and bonding requirements entered into in the ordinary course of business; and

(12) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) immediately above; provided, that such amendments or refinancings are, in the good faith judgment of the Issuer’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

Limitations on Transactions with Affiliates

The Issuer and the Co-Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Issuer, the Co-Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm’s-length basis by the Issuer, the Co-Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer, the Co-Issuer or that Restricted Subsidiary; and

(2) the Issuer delivers to the Trustee:

(a) with respect to any Affiliate Transaction involving aggregate value in excess of $10.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above and a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by a majority of the disinterested members of the Board of Directors of the Issuer approving such Affiliate Transaction and affirming the determination set forth in clause (1) above; and

(b) with respect to any Affiliate Transaction involving aggregate value of $20.0 million or more, the certificates described in the preceding clause (a) and a written opinion as to the fairness of such Affiliate Transaction to the Issuer, the Co-Issuer or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor to the Board of Directors of the Issuer.

The foregoing restrictions shall not apply to:

(1) transactions exclusively between or among (a) the Issuer, the Co-Issuer and one or more Guarantors, (b) Guarantors or (c) Restricted Subsidiaries that are not Guarantors;

(2) the payment of reasonable and customary director, officer, employee and consultant compensation (including bonuses), reimbursement of expenses and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements;

(3) the issuance of Equity Interests (other than Disqualified Equity Interests) of the Issuer to any director, officer, employee or consultant of the Issuer, the Co-Issuer or its Subsidiaries in the ordinary course of business;

(4) Restricted Payments which are made in accordance with the covenant described under “– Certain Covenants – Limitations on Restricted Payments”;

(5) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business and otherwise not prohibited by the Indenture that are fair to the Issuer, the Co-Issuer or its Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Issuer or the senior management of the Issuer, or are on terms at least as favorable as would reasonably have been entered into at such time with an unaffiliated party;

(6) (x) any agreement in effect on the Initial Notes Issue Date and disclosed in the offering memorandum covering the Existing Notes, as in effect on the Initial Notes Issue Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more disadvantageous to the Holders or the Issuer in any material respect than such agreement as it was in effect on the Initial Notes Issue Date or (y) any transaction pursuant to any agreement referred to in the immediately preceding clause (x);

(7) the existence of, and the performance by the Issuer, the Co-Issuer or any Restricted Subsidiary of its obligations under the terms of, any limited liability company, limited partnership or other organizational document or security holders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party on the Initial Notes Issue Date and which is described in the offering memorandum covering the Existing Notes, as in effect on the Initial Notes Issue Date, and similar agreements that it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer, the Co-Issuer or any of its Restricted Subsidiaries of obligations under, any amendment to any such existing agreement or any such similar agreement entered into after the date of the Indenture shall only be permitted by this clause (7) to the extent not more disadvantageous to the Holders in any material respect, when taken as a whole, than any of such documents and agreements as in effect on the Initial Notes Issue Date;

(8) the Transactions and the payment of all transaction, underwriting commitment and other fees and expenses incurred in connection with the Transactions;

(9) sales of Qualified Equity Interests to Affiliates of the Issuer not otherwise prohibited by the Indenture and the granting of registration and other customary rights in connection therewith;

(10) loans or advances to employees in the ordinary course of business consistent with past practice; or

(11) Permitted Investments made in accordance with clause (19) of the definition thereof.

Limitations on Liens

The Issuer and the Co-Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any nature whatsoever against any properties or assets of the Issuer, the Co-Issuer or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Initial Notes Issue Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom (other than Permitted Liens and Liens on the collateral securing the Revolving Credit Facility Obligations).

Limitations on Asset Sales

The Issuer and the Co-Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1) the Issuer, the Co-Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

(2) at least 75% of the total consideration received in such Asset Sale consists of cash or Cash Equivalents.

For purposes of clause (2) immediately above, the following shall be deemed to be cash:

(a) the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Issuer, the Co-Issuer or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Issuer, the Co-Issuer or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness,

(b) the amount of any securities, Notes or other obligations received from such transferee that are within 90 days converted by the Issuer, the Co-Issuer or such Restricted Subsidiary to cash (to the extent of the cash actually so received), and

(c) the Fair Market Value of (i) any assets (other than securities) received by the Issuer, the Co-Issuer or any Restricted Subsidiary to be used by it in a Permitted Business, (ii) Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Issuer or the Co-Issuer or (iii) a combination of (i) and (ii).

If at any time any non-cash consideration received by the Issuer, the Co-Issuer or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

If the Issuer, the Co-Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer, the Co-Issuer or such Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply amounts equal to all or any of the Net Available Proceeds therefrom to:

(1) If such Net Available Proceeds are proceeds of an Asset Sale of any asset, prepay permanently or repay permanently any Indebtedness which was secured by the Collateral sold in such Asset Sale; provided, that if such Net Available Proceeds are proceeds of an Asset Sale of the Revolving Facility First-Priority Collateral, such Net Available Proceeds shall be applied as required under the Revolving Credit Facility;

(2) If such Net Available Proceeds are proceeds of any Asset Sale, to permanently reduce any Pari Passu Indebtedness; provided, however, that if any Pari Passu Indebtedness is so reduced, the Issuer and the Co-Issuer will equally and ratably reduce Indebtedness under the Notes by making an offer to all Holders of the Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, the pro rata principal amount of the Notes; or

(3) invest all or any part of the Net Available Proceeds thereof in (A) the purchase of assets (other than securities) to be used by the Issuer, the Co-Issuer or any Restricted Subsidiary in a Permitted Business, (B) capital expenditures to be used by the Issuer, the Co-Issuer or any Restricted Subsidiary in a Permitted Business, (C) acquisition of Qualified Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (D) a combination of (A), (B) and (C).

The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds equals or exceeds $10.0 million, the Issuer will be required to make an offer to purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Issuer the provisions of which require the Issuer to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

(1) the Issuer will (a) make an offer to purchase (a “Net Proceeds Offer”) to all Holders in accordance with the procedures set forth in the Indenture, and (b) redeem (or make an offer to do so) any such other Pari Passu Indebtedness, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be redeemed, the maximum principal amount of Notes and Pari Passu Indebtedness that may be redeemed out of the amount (the “Payment Amount”) of such Excess Proceeds;

(2) the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture and the redemption price for such Pari Passu Indebtedness (the “Pari Passu Indebtedness Price”) shall be as set forth in the related documentation governing such Indebtedness;

(3) if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, Notes to be purchased will be selected on a pro rata basis or as nearly a pro rata basis as is practicable (subject to the procedures of the Depository Trust Company); and

(4) upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a “Net Proceeds Deficiency”), the Issuer may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the provisions of the Indenture.

In the event of the transfer of substantially all (but not all) of the assets of the Issuer, the Co-Issuer and the Restricted Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with the covenant described under “– Certain Covenants – Limitations on Mergers, Consolidations, Etc.,” the successor Person shall be deemed to have sold for cash at Fair Market Value the assets of the Issuer, the Co-Issuer and the Restricted Subsidiaries not so transferred for purposes of this covenant, and the successor Person shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose).

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this covenant, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this covenant by virtue of this compliance.

Excess Cash Flow

Within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year ending December 31, 2011), when the aggregate Excess Cash Flow Amount equals or exceeds $1.0 million, the Issuer will be required to make an offer to purchase from all Holders Notes issued under the Indenture (including the principal amount of any Additional Notes issued under the Indenture but without duplication with respect to Exchange Notes) in an aggregate principal amount equal to the Excess Cash Flow Amount as follows:

(1) the Issuer will make an offer to purchase (an “Excess Cash Flow Offer”) to all Holders in accordance with the procedures set forth in the Indenture, pro rata in proportion to the respective principal amounts of the Notes to be purchased, the maximum principal amount that may be purchased out of the Excess Cash Flow Amount (the “Excess Cash Flow Payment Amount”);

(2) the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to an Excess Cash Flow Offer, plus accrued and unpaid interest thereon, if any, to the date such Excess Cash Flow Offer is consummated (the “Excess Cash Flow Offered Price”), in accordance with the procedures set forth in the Indenture;

(3) if the aggregate Excess Cash Flow Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Excess Cash Flow Payment Amount allocable to the Notes, Notes to be purchased will be selected on a pro rata basis or as nearly on a pro rata basis as is practical (subject to the procedures of the Depository Trust Company; and

(4) upon completion of such Excess Cash Flow Offer in accordance with the foregoing provisions, the Excess Cash Flow Amount with respect to which such Excess Cash Flow Offer was made shall be deemed to be zero.

To the extent that the sum of the aggregate Excess Cash Flow Offered Price of Notes tendered pursuant to an Excess Cash Flow Offer is less than the Excess Cash Flow Payment Amount relating thereto (such shortfall constituting an “Excess Cash Flow Offer Deficiency”), the Issuer may use the Excess Cash Flow Offer Deficiency, or a portion thereof, for general corporate purposes, subject to the provisions of the Indenture.

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to an Excess Cash Flow Offer.

Limitations on Designation of Unrestricted Subsidiaries

The Issuer may designate any Subsidiary (including any newly formed or newly acquired Subsidiary) of the Issuer (other than the Co-Issuer) as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2) the Issuer would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to the first paragraph of “– Certain Covenants – Limitations on Restricted Payments” above, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary on such date.

No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the Issuer, the Co-Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Issuer, the Co-Issuer or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates;

(3) is a Person with respect to which none of the Issuer, the Co-Issuer or any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer, the Co-Issuer or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Issuer, the Co-Issuer or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Issuer, the Co-Issuer or any Restricted Subsidiary, and except to the extent the amount thereof constitutes a Restricted Payment permitted pursuant to the covenant described under “– Certain Covenants – Limitations on Restricted Payments”; provided, further, that an Unrestricted Subsidiary may have previously been a Guarantor and have provided a Note Guarantee of the Notes.

If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under the covenant described under “– Certain Covenants – Limitations on Additional Indebtedness and Preferred Stock” or the Lien is not permitted under the covenant described under “– Certain Covenants – Limitations on Liens,” the Issuer shall be in default of the applicable covenant. The Issuer may not designate the Co-Issuer as an Unrestricted Subsidiary.

The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, be permitted to be incurred or made for all purposes of the Indenture.

All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Issuer, delivered to the Trustee certifying compliance with the foregoing provisions.

Limitations on Sale and Leaseback Transactions

The Issuer and the Co-Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction; provided, that the Issuer, the Co-Issuer or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(1) the Issuer, the Co-Issuer or such Restricted Subsidiary could have (a) incurred the Indebtedness in an amount equal to the Attributable Indebtedness attributable to such Sale and Leaseback Transaction pursuant to the covenant described under “– Certain Covenants – Limitations on Additional Indebtedness and Preferred Stock” and (b) incurred a Lien to secure such Attributable Indebtedness pursuant to the covenant described under “– Certain Covenants – Limitations on Liens”;

(2) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the asset that is the subject of such Sale and Leaseback Transaction; and

(3) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Issuer, the Co-Issuer or the applicable Restricted Subsidiary applies the proceeds of such transaction in accordance with, the covenant described under “– Certain Covenants – Limitations on Asset Sales.”

Limitations on the Issuance or Sale of Equity Interests of Restricted Subsidiaries

The Issuer and the Co-Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, sell or issue any shares of Equity Interests of any Restricted Subsidiary except (1) to the Issuer, the Co-Issuer, a Restricted Subsidiary or the minority stockholders of any Restricted Subsidiary, on a pro rata basis or (2) to the extent such shares represent directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Issuer, the Co-Issuer or a Wholly Owned Restricted Subsidiary or (3) pursuant to the Absaloka operating agreement or membership interest purchase agreement relating to the Indian coal tax credit transaction. The sale of all the Equity Interests of any Restricted Subsidiary is permitted by this covenant but is subject to the covenant described under “– Certain Covenants – Limitations on Asset Sales.”

Limitations on Mergers, Consolidations, Etc.

The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into another Person, or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer, the Co-Issuer and the Restricted Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

(1) either:

(a) the Issuer will be the surviving or continuing Person; or

(b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by a supplemental indenture in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Issuer and the Co-Issuer under the Notes, the Indenture, the Security Documents, the Registration Rights Agreement and, if the Revolving Credit Facility is then outstanding, the Intercreditor Agreement, and shall cause (i) such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdiction as may be required by applicable law to preserve and protect any security interest on the Collateral pledged by the Issuer, together with such financing statements or comparable documents as may be required to perfect any security interest in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions and (ii) the property and assets of the Person which is merged or consolidated with or into the Successor, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents (other than assets that would qualify as Excluded Property or assets that otherwise may not be made subject to a Lien), to be treated as after-acquired property and the Successor shall take such actions as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent provided in the Indenture, in each case in a form reasonably satisfactory to the Trustee;

(2) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) immediately above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

(3) immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) immediately above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, the Issuer or the Successor, as the case may be, (a) could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (b) shall have a Fixed Charge Coverage Ratio greater than the Fixed Charge Coverage Ratio of the Issuer immediately prior to such transaction and assumption; and

(4) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and such supplemental indentures, if any, comply with the Indenture.

Notwithstanding the foregoing, clauses (3) and (4) of the first paragraph of this covenant shall not be applicable to (a) the Issuer consolidating with, merging into or selling, assigning, transferring, conveying, leasing or otherwise disposing of all or part of its properties and assets to a Restricted Subsidiary and (b) the Issuer merging with an Affiliate solely for the purpose and with the sole effect of reincorporating the Issuer, as the case may be, in another jurisdiction so long as the amount of Indebtedness of the Issuer, the Co-Issuer and the Restricted Subsidiaries is not increased thereby.

For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

Except as provided in the fourth paragraph under the caption “– Note Guarantees,” no Guarantor or the Co-Issuer may consolidate with or merge with or into (whether or not such Guarantor or the Co-Issuer is the surviving Person) another Person, other than the Issuer, the Co-Issuer or another Guarantor, unless:

(1) either:

(a) such Guarantor will be the surviving or continuing Person; or

(b) the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, the Indenture, the Security Documents, the Registration Rights Agreement and, if the Revolving Credit Facility is then outstanding, the Intercreditor Agreement and shall cause (i) such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdiction as may be required by applicable law to preserve and protect the lien on the Collateral pledged by such Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interest in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions and (ii) the property and assets of the Person which is merged or consolidated with or into the Successor, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents (other than assets that would qualify as Excluded Property or assets that otherwise may not be made subject to a Lien), to be treated as after-acquired property and the Successor shall take such actions as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent provided in the Indenture, in each case in a form reasonably satisfactory to the Trustee; and

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of the Co-Issuer or one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

Upon any consolidation, combination or merger of the Issuer, the Co-Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer, the Co-Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer, the Co-Issuer or such Guarantor is merged or the Person to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer, the Co-Issuer or such Guarantor under the Indenture, the Notes, the Note Guarantees, the Security Documents, the Registration Rights Agreement and, if the Revolving Credit Facility is then outstanding, the Intercreditor Agreement with the same effect as if such surviving entity had been named therein as the Issuer, the Co-Issuer or such Guarantor and, except in the case of a lease, the Issuer, the Co-Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer’s, the Co-Issuer’s or such Guarantor’s other obligations and covenants under the Notes, the Indenture, its Note Guarantee, the Security Documents, the Registration Rights Agreement and the Intercreditor Agreement, if applicable.

Notwithstanding the foregoing, any Guarantor may consolidate with, merge with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer, the Co-Issuer or another Guarantor; provided, that the Issuer, the Co-Issuer and such Guarantors shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdiction as may be required by applicable law to preserve and protect the lien on the Collateral pledged by such entity, together with such financing statements or comparable documents as may be required to perfect any security interest in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions.

Additional Note Guarantees

If, after the Initial Notes Issue Date, (a) the Issuer, the Co-Issuer or any Restricted Subsidiary shall acquire or create another Subsidiary (other than in any case a Subsidiary that has been designated an Unrestricted Subsidiary), (b) any Unrestricted Subsidiary is redesignated a Restricted Subsidiary or, (c) the Issuer otherwise elects or is required to have any Restricted Subsidiary become a Guarantor, then, in each such case, the Issuer shall, unless the Restricted Subsidiary is prohibited from becoming a Guarantor, or from pledging its assets, by reason of any regulatory or contractual prohibition existing at the time of acquisition or creation (but not created in anticipation of acquisition), cause such Restricted Subsidiary to:

(1) execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s and the Co-Issuer’s obligations under the Notes, the Indenture, the Security Documents, the Registration Rights Agreement and, if the Revolving Credit Facility is then outstanding, the Intercreditor Agreement, (b) a notation of guarantee in respect of its Note Guarantee, and (c) a joinder to the Security Documents or new Security Documents;

(2) deliver to the Trustee one or more Opinions of Counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms; and

(3) shall take such actions as may be reasonably necessary to cause the property and assets of such Restricted Subsidiary, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, to be treated as after-acquired property and to be made subject to the Liens of the Security Documents in the manner and to the extent provided in the Indenture and in the Security Documents, in a manner reasonably satisfactory to the Trustee.

Conduct of Business

The Issuer and the Co-Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

Limitation on Activities of Certain Subsidiaries

The Issuer will not permit Basin Resources Inc. to engage in any activities other than in relation to providing benefits to former mining operation employees and activities incidental to its organization and existence and shall not permit Basin Resources, Inc. to incur any Indebtedness, grant Liens over its assets or enter into any transactions other than in the ordinary course. The Issuer will not permit Westmoreland Terminal Company, Eastern Coal & Coke Company, and Criterion Coal Company to engage in any activities other than activities incidental to their organization and existence and activities incidental to their respective dissolution and shall not permit such companies to incur any Indebtedness, grant Liens over their assets or enter into any transactions.

Payments for Consent

The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders or all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports and Other Information

(a) Whether or not the Issuer is subject to Section 13(a) or 15(d) of the Exchange Act, the Issuer, the Co-Issuer and any Guarantor will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which the Issuer, the Co-Issuer and such Guarantor would have been required to file with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act if the Issuer, the Co-Issuer or such Guarantor were subject to such Sections, such documents to be filed with the SEC on or prior to the date (the “Required Filing Date”) by which the Issuer, the Co-Issuer and such Guarantor would have been required so to file such documents if the Issuer, the Co-Issuer and such Guarantor were so subject.

If at any time the Notes are guaranteed by a direct or indirect parent of the Issuer and such company has complied with the reporting requirements of Section 13 or 15(d) of the Exchange Act, if applicable, and has furnished the Holders of Notes, or filed electronically with the SEC’s Next-Generation EDGAR System (or any successor system), the reports described herein with respect to such company, as applicable (including any financial information required by Regulation S-X under the Securities Act relating to the Issuer, the Co-Issuer and the Guarantors), the Issuer, the Co-Issuer and the Guarantors shall be deemed to be in compliance with the provisions of this covenant.

The Issuer, the Co-Issuer and any Guarantor will also in any event (a) within 15 days after each Required Filing Date file with the Trustee copies of the annual reports, quarterly reports and other documents which the Issuer, the Co-Issuer and such Guarantor would have been required to file with the SEC pursuant to Section 13(a) or Section 15(d) of the Exchange Act if the Issuer, the Co-Issuer and such Guarantor were subject to either of such Sections and (b) if filing such documents by the Issuer, the Co-Issuer and such Guarantor with the SEC is not permitted under the Exchange Act or prior to the exchange offer or the effectiveness of a shelf registration statement contemplated by the Registration Rights Agreement, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Issuer’s cost. The Issuer, the Co-Issuer and each Guarantor shall be deemed to have satisfied the foregoing requirements if the relevant documents have been filed with the SEC.

If the Co-Issuer’s, any Guarantor’s or secured party’s financial statements would be required to be included in the financial statements filed or delivered pursuant to the Indenture if the Issuer were subject to Section 13(a) or 15(d) of the Exchange Act, the Issuer shall include such financial statements in any filing or delivery pursuant to the Indenture.

So long as any of the Notes remain outstanding, the Issuer will make available to any prospective purchaser of Notes or beneficial owner of Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until the earlier of (x) such time as the Issuer has exchanged the Notes for the Exchange Notes and (y) such time as the holders thereof have disposed of such Notes pursuant to an effective registration statement under the Securities Act.

(b) The Issuer will also hold quarterly conference calls for the Holders of the Notes to discuss financial information for the previous quarter. The conference call will be following the last day of each fiscal quarter of the Issuer and not later than ten Business Days after the time that the Issuer distributes the financial information as set forth in paragraph (a) immediately above. No fewer than two days prior to the conference call, the Issuer shall issue a press release announcing the time and date of such conference call and providing instructions for Holders, securities analysts and prospective investors to obtain access to such call. For the avoidance of doubt, the Issuer may satisfy the requirements of this paragraph (b) by holding the conference calls required above within the time period required as part of any earnings calls of the Issuer in accordance with past practice.

Events of Loss

Subject to any intercreditor agreement and the Security Documents, in the event of an Event of Loss with respect to any Collateral, the Issuer, the Co-Issuer or the affected Guarantor, as the case may be, will apply the Net Loss Proceeds from such Event of Loss, within 365 days after receipt, at its option to:

(1) repay obligations under any revolving credit facility with the Net Loss Proceeds of borrowing base assets, and effect a permanent reduction in the availability under such revolving credit facility;

(2) repay any Indebtedness which was secured by the assets to which Event of Loss related; and/or

(3) invest all or any part of the Net Loss Proceeds thereof in (A) the purchase of assets (other than securities) to be used by the Issuer, the Co-Issuer or any Restricted Subsidiary in a Permitted Business, (B) capital expenditures to be used by the Issuer, the Co-Issuer or any Restricted Subsidiary in a Permitted Business, (C) acquisition of Qualified Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (D) a combination of (A), (B) and (C).

Pending the final application of any Net Loss Proceeds, the Issuer, the Co-Issuer or the affected Guarantor shall deposit such Net Loss Proceeds in accordance with the Security Documents and any applicable Intercreditor Agreement.

Any Net Loss Proceeds from an Event of Loss that are not applied or invested as provided in the prior paragraph will be deemed to constitute “Excess Loss Proceeds.” When the aggregate amount of Excess Loss Proceeds exceeds $10.0 million, the Issuer will be required to make an offer to purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Issuer the provisions of which require the Issuer to redeem such Indebtedness with the Net Loss Proceeds (or offer to do so) (a “Loss Proceeds Offer”) in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Loss Proceeds at an offer price in cash in an amount equal to 100% of their principal amount plus accrued and unpaid interest to the date of purchase or redemption, as applicable. If the aggregate principal amount of Notes surrendered by Holders exceeds the Excess Loss Proceeds to be used to purchase the Notes, the Trustee shall select the Notes to be purchased pursuant to the Loss Proceeds Offer on a pro rata basis or on a pro rata basis as is practicable, subject to the procedures of the Depository Trust Company.

The Issuer will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Loss Proceeds Offer, and the relevant provisions of the Indenture will be deemed modified as necessary to permit such compliance.

Events of Default

Each of the following is an “Event of Default”:

(1) failure by the Issuer and the Co-Issuer to pay interest or Additional Interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

(2) failure by the Issuer and the Co-Issuer to pay the principal of or premium, if any, on any of the Notes when due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3) failure by the Issuer and the Co-Issuer to comply with any of its agreements or covenants described above under “– Certain Covenants – Limitations on Mergers, Consolidations, Etc.,” or in respect of its obligations to make a Change of Control Offer as described above under “– Change of Control”;

(4) failure by the Issuer and the Co-Issuer to comply with any of its agreements or covenants described above under “– Certain Covenants – Limitations on Additional Indebtedness and Preferred Stock” or “– Certain Covenants – Limitations on Restricted Payments” and continuance of this failure for 30 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(5) failure by the Issuer and the Co-Issuer to comply with any other agreement or covenant in the Indenture and continuance of the failure for 60 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(6) default with respect to any payment when due under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer, the Co-Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Initial Notes Issue Date; provided, that the principal amount of such Indebtedness aggregates to $15.0 million or more or such Indebtedness is incurred under the Revolving Credit Facility;

(7) one or more judgments or orders that exceed $15.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer, the Co-Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

(8) the Issuer, the Co-Issuer or any Significant Subsidiary pursuant to or within the meaning of any applicable bankruptcy law:

(a) commences a voluntary case,

(b) consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

(d) makes a general assignment for the benefit of its creditors;

(9) a court of competent jurisdiction enters an order or decree under any applicable bankruptcy law that:

(a) is for relief against the Issuer, the Co-Issuer or any Significant Subsidiary as debtor in an involuntary case,

(b) appoints a Custodian of the Issuer, the Co-Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer, the Co-Issuer or any Significant Subsidiary, or

(c) orders the liquidation of the Issuer, the Co-Issuer or any Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days;

(10) any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared in a judicial proceeding null and void and unenforceable or found in a judicial proceeding to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee); or

(11) so long as the Security Documents have not been otherwise terminated in accordance with their terms and the Note Collateral as a whole has not been released from the Lien of the Security Documents securing the Notes in accordance with the terms thereof, with respect to Collateral having a Fair Market Value in excess of $15.0 million, (a) any default by the Issuer, the Co-Issuer or any Guarantor in the performance of its obligations under the Security Documents (after the lapse of any applicable grace periods) or the Indenture which adversely affects the condition or value of such Collateral, in any material respect, (b) repudiation or disaffirmation of the Issuer, the Co-Issuer or any Guarantor of its respective obligations under the Security Documents and (c) the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Issuer, the Co-Issuer or any Guarantor for any reason.

If an Event of Default (other than an Event of Default specified in clause (8) or (9) immediately above with respect to the Issuer or the Co-Issuer) shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. If an Event of Default specified in clause (8) or (9) immediately above with respect to the Issuer or the Co-Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice. Notwithstanding the foregoing, after any such acceleration pursuant to either of the preceding two sentences, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration:

(a) if the rescission would not conflict with any judgment or decree;

(b) if all existing Defaults have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration;

(c) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(d) if the Issuer has paid to the Trustee its reasonable compensation and reimbursed the Trustee of its expenses, disbursements and advances; and

(e) in the event of a cure or waiver of an Event of Default of the type set forth in clauses (8) or (9) immediately above, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Default has been cured or waived.

The Trustee shall, within 30 days after obtaining actual knowledge of the occurrence of any uncured Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of a default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make a payment on the Change of Control Payment Date pursuant to a Change of Control Offer, the Net Proceeds Payment Date pursuant to a Net Proceeds Offer or the Excess Cash Flow Payment Date pursuant to an Excess Cash Flow Offer or a default in complying with the provisions of the covenant described above in “– Certain Covenants – Limitations on Mergers, Consolidations, Etc.,” the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

No Holder will have any right to institute any proceeding with respect to the Indenture, the Notes, the Security Documents or, if applicable, the Intercreditor Agreement, or for any remedy thereunder, unless the Trustee:

(1) has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

(2) has been offered indemnity, security or prefunding reasonably satisfactory to it; and

(3) has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefore (after giving effect to the grace period specified in clause (1) of the first paragraph of this “– Events of Default” section).

The Holders of not less than a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to provisions in the Indenture setting forth the duties of the Trustee, however, the Trustee may refuse to follow any direction that conflicts with any law or the Indenture, any Security Document or, if applicable, the Intercreditor Agreement, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. If the Trustee takes any action or follows any direction pursuant to the Indenture, the Trustee shall be entitled to indemnification against any loss or expense caused by taking such action or following such direction.

Subject to the Intercreditor Agreement and the Security Documents, if the Trustee collects any money or property pursuant to the provisions described the provision described above, it shall pay out the money or property in the following order:

First: to the Trustee for amounts due for compensation and indemnification as further set forth in the Indenture;

Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

Third: to Holders for principal amounts due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

Fourth: to the Issuers or, if applicable, the Guarantors, as their respective interests may appear.

The Trustee, upon prior notice to the Issuers, may fix a record date and payment date for any payment to Holders described immediately above.

The Issuer is required to deliver to the Trustee annually an Officers’ Certificate regarding compliance with the Indenture and, within five days after any Officer of the Issuer becomes aware of any Default, an Officers’ Certificate specifying such Default and describing its status with particularity what action the Issuer is taking or proposes to take with respect thereto.

Legal Defeasance and Covenant Defeasance

The Issuers may, at their option and at any time, elect to have its obligations and the obligations of the Co-Issuer and the Guarantors discharged with respect to the outstanding Notes (“Legal Defeasance”). Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes and the Note Guarantees, and to have satisfied all their obligations under the Notes, the Indenture and the Security Documents, and the Guarantors shall be deemed to have satisfied all of their obligations under the Note Guarantees, the Indenture and the Security Documents, except for the following provisions which shall survive until otherwise terminated or discharged under the Indenture:

(1) the rights of Holders to receive payments in respect of the principal of, premium, if any on, and interest on the outstanding Notes when such payments are due from the trust funds referred to below,

(2) the obligations of the Issuers with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment, to hold money for payments held in trust, and to maintain in the Borough of Manhattan, New York, an office or agency where Notes may be presented or surrendered for registration of transfer or for exchange, or for payment and where notices and demands to or upon the Issuers in respect of the Notes and the Indenture may be served,

(3) the rights, powers, trust, duties, and immunities of the Trustee and Note Collateral Agent, and the Issuer’s obligation in connection therewith, and

(4) the Legal Defeasance and Covenant Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Co-Issuer and the Guarantors released with respect to most of the covenants under the Indenture and the Security Documents, except as described otherwise in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, the failure by the Issuers to comply with the relevant covenants will not constitute an Event of Default. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes and the Holders must have a valid, perfected exclusive security interest in such trust,

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that:

(a) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

(b) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that, the Holders and beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders and beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under the Indenture (other than a Default resulting solely from the borrowing of funds to be applied to such deposit and the grant of any Lien on such deposit in favor of the Trustee and/or the Holders), the Revolving Credit Facility or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound,

(6) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(7) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officers’ Certificate, clauses (1) through (6) of this paragraph and, in the case of the Opinion of Counsel, clauses (1) (with respect to the validity and perfection of the security interest), (2) and/or (3) and (5) of this paragraph have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the Issuer’s and the Co-Issuer’s obligations and the obligations of Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

The Issuers may terminate their obligations under the Notes, and the Indenture will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled) if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or repaid) have been delivered to the Trustee for cancellation and the Issuers have paid all sums payable by them under the Indenture, or if:

(1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2) (a) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to the provisions described above under “– Optional Redemption” on arrangements reasonably satisfactory to the Trustee, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee trust funds in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

(b) the Issuer and the Co-Issuer have paid all sums payable by it under the Indenture,

(c) the Issuer and the Co-Issuer have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be, and

(d) the Holders have a valid, perfected, exclusive security interest in this trust.

In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been satisfied.

Transfer and Exchange

A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar will require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required to register the transfer of or exchange any Note (1) selected for redemption, (2) for a period of 15 days before a selection of Notes to be redeemed or (3) between a record date and the related interest payment date.

The Notes will be issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes.

Amendment, Supplement and Waiver and Entry into Intercreditor Agreement

Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding (voting as one class) (including consents obtained in connection with a tender offer for, exchange for or purchase of, the Notes) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. An intercreditor agreement containing terms that differ from those set forth under “– Security – Intercreditor Agreement Entered into in Connection with the Revolving Credit Facility” in any material respect may be entered into and, subject to certain exceptions, the Intercreditor Agreement and the Security Documents may be amended, in each case with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer for, exchange for or purchase of, the Notes) and any past default or compliance with any provisions in the Intercreditor Agreement and the Security Documents may also be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer for, exchange for or purchase of, the Notes); and such amendments may not, without the consent of the Holders of 75% in principal amount of the Notes then outstanding, release all or substantially all of the Collateral other than in accordance with the Indenture, the Intercreditor Agreement and the Security Documents; provided, that without the consent of each Holder affected, no amendment or waiver may:

(1) change the maturity of any Note;

(2) reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the Notes;

(3) reduce any premium payable upon optional redemption of the Notes, change the date on, or the circumstances under which, any Notes are subject to redemption or otherwise alter the provisions with respect to the redemption of the Notes (other than provisions relating to the repurchase of Notes described above under “– Change of Control,” “– Certain Covenants – Limitations on Asset Sales,” except that if a Change of Control has occurred, no amendment or other modification of the obligation of the Issuer and the Co-Issuer to make a Change of Control Offer relating to such Change of Control shall be made without the consent of each Holder of the Notes affected);

(4) make any Note payable in money or currency other than that stated in the Notes;

(5) make any change in the ranking or priority of any Note that would adversely affect the Holders of the Notes;

(6) reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

(7) impair the rights of Holders to receive payments of principal of or interest on the Notes;

(8) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except as permitted by the Indenture; or

(9) make any change in these amendment and waiver provisions.

Notwithstanding the foregoing, the Issuer, the Co-Issuer, the Guarantors, the Trustee and the Note Collateral Agent, as applicable, may (i) enter into an Intercreditor Agreement on the same terms set forth in “– Security – Intercreditor Agreement Entered into in Connection with the Revolving Credit Facility” in all material respects, without the consent of any Holder and (ii) amend the Indenture, the Note Guarantees, the Notes, the Security Documents or the Intercreditor Agreement, without the consent of any Holder:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the obligations of the Issuer and the Co-Issuer to the Holders in the case of a merger, consolidation or sale of all or substantially all of the assets in accordance with “– Certain Covenants – Limitations on Mergers, Consolidations, Etc.”;

(4) to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture);

(5) to provide for the accession or succession of any parties to the Intercreditor Agreement or the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with the execution or amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of a Revolving Credit Facility, the Notes or any other agreement or action that is not prohibited by the Indenture;

(6) to provide for the release of Collateral in accordance with the terms of the Indenture, the Intercreditor Agreement and the Security Documents (it being understood that the Liens on the Collateral with respect to the Notes and the Note Guarantees will be released to the extent the corresponding Revolving Facility First-Priority Liens securing Revolving Credit Facility Obligations are released);

(7) to provide security for additional borrowings under the Revolving Credit Facility or any additional Indebtedness which Liens are permitted to be incurred in accordance with the Indenture;

(8) to expand the Note Collateral or the Note Guarantees;

(9) to evidence and provide the acceptance of the appointment of a successor trustee under the Indenture or successor Note Collateral Agent;

(10) to provide for the issuance of Exchange Notes pursuant to the terms of the Indenture and the Registration Rights Agreement; or

(11) to make any change that does not materially adversely affect the rights of any Holder, or, in the case of the Indenture, to maintain the qualification of the Indenture under the Trust Indenture Act.

In the case of execution of an Intercreditor Agreement without the consent of the Holders, the Issuer shall have delivered to the Trustee an Officers’ Certificate confirming that the Intercreditor Agreement shall have been entered into on terms that are the same as the terms set forth under “– Security – Intercreditor Agreement Entered into in Connection with the Revolving Credit Facility” in all material respects.

No Personal Liability of Directors, Officers, Employees, Stockholders and Members

No director, officer, employee, incorporator, stockholder, member or manager of the Issuer, the Co-Issuer or any Restricted Subsidiary will have any liability for any obligations of the Issuer or the Co-Issuer under the Notes, the Indenture, the Security Documents or the Intercreditor Agreement or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the SEC that this type of waiver is against public policy.

Concerning the Trustee and the Note Collateral Agent

Wells Fargo Bank, National Association is the Trustee and the Note Collateral Agent under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

The Holders of not less than a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee must exercise of its rights and power, using the degree of care and skill as of a prudent person would exercise or use in similar circumstances in the conduct of such person’s own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

References in this section to the “Trustee” include the Trustee in its capacity as Note Collateral Agent.

Governing Law

The Indenture, the Notes, the Note Guarantees, the Security Documents (except as to real estate and certain other security documents required to be governed by local law) and the Intercreditor Agreement are governed by, and are to be construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

“Absaloka” means Absaloka Coal LLC.

“Absaloka Collateral” has the meaning assigned to that term in clause (iv) of the first paragraph under the subheading “— Security — General.”

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Initial Notes Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary and (2) with respect to the Issuer, the Co-Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer, the Co-Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer, the Co-Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer, the Co-Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement, and the Issuer shall promptly notify the Trustee of such Additional Interest as set forth in the Registration Rights Agreement and any other registration rights agreement.

“Additional Notes” has the meaning assigned to that term in the third paragraph under the heading “— Principal, Maturity And Interest.”

“Administrative Agent” has the meaning assigned to that term in the ninth paragraph under the subheading “— Security — Intercreditor Agreement Entered into in Connection with the Revolving Credit Facility.”

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referenced Person. For purposes of the covenant described under “– Certain Covenants – Limitations on Transactions with Affiliates,” Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referenced Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referenced Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Transaction” has the meaning assigned to that term in the first paragraph under the subheading “– Certain Covenants – Limitations on Transactions with Affiliates.”

“Agents” means, together, the Note Collateral Agent and the Revolving Collateral Agent.

“Alternate Offer” has the meaning assigned to that term in the eighth paragraph under the heading “– Change of Control.”

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“asset” means any asset or property.

“Asset Acquisition” means

(1) an Investment by the Issuer, the Co-Issuer or any Restricted Subsidiary of the Issuer in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer, the Co-Issuer or any Restricted Subsidiary of the Issuer, or

(2) the acquisition by the Issuer, the Co-Issuer or any Restricted Subsidiary of the Issuer of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer, the Co-Issuer or any Restricted Subsidiary to any Person (including by means of a Sale and Leaseback Transaction or a merger or consolidation or similar transaction and including any sale or issuance of the Equity Interest of any Restricted Subsidiary) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of the Issuer, the Co-Issuer or any of the Restricted Subsidiaries of the Issuer; provided, that for purposes of this definition, the term “Asset Sale” shall not include:

(1) transfers of cash or Cash Equivalents;

(2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenant described under “– Certain Covenants – Limitations on Mergers, Consolidations, Etc.” and under “– Change of Control”;

(3) Permitted Investments and Restricted Payments permitted under the covenant described under “– Certain Covenants – Limitations on Restricted Payments”;

(4) the creation of or realization on any Permitted Lien;

(5) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $2.5 million;

(6) a transfer of assets between or among any of the Issuer, the Co-Issuer and any of the Guarantors, a transfer of assets between any Restricted Subsidiaries that are not Guarantors and a transfer of assets by a Restricted Subsidiary that is not a guarantor to the Issuer, the Co-Issuer or any Guarantor;

(7) an issuance or sale of Equity Interests by a Guarantor to the Issuer, the Co-Issuer or to another Guarantor or an issuance or sale of Equity Interests by a Restricted Subsidiary that is not a Guarantor to the Issuer, the Co-Issuer or any Restricted Subsidiary;

(8) a disposition of inventory in the ordinary course of business;

(9) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Issuer, the Co-Issuer and the Restricted Subsidiaries of the Issuer and that is disposed of in each case in the ordinary course of business;

(10) dispositions of past due accounts and notes receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

(11) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business and which do not materially interfere with the business of the Issuer, the Co-Issuer and its Restricted Subsidiaries;

(12) a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

(13) trades of coal properties of equivalent value in the ordinary course of business.

“Attributable Indebtedness ,” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Issuer’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“bankruptcy law” means the Bankruptcy Code or any similar federal, foreign or state law for the relief of debtors.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

“Capital Lease” means, with respect to any Person, a lease required to be capitalized for financial reporting purposes on the balance sheet of such Person in conformity with GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capital Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(1) obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof) or obligations of state or local governments rated not lower than AAA/Aaa by S&P or Moody’s maturing no later than twelve months from the date of acquisition;

(2) time deposits and certificates of deposit or acceptances with a maturity of 360 days or less of any financial institution having combined capital and surplus and undivided profits of not less than $500.0 million whose obligations are rated A- or the equivalent or better by S&P or A3 or better by Moody’s on the date of acquisition;

(3) commercial paper maturing no more than 180 days (or 270 days in the case of WML or its Subsidiaries) from the date of creation thereof issued by a corporation that is not the Issuer or an Affiliate of the Issuer, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s;

(4) repurchase obligations for underlying securities of the types described in clause (1) above entered into with any financial institution meeting the specifications of clause (2) above; provided, that such obligations may not have a term of more than seven days;

(5) demand deposit accounts maintained in the ordinary course of business; and

(6) investments in money market or other mutual funds 95% of whose assets comprise securities of the types described in clauses (1) through (5) above.

“Cash Management Obligations” means, with respect to any Person, the obligations of such Person in connection with (a) credit cards or stored value cards or (b) treasury, depository or cash management or related services, including (i) the automated clearinghouse transfer of funds or overdrafts or (ii) controlled disbursement services.

“Change of Control” means:

(1) the merger or consolidation of the Issuer with or into another Person or the merger of another Person with or into the Issuer or the merger of any Person with or into a Subsidiary of the Issuer if Equity Interests of the Issuer are issued in connection therewith, or the sale of all or substantially all the assets of the Issuer and Guarantors, taken as a whole, to another Person, unless holders of a majority of the aggregate voting power of the Voting Stock of the Issuer, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person;

(2) any person or group of persons (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC) of capital stock or other securities of the Issuer which are entitled to cast more than 40% of the total votes which may be cast in an election of directors of the Issuer;

(3) a majority of the board of directors of the Issuer shall be comprised of persons other than individuals who were directors of the Issuer one year prior to such time together with any individuals who were nominated for election as directors of the Issuer by individuals who were directors of the Issuer who, at the time of such individuals’ nominations, had been directors of the Issuer for at least one year;

(4) there is any change in the person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act) who are direct owners of an equity interest in WML or certain of its Subsidiaries;

(5) the execution by the Issuer, Co-Issuer or any of its Subsidiaries or Affiliates, of any agreement with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in an event described in clauses (2), (3) or (4) above; or the execution of any written agreement which, when fully performed by the parties thereto, would result in an event described in such clauses; or

(5) the adoption of a plan relating to the liquidation or dissolution of the Issuer.

“Change of Control Offer” has the meaning assigned to that term in the first paragraph under the heading “– Change of Control.”

“Change of Control Payment Date” has the meaning assigned to that term in the first paragraph under the heading “– Change of Control.”

“Change of Control Purchase Price” has the meaning assigned to that term in the first paragraph under the heading “– Change of Control.”

“Co-Issuer” has the meaning assigned to that term in the fourth paragraph of this Description of the Exchange Notes section.

“Coal Rights” means all right, title and interest of the Issuer, the Co-Issuer or any Subsidiary in and to the assets described on Schedule 1.01 to the Indenture.

“Collateral “ means collectively Note Collateral and (if any) Revolving Facility First-Priority Collateral.

“Consolidated Adjusted Working Capital” means at any date the excess of (i) Consolidated Current Assets (excluding (A) cash and Cash Equivalents classified as such in accordance with GAAP and (B) deferred taxes calculated in accordance with GAAP) over (ii) Consolidated Current Liabilities (excluding deferred taxes calculated in accordance with GAAP).

“Consolidated Amortization Expense” for any period means the amortization expense of the Issuer, the Co-Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Asset Reclamation Accretion Expense” for any period means the accretion expense associated with asset reclamation obligations of the Issuer, the Co-Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Capital Expenditures” means for any period the aggregate amount of all expenditures (whether paid in cash or other consideration or accrued as a liability) that would, in accordance with GAAP, be included as additions to property, plant and equipment and other capital expenditures of the Issuer and its consolidated Subsidiaries for such period, as the same are or would be set forth in a consolidated statement of cash flows of the Issuer and its consolidated Subsidiaries for such period (including the amount of assets leased under any capital lease and any mine reserve acquisitions), but excluding (to the extent that they would otherwise be included) (i) any such expenditures made for the replacement or restoration of assets in amounts not exceeding the aggregate amount of insurance proceeds or casualty or condemnation proceeds with respect to the asset or assets being replaced or restored, (ii) any such expenditures financed with the proceeds of Indebtedness, equity issuances or other proceeds that would not be included in Consolidated EBITDA and (iii) capitalized interest.

“Consolidated Current Assets” means at any date the consolidated current assets of the Issuer and its consolidated Subsidiaries determined as of such date in accordance with GAAP, including accounts receivable, inventory and for purposes of this definition whether or not treated as a current asset in accordance with GAAP, restricted investments and bond collateral, reclamation deposits and advanced coal royalties.

“Consolidated Current Liabilities” means at any date the consolidated current liabilities of the Issuer and its consolidated Subsidiaries determined as of such date in accordance with GAAP, including the amount of any accounts payable, accrued expenses and any Investments made during such period to purchase performance and surety bonds for permitting purposes or reclamation.

“Consolidated Depreciation and Depletion Expense” for any period means the depreciation and depletion expense of the Issuer, the Co-Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” for any period means, without duplication, the sum of the amounts for such period of

(1) Consolidated Net Income, plus

(2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to the Co-Issuer or any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Issuer by the Co-Issuer or such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to the Co-Issuer or such Restricted Subsidiary or its stockholders,

(a) Consolidated Income Tax Expense (other than income taxes or income tax adjustments (whether positive or negative) attributable to Asset Sales or extraordinary gains or losses and, without duplication, permitted tax distributions,

(b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

(c) Consolidated Asset Reclamation Accretion Expense,

(d) Consolidated Depreciation and Depletion Expense (but only to the extent not included in Consolidated Interest Expense),

(e) Consolidated Interest Expense,

(f) all other non-cash items reducing Consolidated Net Income (including without limitation non-cash write-offs of goodwill, intangibles and long-lived assets, but excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, and

(g) costs and expenses incurred in connection with the Transactions, in each case determined on a consolidated basis in accordance with GAAP, minus

(3) the aggregate amount of all non-cash items, determined on a consolidated basis in accordance with GAAP, to the extent such items increased Consolidated Net Income (other than the accrual of revenue, recording of receivables or the reversal of reserves in the ordinary course of business) for such period.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Issuer, the Co-Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the Issuer, the Co-Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without duplication,

(1) imputed interest on Capital Lease Obligations and Attributable Indebtedness,

(2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,

(3) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses but excluding amortization of deferred financing charges incurred in respect of the Notes,

(4) the interest portion of any deferred payment obligations,

(5) all other non-cash interest expense,

(6) consolidated capitalized interest,

(7) the product of (a) all cash and non-cash dividends paid, declared, accrued or accumulated on any series of Disqualified Equity Interests or any Preferred Stock of the Issuer, the Co-Issuer or any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer, the Co-Issuer or a Wholly Owned Restricted Subsidiary or to the extent paid in Qualified Equity Interests), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of the Issuer, the Co-Issuer and the Restricted Subsidiaries, expressed as a decimal,

(8) all interest payable with respect to discontinued operations, and

(9) all interest on any Indebtedness of any other Person guaranteed by the Issuer, the Co-Issuer or any Restricted Subsidiary; provided, that to the extent directly related to the issuance of the Notes, amortization of debt issuance costs, debt discount or premium and other financing fees and expenses shall be excluded. Consolidated Interest Expense shall be calculated after giving effect to Hedging Obligations (including associated costs) described in clause (1) of the definition of “Hedging Obligations,” but excluding unrealized gains and losses with respect to Hedging Obligations.

“Consolidated Net Income” for any period means the net income (or loss) of the Issuer, the Co-Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded from the calculation of Consolidated Net Income (to the extent otherwise included therein), without duplication:

(1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer, the Co-Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer, the Co-Issuer or any of its Restricted Subsidiaries during such period;

(2) except to the extent includible in the consolidated net income of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer, the Co-Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer, the Co-Issuer or any Restricted Subsidiary;

(3) the net income of any Restricted Subsidiary and Co-Issuer during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary and Co-Issuer of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Issuer’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

(4) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

(5) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer, the Co-Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, or the sale or disposition of any Equity Interests of the Issuer, the Co-Issuer or any Restricted Subsidiary or (b) any Asset Sale (without regard to the $2.50 million limitation set forth in clause (5) of the definition thereof) by the Issuer, the Co-Issuer or any Restricted Subsidiary;

(6) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(7) unrealized gains and losses with respect to Hedging Obligations;

(8) any extraordinary or nonrecurring gain (or extraordinary or nonrecurring loss), together with any related provision for taxes on any such gain (or the tax effect of any such loss), realized by the Issuer, the Co-Issuer or any Restricted Subsidiary during such period;

(9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to goodwill, intangible assets, deferred financing costs, inventory, long-lived assets, investments in debt and equity securities in connection with any past or future acquisition, merger, consolidation or similar transaction (excluding any non-cash items to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reserved or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

(10) effects of adjustments (including the effects of such adjustments pushed down to the Issuer, the Co-Issuer and Restricted Subsidiaries) in Issuer’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of purchase accounting, as the case may be, in relation to any consummated transaction or the amortization or write-off of any amounts thereof, net of taxes; provided, that this clause (10) shall not include the recognition of ROVA deferred revenue for any period subsequent to the Initial Notes Issue Date; and

(11) cumulative effect of a change in accounting principle(s) during such period.

For purposes of this definition of “Consolidated Net Income,” “nonrecurring” means any gain or loss as of any date that is not reasonably likely to recur within the two years following such date; provided, that if there was a gain or loss similar to such gain or loss within the two years preceding such date, such gain or loss shall not be deemed nonrecurring.

Notwithstanding the foregoing, for the purposes of the covenant described under “– Certain Covenants – Limitations on Restricted Payments” only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Issuer, the Co-Issuer or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) of the first paragraph thereof or decrease the amount of Investments outstanding pursuant to the paragraph following clause (18) of the definition of “Permitted Investments.”

“Consolidated Total Indebtedness” means, at any date of determination, an amount equal to the sum, without duplication, of the aggregate amount of all outstanding Indebtedness of the Issuer, the Co-Issuer and its Restricted Subsidiaries.

“Covenant Defeasance” has the meaning assigned to that term in the second paragraph under the heading “– Legal Defeasance and Covenant Defeasance.”

“Coverage Ratio Exception” has the meaning assigned to that term in the first paragraph under the subheading “– Certain Covenants – Limitations on Additional Indebtedness and Preferred Stock.”

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any applicable bankruptcy law.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Designated Preferred Stock” means Preferred Stock of the Issuer (other than in the form of Disqualified Equity Interests) that is issued for cash (other than to the Co-Issuer or a Restricted Subsidiary) and is so designated as Designated Preferred Stock pursuant to an Officers’ Certificate on the issuance date thereof.

“Designation” has the meaning assigned to that term in the first paragraph under the subheading “– Certain Covenants – Limitations on Designation of Unrestricted Subsidiaries.”

“Designation Amount” has the meaning assigned to that term in clause (2) of the first paragraph under the subheading “– Certain Covenants – Limitations on Designation of Unrestricted Subsidiaries.”

“DIP Financing” has the meaning assigned to that term in the eleventh paragraph under the subheading “– Security – Intercreditor Agreement Entered into in Connection with the Revolving Credit Facility.”

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control or asset sale occurring prior to the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control or asset sale provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under “– Change of Control” and “– Certain Covenants – Limitations on Asset Sales,” respectively, and such Equity Interests specifically provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions described under “– Change of Control” and “– Certain Covenants – Limitations on Asset Sales,” respectively.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person (but excluding any debt security that is convertible into, or exchangeable for, common stock).

“Event of Default” has the meaning assigned to that term in the first paragraph under the heading “– Events of Default.”

“Event of Loss” means, with respect to any Collateral, whether in respect of a single event or a series of related events, any (1) loss, destruction or damage of such Collateral, (2) condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such Collateral, or confiscation of such Collateral or the requisition of the use of such Collateral or (3) settlement in lieu of clause (2) above.

“Excess Cash Flow” means for any period an amount equal to the excess of (i) the sum, without duplication, of

(A) Consolidated EBITDA for such period plus

(B) the decrease, if any, in Consolidated Adjusted Working Capital from the first day to the last day of such period, plus

(C) the increase, if any, in deferred revenue liabilities (including both the current and non-current portion of such liabilities) from the first day to the last day of such period, plus

(D) the increase, if any, in amounts drawn by the Issuer or any of its consolidated Subsidiaries under any revolving credit facility from the first day to the last day of such period, over

(ii) the sum, without duplication, of

(A) Consolidated Interest Expense for such period paid in cash,

(B) Consolidated Income Tax Expense actually paid by the Issuer on a consolidated basis during such period in respect of any period ending on or after the Initial Notes Issue Date,

(C) the increase, if any, in Consolidated Adjusted Working Capital from the first day to the last day of such period,

(D) the decrease, if any, in deferred revenue liabilities (including both the current and non-current portion of such liabilities) from the first day to the last day of such period,

(E) the aggregate amount of any permitted optional redemptions of Notes during such period under “– Optional Redemption,”

(F) cash payments made during such period in respect of Consolidated Capital Expenditures,

(G) consolidated cash payments (or repayments) in respect of outstanding Indebtedness (excluding any Indebtedness outstanding under any revolving credit facility) of the Issuer or any of its consolidated Subsidiaries, including principal payments in respect of capital leases and payments of any make-whole amounts, actually paid by the Issuer or any of its consolidated Subsidiaries during such period,

(H) consolidated cash payments or repayments (whether or not resulting in a permanent commitment reduction) made in respect of outstanding Indebtedness of the Issuer or any of its consolidated Subsidiaries under any revolving credit facility, actually paid by the Issuer or any of its consolidated Subsidiaries during such period,

(I) consolidated cash payments made by the Issuer or any of its consolidated Subsidiaries during such period related to post-retirement medical and heritage costs, in excess of amounts included in Consolidated EBITDA,

(J) consolidated cash payments made by the Issuer or any of its consolidated Subsidiaries during such period related to pension plans, in excess of amounts included in Consolidated EBITDA,

(K) consolidated cash payments made by the Issuer or any of its consolidated Subsidiaries during such period related to asset reclamation,

(L) cash amounts contributed by the Issuer or any of its consolidated Subsidiaries to fund the WML debt service reserve account during such period; provided, that such amounts shall not exceed the minimum amounts required to fund such reserve account and

(M) cash payments made by the Issuer or any of its consolidated Subsidiaries to fund the WML working capital reserve account during such period; provided, that such amounts shall not exceed the minimum amounts required to fund such reserve account.

“Excess Cash Flow Amount” means, as of the date of determination, an aggregate amount equal to 75% of the Excess Cash Flow for such prior fiscal year. For example, if the date of determination is April 30, 2012, Excess Cash Flow shall be calculated for the fiscal year ended December 31, 2011.

“Excess Cash Flow Offer” has the meaning assigned to that term in clause (1) of the first paragraph under the subheading “– Certain Covenants – Excess Cash Flow.”

“Excess Cash Flow Offer Deficiency” has the meaning assigned to that term in the second paragraph under the subheading “– Certain Covenants – Excess Cash Flow.”

“Excess Cash Flow Offered Price” has the meaning assigned to that term in clause (2) of the first paragraph under the subheading “– Certain Covenants – Excess Cash Flow.”

“Excess Cash Flow Payment Amount” has the meaning assigned to that term in clause (1) of the first paragraph under the subheading “– Certain Covenants – Excess Cash Flow.”

“Excess Loss Proceeds” has the meaning assigned to that term in the third paragraph under the subheading “– Certain Covenants – Events of Loss.”

“Excess Proceeds” has the meaning assigned to that term in the third paragraph under the subheading “– Certain Covenants – Limitations on Asset Sales.”

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means any Notes issued pursuant to any Registration Rights Agreement in exchange for the Notes covered by such Registration Rights Agreement.

“Excluded Property” means (A) shares of any first-tier Subsidiary of the Issuer that is a “controlled foreign corporation” (as defined in Section 957(a) of the Internal Revenue Code) in excess of 66% of all of the issued and outstanding Equity Interests in such Subsidiary entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2)), (B) any right, title or interest in any permit, lease, capital lease, license, contract, agreement, account receivable, inventory or equipment held by the Issuer, the Co-Issuer or any Subsidiary Guarantor or to which any of the Issuer, the Co-Issuer or any Subsidiary Guarantor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that the creation of a security interest would, under the terms of such permit, lease, capital lease, license, contract, agreement, account receivable, inventory or equipment, or as a matter of law, result in a breach of the terms of, or constitute a default under, any permit, lease, capital lease, license, contract, agreement, account receivable, inventory or equipment held by the Issuer, the Co-Issuer or any Subsidiary Guarantor or to which any of the Issuer, the Co-Issuer or any Subsidiary Guarantor is a party or render void the security interest therein (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) and (C) the Coal Rights; provided, that immediately upon (x) any such Subsidiary described in (A) not being a “controlled foreign corporation” or (y) the ineffectiveness, lapse or termination of any such provision or upon obtaining a required consent to cure any potential breach, such right, title or interest in such permit, lease, capital lease, license, contract, agreement, account receivable, inventory or equipment shall cease to be an “Excluded Property.” For the avoidance of doubt, “Excluded Property” shall not include any right to receive any payment of money or the proceeds, substitutions or replacements of any Excluded Property (unless such proceeds, substitutions or replacements would constitute an Excluded Property).

“Existing Notes” means the Initial Notes and the 2012 Additional Notes, collectively.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Issuer or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

“First Lien Collateral” has the meaning assigned to that term in clause (ii) of the first paragraph under the subheading “– Security – General.”

“First Lien Security Documents” means any security document granting or evidencing a first-priority security interest in or Liens on any assets of any Person to secure the Obligations under the Indenture, the Notes and the Note Guarantees, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Fixed Charge Coverage Ratio” means the ratio of Consolidated EBITDA during the Four-Quarter Period ending on or prior to the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Interest Expense for the Four-Quarter Period. For purposes of this definition, Consolidated EBITDA and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence of any Indebtedness or the issuance of any Preferred Stock or Disqualified Equity Interests of the Issuer, the Co-Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock or Disqualified Equity Interests (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer, the Co-Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated EBITDA associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption of liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period; provided, that with respect to any Asset Sale, in the case of Consolidated Interest Expense, only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the Issuer, the Co-Issuer or any Restricted Subsidiary following the Transaction Date.

If the Issuer, the Co-Issuer or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Issuer, the Co-Issuer or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Fixed Charge Coverage Ratio:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations will be made on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act and shall include, for the avoidance of doubt, synergies, operating expense reductions and other cost savings to the extent allowable, calculated in accordance with Article 11 of Regulation S-X under the Securities Act.

“Four-Quarter Period” with respect to any Person means the most recent four consecutive full fiscal quarters for which internal financial statements are available at such Person.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Initial Notes Issue Date (without giving effect to Accounting Standards Codification Topic 825-10-25, “The Fair Value Option”).

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantors” means the Subsidiary Guarantors, and each other Person that is required to, or at the election of the Issuer does, become a Guarantor by the terms of the Indenture after the Initial Notes Issue Date, in each case, until such Person is released from its Note Guarantee in accordance with the terms of the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement, (2) agreements or arrangements relating to, or designed to protect such Person against, fluctuations in foreign currency exchange rates, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.

“Holder” means any registered holder, from time to time, of the Notes.

“Holder Buy-out Right” has the meaning assigned to that term in the eighth paragraph under the subheading “– Security – Intercreditor Agreement Entered into in Connection with the Revolving Credit Facility.”

“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided, that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” means, with respect to any specified Person:

(1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments other than obligations in respect of asset reclamation obligations;

(3) all letters of credit or reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables, pension and other retirement related benefits and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

(5) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

(6) all Capital Lease Obligations of such Person;

(7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided, that Indebtedness of the Issuer, the Co-Issuer or its Subsidiaries that is guaranteed by the Issuer, the Co-Issuer or the Issuer’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer, the Co-Issuer and its Subsidiaries on a consolidated basis;

(9) all Attributable Indebtedness;

(10) all Preferred Stock of such Person;

(11) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

(12) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person;

if and to the extent any of the preceding items (other than letters of credit, Attributable Indebtedness and Hedging Obligations) would appear as a liability on a balance sheet of the specified Person prepared in accordance with GAAP.

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

“Indenture” has the meaning assigned to that term in the fourth paragraph of this Description of the Exchange Notes section.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Issuer’s Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Issuer and its Affiliates.

“Initial Notes” means the Notes issued pursuant to the Indenture on the Initial Notes Issue Date.

“Initial Notes Issue Date” means February 4, 2011, the date that the Initial Notes were issued pursuant to the Indenture.

“Initial Purchaser” means means Gleacher & Company Securities, Inc. and such other initial purchasers party to the purchase agreement entered into in connection with the offer and sale of the Initial Notes issued on the Initial Notes Issue Date.

“Intercreditor Agreement” means, as applicable, (a) the Amended and Restated Intercreditor Agreement, dated April 28, 2014, between the Note Collateral Agent and Working Capital Lender under the Revolving Credit Facility, as amended, amended and restated, supplemented, modified or replaced, in whole or in part, (b) or any other intercreditor agreement that complies with the requirements of the Indenture and is entered into in connection with a Revolving Credit Facility.

“interest” means, with respect to the Notes, interest on the Notes, and shall include, if applicable, Additional Interest payable upon the occurrence of a Registration Default under any Registration Rights Agreement.

“Investments” of any Person means:

(1) all direct or indirect investments by such Person in any other Person in the form of joint ventures, loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);

(3) all other items that would be classified as investments (including purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP; and

(4) the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with the covenant described under “– Certain Covenants – Limitations on Designation of Unrestricted Subsidiaries.” If the Issuer, the Co-Issuer or any Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Subsidiary not sold or disposed of, which amount shall be determined in good faith by the Board of Directors. The acquisition by the Issuer, the Co-Issuer or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Issuer, the Co-Issuer or such Restricted Subsidiary in the third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in the third Person.

“Issue Date” means (i) when used in connection with the issuance of the Initial Notes, the Initial Notes Issue Date (ii) when used in connection with the issuance of 2012 Additional Notes under the Supplemental Indenture, the 2012 Additional Notes Issue Date, (iii) when used in connection with the 2014 Additional Notes, the 2014 Additional Notes Issue Date and (iv) when used in connection with a future issuance of Additional Notes, the date of issuance of such Additional Notes.

“Issuer” has the meaning assigned to that term in the first paragraph of this Description of the Exchange Notes section.

“Issuers” means the Issuer and the Co-Issuer together.

“Legal Defeasance” has the meaning assigned to that term in the first paragraph under the heading “– Legal Defeasance and Covenant Defeasance.”

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

“Loss Proceeds Offer” has the meaning assigned to that term in the third paragraph under the subheading “– Certain Covenants – Events of Loss.”

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Mortgage” means any mortgage or deed of trust to secure debt with respect to Real Property owned in fee simple by the Issuer, Co-Issuer, any Guarantor or Absaloka (or Real Property which is the subject of the Mineral Consents), or, with respect to any such Real Property located in Canada, a mortgage on any such Real Property, in each case in form and substance reasonably satisfactory to the Note Collateral Agent, including any assignment of leases and rents, security agreement and fixture filing relating thereto, entered into by the Issuer, the Co-Issuer or any Subsidiary Guarantor or Absaloka in favor of the Note Collateral Agent for its benefit and the benefit of the Trustee and the Holders of Notes.

“Mortgaged Property” has the meaning assigned to that term in the third paragraph under the subheading “– Security – Certain Covenants with Respect to the Note Collateral – Real estate mortgages and filings.”

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, net of:

(1) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

(2) provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3) amounts required to be paid to any Person (other than the Issuer, the Co-Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or to repay Indebtedness outstanding at the time of the Asset Sale that is secured by a Lien on the property or assets sold; and

(4) appropriate amounts to be provided by the Issuer, the Co-Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Issuer, the Co-Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Net Loss Proceeds” means, with respect to any Event of Loss, the aggregate proceeds in the form of cash or Cash Equivalents including, without limitation, insurance proceeds from condemnation awards or damages awarded by any judgment, in each case received by the Issuer, the Co-Issuer or any of its Restricted Subsidiaries from such Event of Loss, net of:

(1) reasonable out-of-pocket expenses and fees relating to such Event of Loss (including without limitation legal, accounting, appraisal or insurance adjuster fees);

(2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3) any repayment of Indebtedness that is secured by, or directly related to, the property or assets that are the subject of such Event of Loss;

(4) amounts required to be paid to any Person (other than the Issuer, the Co-Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Event of Loss; and

(5) appropriate amounts to be provided by the Issuer, the Co-Issuer or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Event of Loss and retained by the Issuer, the Co-Issuer or any Restricted Subsidiary, as the case may be, after such Event of Loss, including, without limitation, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Event of Loss.

“Net Proceeds Deficiency” has the meaning assigned to that term in the seventh paragraph under the subheading “– Certain Covenants – Limitations on Asset Sales.”

“Net Proceeds Offer” has the meaning assigned to that term in clause (1) of the sixth paragraph under the subheading “– Certain Covenants – Limitations on Asset Sales.”

“Non-Recourse Debt” means Indebtedness of an Unrestricted Subsidiary:

(1) as to which none of the Issuer, the Co-Issuer or any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer, the Co-Issuer or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the Equity Interests or assets of the Issuer, the Co-Issuer or any Restricted Subsidiary.

“Note Collateral” has the meaning assigned to that term in the first paragraph under the subheading “– Security – General.”

“Note Collateral Agent” has the meaning assigned to that term in the fourth paragraph of this Description of the Exchange Notes section.

“Note First-Priority Liens” means the liens on the Note Collateral created in favor of the Note Collateral Agent for its benefit and the benefit of the Trustee and the Holders of the Notes, subject solely to Permitted Liens; provided, however, that, pursuant to the terms of the Intercreditor Agreement, the Lien of the Collateral Agent on the Revolving Facility First-Priority Collateral is a Note Second-Priority Lien.

“Note Guarantees” has the meaning assigned to that term under the first paragraph of the heading “– Note Guarantees.”

“Note Liens” means, collectively, the Note First-Priority Liens and the Note Second-Priority Liens.

“Note Second Lien Collateral” has the meaning assigned to that term in clause (i) of the first paragraph under the subheading “– Security – General.”

“Note Second-Priority Liens” means the Liens on the Revolving Facility First-Priority Collateral created in favor of the Note Collateral Agent for its benefit and the benefit of the Trustee and the Holders of the Notes, subject solely to Permitted Liens and Revolving Facility First-Priority Liens.

“Notes” has the meaning given to it in the third paragraph of this Description of the Exchange Notes section.

“Obligations” means any principal, premium, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offered Price” has the meaning assigned to that term in clause (2) of the fourth paragraph under the subheading “– Certain Covenants – Limitations on Asset Sales.”

“Offering Memorandum” means (i) the offering memorandum of the Issuers dated February 1, 2011 relating to the Initial Notes, (ii) the offering memorandum of the Issuers dated January 23, 2012 relating to the 2012 Additional Notes issued under the Supplemental Indenture, (iii) the offering memorandum of the Issuers dated January 29, 2014 relating to the 2014 Additional Notes issued under the Third Supplemental Indenture, and (iv) an offering memorandum of the Issuers relating to a subsequent issuance of Additional Notes.

“Officer” means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officers’ Certificate” means a certificate signed in the name of the Issuer (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer, the Co-Issuer or any Guarantor that ranks pari passu in right of payment with the Notes or the Note Guarantees, as applicable, and is secured by a Lien on the Note Collateral that has the same priority as the Lien securing the Notes and the Note Guarantees.

“Pari Passu Indebtedness Price” has the meaning assigned to that term in clause (2) of the fourth paragraph under the subheading “– Certain Covenants – Limitations on Asset Sales.”

“Paying Agent” has the meaning assigned to that term under the heading “– Methods of Receiving Payments on the Notes.”

“Payment Amount” has the meaning assigned to that term in clause (1) of the fourth paragraph under the subheading “– Certain Covenants – Limitations on Asset Sales.”

“Permitted Business” means the businesses engaged in by the Issuer, the Co-Issuer and its Subsidiaries on the Initial Notes Issue Date as described in the Offering Memorandum covering the Initial Notes and businesses that are reasonably related thereto or reasonable extensions thereof.

“Permitted Collateral Liens” shall mean (a) in the case of Collateral other than Mortgaged Property and any pledged securities, Permitted Liens, (b) in the case of Mortgaged Property, “Permitted Collateral Liens” shall mean the Liens described in clauses (1), (2), (3), (5), (6), (10), (13), (14), (16), (18), (19) and (20) (insofar as it relates to Liens to secure Obligations in respect of Refinancing Indebtedness of Indebtedness secured by Liens referred to in clause (12), (15), (18), (19), (26), (29) or (32) of the definition of “Permitted Liens”) and (21), (26), (28), (29), (31) and (32) of the definition of “Permitted Liens” and (c) in the case of Collateral consisting of pledged securities, shall mean the Liens described in clause (1), (3), (5), (8), (16), (17), (19), (20), (29), (31) and (32) of the definition of “Permitted Liens.”

“Permitted Indebtedness” has the meaning assigned to that term in the second paragraph under the subheading “– Certain Covenants – Limitations on Additional Indebtedness and Preferred Stock.”

“Permitted Investment” means:

(1) (a) Investments by the Issuer, the Co-Issuer or any Restricted Subsidiary in (i) the Issuer, any Guarantor or the Co-Issuer or (ii) in any Person that is or will become immediately after such Investment a Restricted Subsidiary and a Guarantor or that will merge or consolidate into the Issuer, the Co-Issuer or a Guarantor, including any Investment of such Person not made in contemplation of such transaction and (b) Investments by any Restricted Subsidiary that is not a Guarantor in (i) any Restricted Subsidiary or (ii) any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Issuer, the Co-Issuer or a Restricted Subsidiary, including any Investment of such Person not made in contemplation of such transaction;

(2) Investments in the Issuer by any Restricted Subsidiary or the Co-Issuer;

(3) Hedging Obligations incurred pursuant to clause (4) of the second paragraph under the covenant described under “– Certain Covenants – Limitations on Additional Indebtedness and Preferred Stock”;

(4) cash and Cash Equivalents;

(5) receivables owing to the Issuer, the Co-Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer, the Co-Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(6) ordinary course trade credit, advances to customers, commissions, tranche and other similar advances to officers, directors and employees made in each case in the ordinary course of business.

(7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(8) Investments made by the Issuer, the Co-Issuer or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made (to the extent applicable) in compliance with the provisions of the fourth paragraph of the covenant described under “– Certain Covenants – Limitations on Asset Sales”;

(9) prepaid expenses, surety, reclamation and performance bonds and lease, tax, utilities, workers’ compensation, performance and similar deposits made in the ordinary course of business;

(10) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer, the Co-Issuer or any Restricted Subsidiary or in satisfaction of judgments;

(11) Investments, to the extent Qualified Equity Interests are used to make the Investment;

(12) Investments existing on the Initial Notes Issue Date and any modification, replacement, renewal or extension thereof; provided, that the amount of any such Investment may be increased (x) (i) as required by the terms of such Investment as in existence on the Initial Notes Issue Date or (ii) as otherwise permitted under the Indenture, or (y) with respect to Absaloka, as required to meet the requirements of the Internal Revenue Code;

(13) Investments represented by guarantees otherwise permitted to be made by the Indenture;

(14) Investments not to exceed the greater of (a) $1.0 million per any calendar year at WRM and (b) contributions required to maintain statutorily-defined minimum capitalization at WRM; provided, that such Investments are in the ordinary course of business, consistent with past practice and made on an arm’s length basis;

(15) Investments from the Issuer up to $1.0 million per any calendar year to Basin Resources Inc. and Westmoreland Power Inc. and Investments from the Issuer in an aggregate amount not to exceed $5,000 to Westmoreland Terminal Company, Eastern Coal & Coke Company, and Criterion Coal Company, in each case in connection with their respective dissolution;

(16) Investments made after the date hereof in Restricted Subsidiaries that are not Guarantors in an aggregate amount not to exceed $10.0 million at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value);

(17) any Investment by Issuer, the Co-Issuer or a Restricted Subsidiary in a Permitted Business having an aggregative fair market value, taken together with all other Investments made pursuant to this clause (17) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed $5.0 million; and

(18) other Investments in an aggregate amount not to exceed $10.0 million at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value); provided, that no Investment made in reliance on clauses (17) and (18) shall be made in any Person that is the direct or indirect holder of a majority of the outstanding Equity Interests of the Issuer.

The amount of Investments outstanding at any time pursuant to clauses (16), (17) and (18) above shall be deemed to be reduced:

(a) upon the disposition or repayment of or return on any Investment made pursuant to clauses (16), (17) and (18) above, by an amount equal to the return of capital with respect to such Investment to the Issuer, the Co-Issuer or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes); and

(b) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clauses (16), (17) and (18) above.

“Permitted Liens” means the following types of Liens:

(1) Liens for taxes, assessments or governmental charges or claims, Liens otherwise existing under applicable law, or Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits, in each case, that are either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Issuer, Co-Issuer or the Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP and such proceedings have the effect of preventing forfeiture or sale of the property or assets subject to any such Lien;

(2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceedings, if adequate reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof and such proceedings have the effect of preventing forfeiture or sale of the property or assets subject to any such Lien;

(3) pledges incurred, deposits made or bonds given in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, reclamation, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other ordinary course obligations (exclusive of obligations for the payment of borrowed money);

(4) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(5) judgment Liens not giving rise to a Default so long as such Liens are adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;

(6) survey exceptions, easements, rights-of-way, zoning restrictions and other similar charges, restrictions or encumbrances in respect of real property or immaterial imperfections of title that were not incurred in connection with Indebtedness and which do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Issuer, the Co-Issuer and the Restricted Subsidiaries taken as a whole, including without limitation, encumbrances and exceptions to title expressly set forth as an exception to the policies of title insurance obtained to insure the lien of each Mortgage granted in connection with the Notes or the Revolving Credit Facility;

(7) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(8) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer, the Co-Issuer or any Restricted Subsidiary, including rights of offset and setoff;

(9) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by the Issuer, the Co-Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(10) Liens on leases or subleases arising from the provisions of such lease and subleases and granted to others in the ordinary course of business that do not materially interfere with the ordinary course of business of the Issuer, Co-Issuer or any Restricted Subsidiary;

(11) Liens arising from filing Uniform Commercial Code (or equivalent statutes) financing statements regarding operating leases entered into in the ordinary course of business;

(12) (a) Liens securing the Notes (other than any Additional Notes, except as otherwise provided in this clause (12)) and any Note Guarantee and (b) Liens securing Additional Notes to the extent such Liens secure Refinancing Indebtedness represented by Additional Notes and Note Guarantees of Indebtedness incurred as set forth in clause 1(b) of the second paragraph of the description of the covenant under “– Certain Covenants – Limitations on Additional Indebtedness and Preferred Stock”;

(13) Liens in respect of royalty, production payment and other obligations under coal leases and similar agreements entered into in the ordinary course of business and to the extent such Liens do not secure any obligation for borrowed money;

(14) Liens in respect of supply, sales, surface use and other operational agreements entered into consistent with normal practices in the mining industry, in each case to the extent such agreements are entered into in the ordinary course of business and such Liens do not secure any obligation for borrowed money;

(15) (a) Liens existing on the Initial Notes Issue Date securing Indebtedness outstanding on the Initial Notes Issue Date and (b) Liens with respect to the assets and common stock, and the products and proceeds thereof, of WML’s Subsidiary Texas Westmoreland Coal Co. in favor of NRG Texas Power LLC as contemplated by the WML Credit Agreements when they were in effect;

(16) Liens in favor of the Issuer, the Co-Issuer or a Guarantor;

(17) Liens securing Obligations in respect of Indebtedness under the Revolving Credit Facility, but only to the extent such Indebtedness is incurred in reliance on and outstanding as set forth in clause (1) in the second paragraph of the description of the covenant under “– Certain Covenants – Limitations on Additional Indebtedness and Preferred Stock” and only for so long as the Liens securing such Obligations are subject to the Intercreditor Agreement;

(18) Liens securing Purchase Money Indebtedness;

(19) Liens on assets or shares of stock of a Person existing at the time such Person becomes a Restricted Subsidiary of the Issuer or at the time the Issuer, the Co-Issuer or the Restricted Subsidiary acquires the asset or shares including by merger or consolidation or otherwise; provided, that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Issuer or such acquisition and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Issuer, or is merged with or into or consolidated with the Issuer, the Co-Issuer or any Restricted Subsidiary of the Issuer or otherwise acquired;

(20) Liens to secure Obligations in respect of Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (12) (with respect to Notes and Additional Notes), (15), (17), (19), (29) and (32) (but only to the extent any such Indebtedness secured by such Lien is permitted to be refinanced pursuant to the covenant entitled “– Certain Covenants – Limitations on Additional Indebtedness and Preferred Stock”); provided, that in each case:

(a) such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof); and

(b) the Indebtedness secured by such Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount plus accrued and unpaid interest, or, if greater, the committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(21) Liens to secure Attributable Indebtedness incurred pursuant to the covenant described under “– Certain Covenants – Limitations on Sale and Leaseback Transactions”; provided, that any such Lien shall not extend to or cover any assets of the Issuer, the Co-Issuer or any Restricted Subsidiary other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens incurred in the ordinary course of business of the Issuer, the Co-Issuer or any Restricted Subsidiary with respect to obligations (other than Indebtedness) that do not in the aggregate exceed $5.0 million at any one time outstanding; provided, that such Lien shall in no event extend to any Mortgaged Property;

(24) Liens securing Hedging Obligations permitted to be incurred as set forth in clause (4) of the description of the covenant under “– Certain Covenants – Limitations on Additional Indebtedness and Preferred Stock” so long as to the extent such Liens relate to Collateral they are subject to the Intercreditor Agreement;

(25) Liens to secure Obligations in respect of Cash Management Obligations permitted to be incurred as set forth in clause (16) of the description of the covenant under “– Certain Covenants – Limitations on Additional Indebtedness and Preferred Stock” so long as to the extent such Liens relate to Collateral, they are subject to the Intercreditor Agreement;

(26) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness or other Obligations in compliance with the Indenture;

(27) licenses of intellectual property granted by the Issuer, the Co-Issuer or any Restricted Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Issuer, the Co-Issuer or the Restricted Subsidiaries;

(28) encumbrances or exceptions expressly permitted pursuant to the Mortgages;

(29) Liens securing Indebtedness permitted to be incurred as set forth in clause (18) of the description of the covenant under “– Certain Covenants – Limitations on Additional Indebtedness and Preferred Stock”

(30) Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Permitted Investments to be applied against the purchase price for such Investment, solely to the extent such Investment would have been permitted on the date of the creation of such Lien;

(31) Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder; and

(32) Liens on Collateral in favor of an Agent for the benefit of the Holders or the Revolving Lenders relating to such Agent’s administrative expenses with respect to the Collateral; provided, however, that no consensual Liens shall be permitted to exist, directly or indirectly, on any Collateral, other than Permitted Collateral Liens and Liens granted pursuant to the Security Documents (including Mortgages), any First Lien Security Document or any Second Lien Security Document.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Initial Notes Issue Date.

“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

“Purchase Money Indebtedness” means Indebtedness, including Capital Lease Obligations, of the Issuer, the Co-Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer, the Co-Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or assets securing any letter of credit supporting the Issuer, the Co-Issuer or Restricted Subsidiary’s ability to pay such purchase price or, in the case of real property or fixtures, including additions and improvements, the real property (other than any Mortgaged Property) to which such asset is attached and (3) such Indebtedness shall be incurred within 180 days after such acquisition of such asset by the Issuer, the Co-Issuer or such Restricted Subsidiary or such installation, construction or improvement.

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided, that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.

“Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests of the Issuer to Persons other than any Person who is, prior to such issuance and sale, an Affiliate of the Issuer; provided, however, that cash proceeds therefrom equal to not less than 100% of the aggregate principal amount of any Notes to be redeemed are received by the Issuer as a capital contribution immediately prior to such redemption.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and rights incidental to the ownership, lease or operation thereof.

“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning; provided, that this definition shall not apply for purposes of “– Optional Redemption.”

“Redesignation” has the meaning assigned to that term in the fourth paragraph under the subheading “– Certain Covenants – Limitations on Designation of Unrestricted Subsidiaries.”

“refinance” means to refinance, repay, prepay, replace, renew or refund.

“Refinancing Indebtedness” means Indebtedness of the Issuer, the Co-Issuer or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to redeem, extend, refinance, renew, replace, defease or refund in whole or in part, or constituting an amendment of, any Indebtedness of the Issuer, the Co-Issuer or any Restricted Subsidiary (the “Refinanced Indebtedness”) in a principal amount not in excess of the principal amount (plus premium, if any) of the Refinanced Indebtedness so repaid or amended (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment plus costs and fees not to exceed the maximum commitment under such revolving credit facility or other agreement, less the amount of any permanent repayment and/or commitment reduction that was required thereunder at any time); provided, that:

(1) the Refinancing Indebtedness is the obligation of the same Person as that of the Refinanced Indebtedness;

(2) if the Refinanced Indebtedness was subordinated to or pari passu with the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly pari passu with (in the case of Refinanced Indebtedness that was pari passu with) or subordinate in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(3) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) at least 91 days after the maturity date of the Notes;

(4) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

(5) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid or amended is secured, and such security interest encumbering such assets is of the same priority as, or a lower priority than, the security interest that secured the Refinanced Indebtedness being repaid or amended.

“Registrar” has the meaning assigned to that term under the heading “– Methods of Receiving Payments on the Notes.”

“Registration Rights Agreement” means, as applicable, (i) the Registration Rights Agreement related to the Initial Notes executed on February 4, 2011, among the Issuer, the Co-Issuer, the Guarantors and the Initial Purchaser set forth therein, (ii) the Registration Rights Agreement entered into on the 2012 Additional Notes Issue Date having substantially similar terms as the Registration Rights Agreement related to the Initial Notes, entered into in connection with the issuance of the 2012 Additional Notes issued pursuant to the Supplemental Indenture among the Issuer, the Co-Issuer, the Guarantors and the Initial Purchaser set forth therein, (iii) the Registration Rights Agreement entered into on the 2014 Additional Notes Issue Date having substantially similar terms as the Registration Rights Agreement related to the Initial Notes, entered into in connection with the issuance of the 2014 Additional Notes issued pursuant to the Third Supplemental Indenture among the Issuer, the Co-Issuer, the Guarantors and the Initial Purchasers set forth therein or (iv) any other registration rights agreement entered into in connection with an issuance of Additional Notes in a private offering.

“Remedy/Acceleration Notice” has the meaning assigned to that term in the seventh paragraph under the subheading “– Security – Intercreditor Agreement Entered into in Connection with the Revolving Credit Facility.”

“Required Filing Date” has the meaning assigned to that term in the first paragraph under the subheading “– Certain Covenants – Reports and Other Information.”

“Restricted Payment” means any of the following:

(1) the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer, the Co-Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer, the Co-Issuer or any Restricted Subsidiary, including, without limitation, any payment of any dividend or other distribution in connection with any merger or consolidation involving the Issuer (but not included in or part of merger consideration) but excluding (a) dividends or distributions payable solely in Qualified Equity Interests, (b) in the case of the Co-Issuer and Restricted Subsidiaries, dividends or distributions payable to the Issuer, the Co-Issuer or to a Guarantor, (c) in the case of Restricted Subsidiaries that are not Guarantors, dividends or distributions payable to the Issuer or to a Restricted Subsidiary that is not a Guarantor and (d) in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, pro rata dividends or distributions to minority stockholders of such Restricted Subsidiary (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation in accordance with the organizational documents of such entities); provided, that the Issuer, the Co-Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities or in accordance with the organizational documents of such entities;

(2) the purchase, redemption or other acquisition or retirement of any Equity Interests of the Issuer, the Co-Issuer, any Restricted Subsidiary or any equity holder of the Issuer, including, without limitation, any purchase, redemption or other acquisition or retirement in connection with any merger or consolidation involving the Issuer (other than an exchange of stock as part of merger consideration in connection with a merger or consolidation) but excluding any such Equity Interests held by the Issuer, the Co-Issuer or any Restricted Subsidiary;

(3) any Investment other than a Permitted Investment; or

(4) any payment or redemption, repurchase, defeasance or other acquisition or retirement in each case prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, on or in respect of Subordinated Indebtedness.

“Restricted Payments Basket” has the meaning assigned to that term in clause (3) of the first paragraph under the subheading “– Certain Covenants – Limitations on Restricted Payments.”

“Restricted Subsidiary” means any current or future Subsidiary of the Issuer other than an Unrestricted Subsidiary, including Absaloka. For the avoidance of doubt, on the Issue Date, WELLC and each Subsidiary of WELLC, WRI and each Subsidiary of WRI, Westmoreland Kemmerer, Inc. (formerly known as Westmoreland Mining Services, Inc.), WML, WRM, Westmoreland Coal Sales Co., WCC Land Holding Company, Inc. and Westmoreland Power Inc. will be Restricted Subsidiaries unless and until designated as Unrestricted Subsidiaries.

“Revolving Buy-out Price” has the meaning assigned to that term in the eighth paragraph under the subheading “– Security – Intercreditor Agreement Entered into in Connection with the Revolving Credit Facility.”

“Revolving Credit Facility” means (a) the Amended and Restated Loan and Security Agreement dated as of April 28, 2014 among the Working Capital Lender, the Issuer, the Co-Issuer and the Subsidiary Guarantors, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and in each case as amended, amended and restated, supplemented, modified, refinanced, replaced or otherwise restructured, in whole or in part, from time to time, or, if applicable, (b) a revolving credit facility that may be entered into after the date of the Indenture and under which the Issuer, the Co-Issuer, the Subsidiary Guarantors and Absaloka would be a borrower or a guarantor, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and in each case as amended, amended and restated, supplemented, modified, refinanced, replaced or otherwise restructured, in whole or in part, from time to time. References herein to the “Revolving Credit Facility” shall only be deemed to mean such Revolving Credit Facility as fully executed.

“Revolving Credit Facility Obligations” means the indebtedness outstanding under the Revolving Credit Facility that is secured by a Permitted Lien described in clause (17) of the definition thereof, and all other obligations of the Issuer, the Co-Issuer, any Guarantor or Absaloka under the Revolving Credit Facility, all Cash Management Obligations permitted by the Indenture and secured by the collateral securing any Obligations under such Revolving Credit Facility, and all Hedging Obligations permitted by the Indenture and secured by the collateral securing any Obligations under the Revolving Credit Facility.

“Revolving Collateral Agent” means the Working Capital Lender under any Revolving Credit Facility.

“Revolving Facility First-Priority Collateral” means substantially all of the accounts and inventory of the Issuer, the Co-Issuer, the Subsidiary Guarantors (whether now owned or hereinafter arising or acquired) and Absaloka (if it is a guarantor under the Revolving Credit Facility) and the proceeds and products thereof.

“Revolving Facility First-Priority Liens” means Liens on the Revolving Facility First-Priority Collateral securing any Revolving Credit Facility Obligations on a first-priority basis.

“Rights Plan” means that certain amended and restated rights agreement entered into by the Issuer on February 7, 2003, as subsequently amended, and any successor plan.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

“Sale and Leaseback Transactions” means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Lien Security Document” means any security document by and among the Issuer, the Co-Issuer, the Subsidiary Guarantors, the Note Collateral Agent and the Revolving Collateral Agent granting or evidencing a second-priority security interest in or Liens on any assets of any Person to secure the Obligations under the Indenture, the Notes and the Note Guarantees, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Second Supplemental Indenture” means the Second Supplemental Indenture dated as of February 3, 2014, among the Issuer, the Co-Issuer, the Guarantors, the Trustee and the Note Collateral Agent.

“Secretary’s Certificate” means a certificate signed by the Secretary of the Issuer.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Documents” means collectively, the First Lien Security Documents and the Second Lien Security Documents.

“Senior Indebtedness” means

(1) all Indebtedness of the Issuer, the Co-Issuer or any of the Restricted Subsidiaries outstanding under the Revolving Credit Facility and all Hedging Obligations with respect thereto;

(2) any other Indebtedness of the Issuer, the Co-Issuer or any of the Restricted Subsidiaries permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Note Guarantee; and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding sentence, Senior Indebtedness will not include:

(a) any intercompany Indebtedness of the Issuer, the Co-Issuer or any of the Restricted Subsidiaries to the Issuer or any of its Restricted Subsidiaries; or

(b) any Indebtedness that is incurred in violation of the Indenture.

For the avoidance of doubt, “Senior Indebtedness” will not include any trade payables or taxes owed or owing by the Issuer, the Co-Issuer or any Restricted Subsidiary.

“Series A Preferred Stock” means the Series A Convertible Exchangeable Preferred Stock, par value $1.00 per share, of the Issuer.

“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Rule 1-02(w)(1) or (2) of Regulation S-X promulgated pursuant to the Securities Act as such Regulation was in effect on the Initial Notes Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (8) or (9) under “– Events of Default” has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Standstill Period” has the meaning assigned to that term in the seventh paragraph under the subheading “– Security – Intercreditor Agreement Entered into in Connection with the Revolving Credit Facility.”

“Subordinated Indebtedness” means (a) with respect to the Issuer or the Co-Issuer, any Indebtedness of the Issuer or the Co-Issuer that is by its terms subordinated in right of payment to the Notes pursuant to a written agreement and (b) with respect to any Guarantor, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to the Note Guarantee of such Guarantor pursuant to a written agreement. For the purposes of the foregoing, for the avoidance of doubt, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or secured by a lower priority Lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

“Subsidiary” means, with respect to any Person:

(1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof);

provided, that Absaloka shall be considered a Subsidiary of the Issuer. Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Subsidiary Guarantors” means (i) WELLC, Westmoreland—North Carolina Power, L.L.C., WEI—Roanoke Valley, Inc., Westmoreland—Roanoke Valley, L.P., WRI, WRI Partners, Inc., Westmoreland Kemmerer, Inc. (formerly known as Westmoreland Mining Services, Inc.), Westmoreland Coal Sales Company, Inc., WCC Land Holding Company, Inc., Westmoreland Power Inc., Westmoreland Energy Services, Inc., WML, Dakota Westmoreland Corporation, Texas Westmoreland Coal Co., Western Energy Company, Westmoreland Savage Corporation, Westmoreland Canada LLC, Westmoreland Canadian Investments L.P., WCC Holding, B.V., Westmoreland Canada Holdings Inc., Westmoreland Prairie Resources Inc., Coal Valley Resources Inc., Prairie Mines & Royalty ULC, Prairie Coal Ltd., Willowvan Mining Ltd. and Poplar River Coal Mining Partnership, (ii) each other domestic Subsidiary of WELLC, WRI, WML or Westmoreland Canada LLC as may be formed after the Initial Notes Issue Date and (iii) each other domestic Subsidiary of the Issuer, the Co-Issuer or a Guarantor that becomes a Restricted Subsidiary after the Initial Notes Issue Date.

“Successor” has the meaning assigned to that term in clause (1)(b) of the first paragraph under the subheading “– Certain Covenants – Limitations on Mergers, Consolidations, Etc.”

“Supplemental Indenture” means the Supplemental Indenture dated as of January 31, 2012, among the Issuer, the Co-Issuer, the Guarantors, the Trustee and the Note Collateral Agent, pursuant to which the 2012 Additional Notes were issued.

“Third Supplemental Indenture” means the Third Supplemental Indenture dated as of the 2014 Additional Notes Issue Date, among the Issuer, the Co-Issuer, the Guarantors, the Trustee and the Note Collateral Agent, pursuant to which the 2014 Additional Notes were issued.

“Total Assets” means the total amount of all assets of the Issuer, the Co-Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent internal balance sheet of the Issuer.

“Total Leverage Ratio” means the ratio, as of any date of determination, of (i) Consolidated Total Indebtedness of the Issuer, the Co-Issuer and the Restricted Subsidiaries as of such date to (ii) Consolidated EBITDA for the most recently ended four full fiscal quarters for which internal consolidated financial statements are available immediately preceding such date.

“Transactions” means (a) the entering into and initial borrowing, if any, under the Revolving Credit Facility, (b) the issuance of the Initial Notes, the 2012 Additional Notes and the 2014 Additional Notes (including the grant of the security interests and Liens pursuant to the Security Documents) and issuance of Exchange Notes to be issued in exchange for any such Notes, (c) the repayment of the Issuer’s existing PIK senior secured convertible notes, (d) the repayment of WRI’s existing revolving credit facility and term loan, (e) the repayment of WELLC’s existing term loan, (f) redemption or repayment of the outstanding accrued dividends on the Issuer’s Series A Convertible Preferred Stock, (g) the repayment of all amounts due under the WML Credit Agreements with certain of the proceeds of the 2014 Additional Notes and (h) all transactions (including the payment of fees and expenses) related to any of the foregoing.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” has the meaning assigned to that term in the fourth paragraph of this Description of the Exchange Notes section.

“2012 Additional Notes” means the Additional Notes issued pursuant to the Supplemental Indenture.

“2012 Additional Notes Issue Date” means January 31, 2012, the date the 2012 Additional Notes were issued pursuant to the Supplemental Indenture.

“2014 Additional Notes” means the Additional Notes issued pursuant to the Third Supplemental Indenture.

“2014 Additional Notes Issue Date” means April 28, 2014, the date on which the 2014 Additional Notes were issued pursuant to the Third Supplemental Indenture.

“UCC” means the Uniform Commercial Code as in effect in the State of New York, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Note Collateral Agent may otherwise determine).

“Unrestricted Subsidiary” means (1) Basin Resources Inc.; (2) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with the covenant described under “– Certain Covenants – Limitations on Designation of Unrestricted Subsidiaries”; and (3) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person (in the case of a partnership, the sole general partner or managing general partner of such Person) entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“WELLC” means Westmoreland Energy LLC.

“Wholly Owned” means, with respect to any Restricted Subsidiary, a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares) are owned directly by the Issuer or through one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).

“WML” means Westmoreland Mining LLC.

“WML Credit Agreements” means (A) the Amended and Restated Credit Agreement by and among Westmoreland Mining LLC, the guarantors party thereto, the banks party thereto and PNC Bank, National Association, as agent, dated as of June 26, 2008, which was paid-off in full and terminated on or around May 28, 2014, and (B) the WML Notes.

“WML Notes” means the Note Purchase Agreement regarding $125,000,000 8.02% Senior Guaranteed Secured Notes due March 31, 2018 among Westmoreland Mining LLC and each of the purchasers named in Schedule A thereto, dated as of June 26, 2008 and the notes delivered by WML pursuant thereto, which were prepaid in full on May 28, 2014.

“Working Capital Lender” has the meaning assigned to that term in the first paragraph under the subheading “– Security – Intercreditor Agreement Entered into in Connection with the Revolving Credit Facility.”

“WRI” means Westmoreland Resources Inc.

“WRM” means Westmoreland Risk Management Inc.

“WRM Collateral” has the meaning assigned to that term in clause (iv) of the first paragraph under the subheading “– Security – General.”

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations relating to the exchange of Restricted Notes for Exchange Notes in the exchange offer. It does not contain a complete analysis of all the potential tax considerations relating to the exchange. This summary is limited to holders of Restricted Notes that hold the Restricted Notes as “capital assets” (in general, assets held for investment). Special situations, such as the following, are not addressed:

•	tax consequences to holders that may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or foreign currencies, brokers, certain financial institutions or “financial services entities,” insurance companies, regulated investment companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, retirement plans, real estate investment trusts, controlled foreign corporations and shareholders of such corporations, passive foreign investment companies and shareholders of such companies, former citizens or long-term residents of the United States, certain U.S. expatriates or corporations that accumulate earnings to avoid U.S. federal income tax;

•	tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

•	tax consequences to holders whose “functional currency” is not the U.S. Dollar;

•	tax consequences to persons who hold notes through a partnership or similar pass-through entity;

•	alternative minimum tax, gift tax or estate tax consequences, if any; or

•	any state, local or foreign tax consequences.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.

Consequences of Tendering Notes

The exchange of the Restricted Notes for the Exchange Notes in the exchange offer will not constitute a taxable exchange. As a result, you will not recognize taxable gain or loss as a result of such exchange, the holding period of the Exchange Notes you receive will include the holding period of the Restricted Notes you exchange and the adjusted tax basis of the Exchange Notes you receive will be the same as the adjusted tax basis of the Restricted Notes you exchange.

The preceding discussion of certain material U.S. federal income tax consequences is for general information only and is not tax advice. Accordingly, each investor is urged to consult its own tax advisor as to the particular tax consequences to it of exchanging Restricted Notes for Exchange Notes, including the applicability and effect of any U.S. federal, state, local or foreign tax laws, and of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes in the exchange offer for its own account must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Notes. Broker-dealers who acquired the Restricted Notes directly from us in the initial offering must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resales of the Exchange Notes and cannot rely on the position of the staff of the Commission enunciated in the Exxon Capital no-action letter. In addition, broker-dealers who acquired Restricted Notes directly from us in the initial offering cannot use this prospectus in connection with resales of the Exchange Notes. We reserve the right in our sole discretion to purchase or make offers for, or to offer Exchange Notes for, any Restricted Notes that remain outstanding subsequent to the expiration of the exchange offer pursuant to this prospectus or otherwise and, to the extent permitted by applicable law, purchase Restricted Notes in the open market, in privately negotiated transactions or otherwise. This prospectus, as it may be amended or supplemented from time to time, may be used by all persons subject to the prospectus delivery requirements of the Securities Act, including broker-dealers in connection with resales of Exchange Notes received in the exchange offer, where such Exchange Notes were acquired as a result of market-making activities or other trading activities and may be used by us to purchase any Restricted Notes outstanding after expiration of the exchange offer. We have agreed that, for a period of up to 180 days from the date on which the exchange offer is completed, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale if such broker-dealer indicates in the letter of transmittal that it will do so. In addition, until             , 2014, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers in the exchange offer for their own account may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it in the exchange offer for its own account and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of such Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of up to 180 days from the date on which the exchange offer is completed, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents. We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers and will indemnify holders of the Notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the Exchange Notes and the related guarantees, subject to the assumptions, qualifications, exceptions and limitations set forth in such opinion, will be passed upon for us by Holland & Hart LLP, Denver, Colorado and by Williams Mullen, Clark & Dobbins, Richmond, Virginia. Certain matters concerning certain of our subsidiary guarantors will be passed on by Holland & Hart LLP, Denver, Colorado, Williams Mullen, Clark & Dobbins, Richmond, Virginia, Gowling Lafleur Henderson LLP, Calgary, Alberta, Stikeman Elliot LLP, Montreal, Quebec, MacPherson Leslie & Tyerman LLP, Regina, Saskatchewan and Buren NV, The Hague, The Netherlands, as applicable.

EXPERTS

The consolidated financial statements of Westmoreland Coal Company and subsidiaries for the year ended December 31, 2013 appearing in Westmoreland Coal Company’s Current Report (Form 8-K) filed with the SEC on August 6, 2014, and the effectiveness of Westmoreland Coal Company and subsidiaries’ internal control over financial reporting appearing in Westmoreland Coal Company’s Annual Report (Form 10-K) as of December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Westmoreland Coal Company and subsidiaries management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Westmoreland Resources, Inc. and subsidiary appearing in Westmoreland Coal Company’s Annual Report (Form 10-K) for the year ended December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Westmoreland Energy LLC and subsidiaries appearing in Westmoreland Coal Company’s Annual Report (Form 10-K) for the year ended December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Westmoreland Kemmerer, Inc. appearing in Westmoreland Coal Company’s Annual Report (Form 10-K) for the year ended December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements related to the Kemmerer Mine Statements of Revenues and Direct Operating Expenses and Statements of Cash Flows for the month ended January 31, 2012 and the year ended December 31, 2011, incorporated in this prospectus supplement by reference to Westmoreland Coal Company’s Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the report of Tanner LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WESTMORELAND COAL COMPANY

WESTMORELAND PARTNERS

Offer to Exchange

All outstanding $425,000,000 of 10.75% Senior Secured Notes due 2018

(CUSIP Nos. 960887 AD9 and U96068 AC2)

for $425,000,000 of 10.75% Senior Secured Notes due 2018

that have been registered under the Securities Act of 1933

Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions or otherwise.

            , 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Registrants under the laws of Delaware

Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or another enterprise if serving such enterprise at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection therewith.

Our certificate of incorporation, as amended, and bylaws, as amended, provide that we shall, to the fullest extent authorized by the General Corporation Law of the State of Delaware, indemnify our directors and executive officers; provided, however, that we may limit the extent of such indemnification by individual contracts with our directors and executive officers we are not required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against us or our directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors, and (iii) such indemnification is provided by us, in our sole discretion, pursuant to our powers under the General Corporation Law of the State of Delaware.

We have entered into agreements to indemnify our directors and executive officers. These indemnity agreements require us to hold harmless and indemnify each of our directors and executive officers (i) to the fullest extent authorized or permitted by the provisions of our bylaws and the General Corporation Law of the State of Delaware, as the same may be amended from time to time, and (ii) subject to certain exclusions, against expenses that such director or executive officer becomes legally obligated to pay because of any claim or claims made against or by such director or executive officer in connection with threatened, pending or completed actions, suits or proceedings, to which such director or executive officer at any time becomes a party or a participant, or is threatened to be made a party, by reason of the fact that such director or executive officer is, was or at any time becomes a director, officer, employee or other agent of ours, or is or was serving or at any time serves at our request as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, including any of our subsidiaries. These indemnity agreements also establish the processes and procedures for indemnification claims, advancement of expenses and costs and other determinations with respect to indemnification. The contractual rights to indemnification provided by these indemnity agreements are subject to the limitations and conditions specified in such agreements.

Our bylaws, as amended, also permit us to maintain insurance to protect us and any director, officer, employee or agent against any liability with respect to which we would have the power to indemnify such persons under the General Corporation Law of the State of Delaware. We maintain an insurance policy insuring our directors and officers against certain liabilities.

Registrants under the laws of Virginia

Westmoreland—North Carolina Power, L.L.C. is a limited liability company organized under the laws of the State of Virginia. Under Virginia law, to the extent provided in the articles of organization or operating agreement, a limited liability company may eliminate a manager or member’s personal liability for monetary damages in any proceeding brought by or in the right of the limited liability company or by or on behalf of its members, except for liability resulting from such manager or member’s willful misconduct or knowing violation of criminal law. If the articles of organization and operating agreement are silent, a manager or member’s personal liability is limited to the greater of $100,000 or the amount of cash compensation received by such manager or member in the twelve months immediately preceding the act or omission for which liability is imposed. Section 13.1-1009 of the Virginia Limited Liability Company Act empowers a Virginia limited liability company, subject to such standards and restrictions, if any, as are set forth in its articles of organization or an operating agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding. The Operating Agreement of Westmoreland—North Carolina Power, L.L.C. grants it the power to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he, she or it is or was a member, manager, officer or employee of the company.

Westmoreland Partners is a partnership formed under the laws of the State of Virginia. Under section 50-73.99 of the Virginia Uniform Partnership Act, a partnership is obligated to reimburse a partner for payments made and indemnify a partner for liabilities incurred by the partner in the ordinary course of the business of the partnership or for the preservation of its business or property. The partnership agreement of Westmoreland Partners provides that the partnership will indemnify the partners, their affiliates and the employees, officers, directors, managers and partners of such the partners from any claims, demands, judgments and costs and expenses arising out of or related to any act or omission in connection with the business and affairs of the partnership by the indemnified party, except for any act or omission performed or omitted to be performed in bad faith or which constitutes gross negligence, willful misconduct or breach of fiduciary duty attributable to the party seeking indemnification.

Registrants under the laws of Montana

Texas Westmoreland Coal Co. and Western Energy Company (the “Montana Corporations”) are both corporations formed under the laws of the state of Montana. Sections 35-1-451 through 35-1-459 of the Montana Business Corporation Act, or the Montana Act, provide that a corporation may indemnify its directors and officers. In general, the Montana Act provides that a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as a director or officer, unless limited by the articles of incorporation. Pursuant to the Montana Act, a corporation may indemnify a director or officer, if it is determined that the director engaged in good faith and meets certain standards of conduct. A corporation may not indemnify a director or officer under the Montana Act when a director is adjudged liable to the corporation, or when such person is adjudged liable on the basis that personal benefit was improperly received. The Montana Act also permits a director or officer of a corporation, who is a party to a proceeding, to apply to the courts for indemnification or advancement of expenses, unless the articles of incorporation provide otherwise and the court may order indemnification or advancement of expenses under certain circumstances.

The bylaws of the Montana Corporations provide for the indemnification of their respective directors and officers to the fullest extent allowed under the Montana Act, including (i) the mandatory indemnification of a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding, (ii) the mandatory indemnification of directors and officers if a determination to indemnify such person has been made as prescribed by the Montana Act and (iii) for the reimbursement of reasonable expenses incurred by a director or officer who is party to a proceeding in advance of final disposition of the proceeding, if the determination to indemnify has been made pursuant to the Montana Act.

Registrants under the laws of Alberta

Coal Valley Resources, Inc., Westmoreland Canada Holdings Inc. and Westmoreland Prairie Resources, Inc. (the “Alberta Corporations”) are each corporations organized under the laws of the Province of Alberta, Canada, and Prairie Mines & Royalty ULC (together with the Alberta Corporations, the “Alberta Companies”) is an unlimited liability company organized under the laws of the Province of Alberta, Canada. Under the Business Corporations Act (Alberta), a company may, and pursuant to the bylaws of each of the Alberta Companies, such companies shall, indemnify certain persons associated with the company or, at the request of the company, another entity, against all costs, charges, and expenses (including an amount paid to settle an action or satisfy a judgment) reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative, or other proceeding in which he or she is involved because of that association with the corporation or other entity. Indemnifiable persons are current and former directors or officers, other individuals who act or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity of another entity.

The law permits indemnification only if the indemnifiable person acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer in a similar capacity at the corporation’s request and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing his or her conduct was lawful and he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything he or she ought to have done. With the approval of the court, a corporation may also indemnify an indemnifiable person in respect of an action by or on behalf of the corporation to which the indemnifiable person is made a party because of his or her association with the corporation.

Registrants under the laws of Quebec

Westmoreland Canadian Investment L.P. is a partnership formed under the laws of the Province of Quebec, Canada. Article 2246 of the Civil Code of Quebec provides that where the property of the partnership is insufficient, the general partners are solidarily liable for the debts of the partnership in respect of third persons. Limited partners are only liable for the debts up to the agreed amount of their contribution, notwithstanding any transfer of their share in the common stock. The partnership agreement provides that the general partner will have unlimited liability for the debts and other obligations of the partnership, and that the liability of a limited partner for the debts and other obligations of the partnership will be limited to its contribution to the partnership. The general partner will indemnify and hold harmless the partnership from, and will be liable to any other partner for, any loss, liability, expense, cost or damage suffered or incurred by the partnership or such partner, as applicable, arising out of any act, omission or error in judgment of the general partner which (i) is in contravention of its duties under the partnership agreement, (ii) results in a loss of limited liability of a limited partner or otherwise exposes a limited partner to unlimited liability, or (iii) results from the gross negligence or willful misconduct of the general partner.

Registrants under the law of Saskatchewan

Prairie Coal Ltd. and Willowvan Mining Ltd. (the “Saskatchewan Companies”) are both corporations formed under the laws of the Province of Saskatchewan, Canada. Under Section 119 of The Business Corporations Act (Saskatchewan), the Saskatchewan Companies may, and the bylaws of each company provides that it shall, indemnify a present or former director or officer of the company, or a person who acts or acted at the company’s request as a director or officer of another entity of which the company is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, that the individual reasonably incurs with respect to any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, if the individual acted honestly and in good faith with a view to the best interests of the company or the other entity and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful; provided, however, that such indemnification may be made in respect of a derivative action by or on behalf of the company or the other entity to procure a judgment in its favor only with the approval of the Court of Queen’s Bench of Saskatchewan. The statute further provides that any such present or former director or officer of either Saskatchewan Company is entitled, as a matter of right, to indemnification from the company in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any such civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the company or that other body corporate if the individual seeking indemnity was not judged by the court or other competent authority to have committed any fault or to have omitted to do anything that the individual ought to have done, and fulfils the conditions set out in clauses the individual acted honestly and in good faith with a view to the best interests of, as the case may be, the corporation or the other entity, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

Poplar River Coal Mining Partnership is a partnership organized under the laws the Province of Saskatchewan, Canada. Under section 26 of The Partnership Act (Saskatchewan), Poplar River Coal Mining Partnership must indemnify every partner in respect of payments made and personal liabilities incurred by him or her in the ordinary and proper conduct of the business of the firm or in or about anything necessarily done for the preservation of the business or property of the firm. The partnership agreement provides that each partner indemnifies the other partners against all law suits and expenses arising out of or in connection with any breach of the partnership agreement.

Registrants under the laws of The Netherlands

WCC Holding B.V. is a company organized under the laws of the Netherlands. Dutch law does not contain any specific provisions with respect to the indemnification of directors. However, the concept of indemnification of directors of a company for liabilities arising from their actions as members of the executive is accepted in the Netherlands. In principle, any director party to an employment agreement with the company that is governed by Dutch law is entitled to indemnification by law. However, exceptions to the disadvantage of the director are possible when agreed to by the director in writing and only as far as the director is covered by insurance. Indemnification can otherwise be made pursuant to a contract or pursuant to a company’s articles of association. No indemnification can be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of their duties.

Item 21.	Exhibits and Financial Statement Schedules.

(a)	Exhibits

See the Exhibit Index attached to this registration statement and incorporated by reference herein.

Financial Statement Schedules:

All schedules have been omitted because they are not applicable or not required, or the required information is included in the financial statements or notes thereto, which are incorporated herein by reference.

Item 22.	Undertakings

The undersigned Registrants hereby undertake:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(f) That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(h) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(i) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado on August 6, 2014.

WESTMORELAND COAL COMPANY

By:	/s/ KEITH E. ALESSI
Name:	Keith E. Alessi
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Keith E. Alessi and Kevin A. Paprzycki, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ KEITH E. ALESSI Keith E. Alessi	Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2014

/S/ KEVIN A. PAPRZYCKI Kevin A. Paprzycki	Chief Financial Officer and Treasurer (Principal Financial Officer)	August 6, 2014

/S/ RUSSELL H. WERNER Russell H. Werner	Corporate Controller (Principal Accounting Officer)	August 6, 2014

/S/ GAIL E. HAMILTON Gail E. Hamilton	Director	August 6, 2014

/S/ MICHAEL G. HUTCHINSON Michael G. Hutchinson	Director	August 6, 2014

/S/ RICHARD M. KLINGAMAN Richard M. Klingaman	Director	August 6, 2014

/s/ CRAIG R. MACKUS Craig R. Mackus	Director	August 6, 2014

/s/ JAN B. PACKWOOD Jan B. Packwood	Director	August 6, 2014

/s/ ROBERT C. SCHARP Robert C. Scharp	Director	August 6, 2014

WESTMORELAND PARTNERS

By:	WESTMORELAND —NORTH CAROLINA POWER, LLC

By:	/s/ DONALD KEISLING
Name:	Donald Keisling
Title:	Chief Executive Officer (Principal Executive Officer)

By:	WESTMORELAND ENERGY LLC

By:	/s/ DONALD KEISLING
Name:	Donald Keisling
Title:	Chief Executive Officer (Principal Executive Officer)

WESTMORELAND ENERGY LLC

By:	/S/ DONALD KEISLING
Name:	Donald Keisling
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Russell H. Werner as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DONALD KEISLING Donald Keisling	Chief Executive Officer (Principal Executive Officer)	August 6, 2014

/S/ RUSSELL WERNER Russell Werner	Treasurer and Controller (Principal Accounting Officer)	August 6, 2014

/S/ JENNIFER GRAFTON Jennifer Grafton	Director	August 6, 2014

/S/ KEVIN PAPRZYCKI Kevin Paprzycki	Director	August 6, 2014

WESTMORELAND — ROANOKE VALLEY, L.P.

By:	WEI—Roanoke Valley, Inc., General Partner

By:	/s/ DONALD KEISLING
Name:	Donald Keisling
Title:	Chief Executive Officer (Principal Executive Officer)

By:	Westmoreland Energy LLC, Limited Partner

By:	/s/ DONALD KEISLING
Name:	Donald Keisling
Title:	Chief Executive Officer (Principal Executive Officer)

WEI — ROANOKE VALLEY, INC.

By:	/S/ DONALD KEISLING
Name:	Donald Keisling
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Russell H. Werner as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DONALD KEISLING Donald Keisling	Chief Executive Officer (Principal Executive Officer)	August 6, 2014

/S/ RUSSELL WERNER Russell Werner	Treasurer and Controller (Principal Accounting Officer)	August 6, 2014

/S/ JENNIFER GRAFTON Jennifer Grafton	Director	August 6, 2014

/S/ KEVIN PAPRZYCKI Kevin Paprzycki	Director	August 6, 2014

WESTMORELAND — NORTH CAROLINA POWER, L.L.C.

By:	/S/ DONALD KEISLING
Name:	Donald Keisling
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Russell H. Werner as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DONALD KEISLING Donald Keisling	Chief Executive Officer (Principal Executive Officer)	August 6, 2014

/S/ RUSSELL WERNER Russell Werner	Treasurer and Controller (Principal Accounting Officer)	August 6, 2014

/S/ JENNIFER GRAFTON Jennifer Grafton	Director	August 6, 2014

/S/ KEVIN PAPRZYCKI Kevin Paprzycki	Director	August 6, 2014

WESTMORELAND RESOURCES, INC.

By:	/S/ CURT LIGHTLE
Name:	Curt Lightle
Title:	President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brent Winkelman as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ CURT LIGHTLE Curt Lightle	President (Principal Executive Officer)	August 6, 2014

/S/ BRENT WINKELMAN Brent Winkelman	Controller and Treasurer (Principal Accounting Officer)	August 6, 2014

/S/ JENNIFER GRAFTON Jennifer Grafton	Director	August 6, 2014

/S/ JOSEPH MICHELETTI Joseph Micheletti	Director	August 6, 2014

/S/ KEVIN PAPRZYCKI Kevin Paprzycki	Director	August 6, 2014

WRI PARTNERS, INC.

By:	/s/ KEVIN PAPRZYCKI
Name:	Kevin Paprzycki
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kevin Paprzycki as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ KEVIN PAPRZYCKI Kevin Paprzycki	Chief Executive Officer (Principal Executive Officer)	August 6, 2014

/S/ RUSSELL WERNER Russell Werner	Controller and Treasurer (Principal Accounting Officer)	August 6, 2014

/S/ JENNIFER GRAFTON Jennifer Grafton	Director	August 6, 2014

/S/ JOSEPH MICHELETTI Joseph Micheletti	Director	August 6, 2014

/S/ KEVIN PAPRZYCKI Kevin Paprzycki	Director	August 6, 2014

WESTMORELAND POWER, INC.

By:	/S/ JENNIFER GRAFTON
Name:	Jennifer Grafton
Title:	General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kevin Paprzycki as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JENNIFER GRAFTON Jennifer Grafton	General Counsel and Director (Principal Executive Officer)	August 6, 2014

/S/ RUSSELL WERNER Russell Werner	Controller and Treasurer (Principal Accounting Officer)	August 6, 2014

/S/ KEVIN PAPRZYCKI Kevin Paprzycki	Director	August 6, 2014

WESTMORELAND KEMMERER, INC.

By:	/S/ SCOTT STURM
Name:	Scott Sturm
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Russell Werner as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ SCOTT STURM Scott Sturm	President (Principal Executive Officer)	August 6, 2014

/S/ RUSSELL WERNER Russell Werner	Treasurer (Principal Accounting Officer)	August 6, 2014

/S/ JENNIFER GRAFTON Jennifer Grafton	Director	August 6, 2014

/S/ JOSEPH MICHELETTI Joseph Micheletti	Director	August 6, 2014

/S/ KEVIN PAPRZYCKI Kevin Paprzycki	Director	August 6, 2014

WESTMORELAND COAL SALES COMPANY, INC.

By:	/s/ MIKE KEGLEY
Name:	Mike Kegley
Title:	General Counsel (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Russel H. Werner as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MIKE KEGLEY Mike Kegley	General Counsel (Principal Executive Officer)	August 6, 2014

/S/ RUSSELL WERNER Russell Werner	Controller (Principal Accounting Officer)	August 6, 2014

/S/ JENNIFER GRAFTON Jennifer Grafton	Director	August 6, 2014

/s/ JOSEPH MICHELETTI Joseph Micheletti	Director	August 6, 2014

/S/ KEVIN PAPRZYCKI Kevin Paprzycki	Director	August 6, 2014

WCC LAND HOLDING COMPANY, INC.

By:	/S/ MORRIS KEGLEY
Name:	Morris Kegley
Title:	President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Russell H. Werner as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MORRIS KEGLEY Morris Kegley	President (Principal Executive Officer)	August 6, 2014

/S/ RUSSELL WERNER Russell Werner	Treasurer (Principal Accounting Officer)	August 6, 2014

/S/ JENNIFER GRAFTON Jennifer Grafton	Director	August 6, 2014

/S/ JOSEPH MICHELETTI Joseph Micheletti	Director	August 6, 2014

/S/ KEVIN PAPRZYCKI Kevin Paprzycki	Director	August 6, 2014

WESTMORELAND ENERGY SERVICES, INC.

By:	/S/ BRADLEY LEWIS
Name:	Bradley Lewis
Title:	President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Russell H. Werner as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ BRADLEY LEWIS Bradley Lewis	President (Principal Executive Officer)	August 6, 2014

/S/ RUSSELL WERNER Russell Werner	Treasurer and Controller (Principal Accounting Officer)	August 6, 2014

/S/ JENNIFER GRAFTON Jennifer Grafton	Director	August 6, 2014

/S/ JOSEPH MICHELETTI Joseph Micheletti	Director	August 6, 2014

/S/ KEVIN PAPRZYCKI Kevin Paprzycki	Director	August 6, 2014

WESTMORELAND MINING LLC

By:	/S/ PHILIP SALITROS
Name:	Philip Salitros
Title:	President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Amy Rush as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PHILIP SALITROS Philip Salitros	President (Principal Executive Officer)	August 6, 2014

/S/ AMY RUSH Amy Rush	Treasurer and Controller (Principal Accounting Officer)	August 6, 2014

/S/ JENNIFER GRAFTON Jennifer Grafton	Manager	August 6, 2014

/S/ JOSEPH MICHELETTI Joseph Micheletti	Manager	August 6, 2014

/S/ KEVIN PAPRZYCKI Kevin Paprzycki	Manager	August 6, 2014

DAKOTA WESTMORELAND CORPORATION

By:	/S/ WILLIAM WEAVER
Name:	William Weaver
Title:	President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brent Winkelman as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ WILLIAM WEAVER William Weaver	President (Principal Executive Officer)	August 6, 2014

/S/ BRENT WINKELMAN Brent Winkelman	Treasurer and Controller (Principal Accounting Officer)	August 6, 2014

/S/ JENNIFER GRAFTON Jennifer Grafton	Director	August 6, 2014

/S/ JOSEPH MICHELETTI Joseph Micheletti	Director	August 6, 2014

/S/ KEVIN PAPRZYCKI Kevin Paprzycki	Manager	August 6, 2014

TEXAS WESTMORELAND COAL CO.

By:	/S/ J. DENNY KINGSLEY
Name:	J. Denny Kingsley
Title:	President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J. Denny Kingsley as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ J. DENNY KINGSLEY J. Denny Kingsley	President (Principal Executive Officer)	August 6, 2014

/S/ ELAINE PARISHER Elaine Parisher	Treasurer and Controller (Principal Accounting Officer)	August 6, 2014

/S/ JENNIFER GRAFTON Jennifer Grafton	Director	August 6, 2014

/S/ JOSEPH MICHELETTI Joseph Micheletti	Director	August 6, 2014

/S/ KEVIN PAPRZYCKI Kevin Paprzycki	Director	August 6, 2014

WESTERN ENERGY COMPANY

By:	/S/ PHILIP SALITROS
Name:	Philip Salitros
Title:	President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Philip Salitros as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PHILIP SALITROS Philip Salitros	President (Principal Executive Officer)	August 6, 2014

/S/ KENNETH RUX Kenneth Rux	Treasurer and Controller (Principal Accounting Officer)	August 6, 2014

/S/ JENNIFER GRAFTON Jennifer Grafton	Director	August 6, 2014

/S/ JOSEPH MICHELETTI Joseph Micheletti	Director	August 6, 2014

/S/ KEVIN PAPRZYCKI Kevin Paprzycki	Director	August 6, 2014

WESTMORELAND SAVAGE CORPORATION

By:	/S/ JODY MANN
Name:	Jody Mann
Title:	President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Amy Rush as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JODY MANN Jody Mann	President (Principal Executive Officer)	August 6, 2014

/S/ AMY RUSH Amy Rush	Treasurer and Controller (Principal Accounting Officer)	August 6, 2014

/S/ JENNIFER GRAFTON Jennifer Grafton	Director	August 6, 2014

/S/ JOSEPH MICHELETTI Joseph Micheletti	Director	August 6, 2014

/S/ KEVIN PAPRZYCKI Kevin Paprzycki	Director	August 6, 2014

WESTMORELAND CANADA LLC

By:	/S/ KEVIN PAPRZYCKI
Name:	Kevin Paprzycki
Title:	President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kevin Paprzycki as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ KEVIN PAPRZYCKI Kevin Paprzycki	President and Treasurer (Principal Executive Officer and Principal Accounting Officer)	August 6, 2014

/S/ JENNIFER GRAFTON Jennifer Grafton	Manager	August 6, 2014

/S/ JOSEPH MICHELETTI Joseph Micheletti	Manager	August 6, 2014

/S/ KEVIN PAPRZYCKI Kevin Paprzycki	Manager	August 6, 2014

WESTMORELAND CANADIAN INVESTMENTS L.P.

By:	Westmoreland Canada LLC, General Partner

By:	/S/ KEVIN PAPRZYCKI
Name:	Kevin Paprzycki
Title:	President (Principal Executive Officer)

By:	Westmoreland Coal Company, Limited Partner

By:	/S/ KEITH E. ALESSI
Name:	Keith E. Alessi
Title:	Chief Executive Officer (Principal Executive Officer)

WCC HOLDING B.V.

By:	/S/ JENNIFER GRAFTON
Name:	Jennifer Grafton
Title:	Managing Director A (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jennifer Grafton as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JENNIFER GRAFTON Jennifer Grafton	Managing Director A (Principal Executive Officer and Principal Accounting Officer)	August 6, 2014

/S/ RUTGER H. W. FUNNEKOTTER Rutger H. W. Funnekoter	Managing Director B	August 6, 2014

/S/ OLIVER B. L. HOYNG Oliver B. L. Hoyng	Managing Director B	August 6, 2014

WESTMORELAND CANADA HOLDINGS INC.

By:	/S/ JOSEPH MICHELETTI
Name:	Joseph Micheletti
Title:	President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Russell H. Werner as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JOSEPH MICHELETTI Joseph Micheletti	President (Principal Executive Officer)	August 6, 2014

/S/ RUSSELL WERNER Russell Werner	Treasurer (Principal Accounting Officer)	August 6, 2014

/S/ JENNIFER GRAFTON Jennifer Grafton	Director	August 6, 2014

/S/ ROBERT HAGERMAN Robert Hagerman	Director	August 6, 2014

/S/ JOSEPH MICHELETTI Joseph Micheletti	Director	August 6, 2014

/S/ KEVIN PAPRZYCKI Kevin Paprzycki	Director	August 6, 2014

WESTMORELAND PRAIRIE RESOURCES INC.

By:	/S/ JOSEPH MICHELETTI
Name:	Joseph Micheletti
Title:	President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Russell H. Werner as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JOSEPH MICHELETTI Joseph Micheletti	President (Principal Executive Officer)	August 6, 2014

/S/ RUSSELL WERNER Russell Werner	Treasurer (Principal Accounting Officer)	August 6, 2014

/S/ JENNIFER GRAFTON Jennifer Grafton	Director	August 6, 2014

/S/ ROBERT HAGERMAN Robert Hagerman	Director	August 6, 2014

/S/ JOSEPH MICHELETTI Joseph Micheletti	Director	August 6, 2014

/S/ KEVIN PAPRZYCKI Kevin Paprzycki	Director	August 6, 2014

COAL VALLEY RESOURCES INC.

By:	/S/ KEITH E. ALESSI
Name:	Keith E. Alessi
Title:	President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Keith E. Alessi as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ KEITH E. ALESSI Keith E. Alessi	President and Director (Principal Executive Officer)	August 6, 2014

/S/ JASON VEENSTRA Jason Veenstra	Vice President, Finance and Treasurer (Principal Accounting Officer)	August 6, 2014

/S/ JOHN SCHADAN John Schadan	Director	August 6, 2014

PRAIRIE MINES & ROYALTY ULC

By:	/S/ KEITH E. ALESSI
Name:	Keith E. Alessi
Title:	President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Keith E. Alessi as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ KEITH E. ALESSI Keith E. Alessi	President and Director (Principal Executive Officer)	August 6, 2014

/S/ JASON VEENSTRA Jason Veenstra	Vice President, Finance and Treasurer (Principal Accounting Officer)	August 6, 2014

/S/ JOHN SCHADAN John Schadan	Director	August 6, 2014

PRAIRIE COAL LTD.

By:	/S/ KEITH E. ALESSI
Name:	Keith E. Alessi
Title:	President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Keith E. Alessi as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ KEITH E. ALESSI Keith E. Alessi	President and Director (Principal Executive Officer)	August 6, 2014

/S/ JASON VEENSTRA Jason Veenstra	Vice President, Finance and Treasurer (Principal Accounting Officer)	August 6, 2014

/S/ JOHN SCHADAN John Schadan	Director	August 6, 2014

WILLOWVAN MINING LTD.

By:	/S/ KEITH E. ALESSI
Name:	Keith E. Alessi
Title:	President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Keith E. Alessi as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ KEITH E. ALESSI Keith E. Alessi	President and Director (Principal Executive Officer)	August 6, 2014

/S/ JASON VEENSTRA Jason Veenstra	Vice President, Finance (Principal Accounting Officer)	August 6, 2014

/S/ JOHN SCHADAN John Schadan	Director	August 6, 2014

POPLAR RIVER COAL MINING PARTNERSHIP

By:	Prairie Coal Ltd., Partner

By:	/S/ KEITH E. ALESSI
Name:	Keith E. Alessi
Title:	President (Principal Executive Officer)

By:	Prairie Mines and Royalty ULC, Partner

By:	/S/ KEITH E. ALESSI
Name:	Keith E. Alessi
Title:	President (Principal Executive Officer)

By:	Willowvan Mining Ltd., Partner

By:	/S/ KEITH E. ALESSI
Name:	Keith E. Alessi
Title:	President (Principal Executive Officer)

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

3.1*	Restated Certificate of Incorporation of Westmoreland Coal Company

3.2*	Certificate of Correction to the Restated Certificate of Incorporation of Westmoreland Coal Company

3.3*	Certificate of Amendment to the Restated Certificate of Incorporation of Westmoreland Coal Company

3.4*	Certificate of Amendment to the Restated Certificate of Incorporation of Westmoreland Coal Company

3.5*	Amended and Restated Bylaws of Westmoreland Coal Company

3.6*	Amended and Restated Partnership Agreement of Westmoreland Partners

3.7*	Amendment No. 1 to Amended and Restated Partnership Agreement of Westmoreland Partners

3.8*	Amendment No. 2 to Amended and Restated Partnership Agreement of Westmoreland Partners

3.9*	Certificate of Formation of Westmoreland Energy LLC

3.10*	Operating Agreement of Westmoreland Energy LLC

3.11*	Certificate of Formation of Westmoreland—North Carolina Power LLC

3.12*	Operating Agreement of Westmoreland—North Carolina Power LLC

3.13*	Certificate of Incorporation of WEI—Roanoke Valley, Inc.

3.14*	Certificate of Amendment to Certificate of Incorporation of WEI—Roanoke Valley, Inc.

3.15*	Bylaws of WEI—Roanoke Valley, Inc.

3.16*	Certificate of Limited Partnership of Westmoreland—Roanoke Valley LP

3.17*	Amendment to Certificate of Limited Partnership of Westmoreland—Roanoke Valley LP

3.18*	Agreement of Limited Partnership of Westmoreland—Roanoke Valley LP

3.19*	Certificate of Incorporation of Westmoreland Resources, Inc.

3.20*	Certificate of Amendment of Certificate of Incorporation of Westmoreland Resources, Inc.

3.21*	Certificate of Amendment of Certificate of Incorporation of Westmoreland Resources, Inc.

3.22*	Bylaws of Westmoreland Resources, Inc.

3.23*	Certificate of Incorporation of WRI Partners, Inc.

3.24*	Bylaws of WRI Partners, Inc.

3.25*	Certificate of Incorporation of Westmoreland Mining Services, Inc.

3.26*	Certificate of Amendment of Certificate of Incorporation of Westmoreland Mining Services, Inc.

3.27*	Bylaws of Westmoreland Kemmerer, Inc.

3.28*	Certificate of Incorporation of Westmoreland Coal Sales Company, Inc.

3.29*	Certificate of Amendment of Certificate of Incorporation of Westmoreland Coal Sales Company, Inc.

3.30*	Bylaws of Westmoreland Coal Sales Company, Inc.

3.31*	Certificate of Incorporation of WCC Land Holding Company, Inc.

3.32*	Bylaws of WCC Land Holding Company, Inc.

3.33*	Certificate of Incorporation of Westmoreland Power, Inc.

3.34*	Certificate of Amendment of Certificate of Incorporation of Westmoreland Power, Inc.

3.35*	Certificate of Amendment of Certificate of Incorporation of Westmoreland Power, Inc.

Exhibit Number	Exhibit Description

3.36*	Bylaws of Westmoreland Power, Inc.

3.37*****	Certificate of Formation of Westmoreland Mining LLC

3.38*****	Second Amended and Restated Limited Liability Company Agreement of Westmoreland Mining LLC

3.39	Restated Certificate of Incorporation of Western Energy Company

3.40	Certificate of Amendment to the Certificate of Incorporation of Western Energy Company

3.41	Articles of Amendment to Restated Articles of Incorporation of Western Energy Company

3.42	Articles of Amendment to Restated Articles of Incorporation of Western Energy Company

4.43	Bylaws of Western Energy Company

3.44	Restated Certificate of Incorporation of Texas Westmoreland Coal Co.

3.45	Articles of Amendment to Restated Articles of Incorporation of Texas Westmoreland Coal Co.

3.46	Articles of Amendment to Restated Articles of Incorporation of Texas Westmoreland Coal Co.

3.47	Articles of Amendment to Restated Articles of Incorporation of Texas Westmoreland Coal Co.

3.48	Articles of Amendment to Restated Articles of Incorporation of Texas Westmoreland Coal Co.

3.49	Amended and Restated Bylaws of Texas Westmoreland Coal Co.

3.50	Certificate of Incorporation of Westmoreland Savage Corporation

3.51	First Amendment to Certificate of Incorporation of Westmoreland Savage Corporation

3.52	Certificate of Amendment to Certificate of Incorporation of Westmoreland Savage Corporation

3.53	Certificate of Amendment to Certificate of Incorporation of Westmoreland Savage Corporation

3.54	Bylaws of Westmoreland Savage Corporation

3.55	Certificate of Incorporation of Dakota Westmoreland Corporation

3.56	Certificate of Amendment of Certificate of Incorporation of Dakota Westmoreland Corporation

3.57	Second Amendment to Certificate of Incorporation of Dakota Westmoreland Corporation

3.58	Certificate of Amendment of Certificate of Incorporation of Dakota Westmoreland Corporation

3.59	Bylaws of Dakota Westmoreland Corporation

3.60	Certificate of Incorporation of Westmoreland Energy Services, Inc.

3.61	Bylaws of Westmoreland Energy Services, Inc.

3.62	Certificate of Incorporation of Westmoreland Power, Inc.

3.63	Certificate of Amendment of Certificate of Incorporation of Westmoreland Power, Inc.

3.64	Certificate of Amendment of Certificate of Incorporation of Westmoreland Power, Inc.

3.65	Bylaws of Westmoreland Power, Inc.

3.66	Certificate of Amalgamation of Coal Valley Resources Inc.

3.67	Bylaws of Coal Valley Resources Inc.

3.68	Partnership Agreement of Poplar River Coal Mining Partnership

3.69	Supplemental Partnership Agreement of Poplar River Coal Mining Partnership

3.70	Certificate of Incorporation of Prairie Coal Ltd.

3.71	Certificate of Amendment to Certificate of Incorporation of Prairie Coal Ltd.

3.72	Certificate of Amendment to Certificate of Incorporation of Prairie Coal Ltd.

Exhibit Number	Exhibit Description

3.73	Certificate of Amendment to Certificate of Incorporation of Prairie Coal Ltd.

3.74	Bylaws of Prairie Coal Ltd.

3.75	Certificate of Amalgamation of Prairie Mines & Royalty ULC

3.76	Bylaws of Prairie Mines & Royalty ULC

3.77	Deed of Incorporation of WCC Holding B.V.

3.78	Certificate of Formation of Westmoreland Canada LLC

3.79	Limited Liability Company Agreement of Westmoreland Canada LLC

3.80	Certificate of Incorporation of Westmoreland Canada Holdings Inc.

3.81	Bylaws of Westmoreland Canada Holdings Inc.

3.82	Declaration of Registration of Westmoreland Canadian Investments L.P.

3.83	Amended and Restated Limited Partnership Agreement of Westmoreland Canadian Investments L.P.

3.84	Certificate of Incorporation of Westmoreland Prairie Resources Inc.

3.85	Bylaws of Westmoreland Prairie Resources Inc.

3.86	Certificate of Incorporation of Willowvan Mining Ltd.

3.87	Certificate of Amendment to Certificate of Incorporation of Willowvan Mining Ltd.

3.88	Certificate of Amendment to Certificate of Incorporation of Willowvan Mining Ltd.

3.89	Certificate of Amendment to Certificate of Incorporation of Willowvan Mining Ltd.

3.90	Bylaws of Willowvan Mining Ltd.

4.1*	Indenture, dated as of February 4, 2011, by and between Westmoreland Coal Company, Westmoreland Partners and Wells Fargo Bank, NA, as trustee and note collateral agent.

4.2*	Form of 10.75% Senior Notes due 2018 (included as Exhibit A in Exhibit 4.1).

4.3*	Pledge and Security Agreement dated as of February 4, 2011, by Westmoreland Coal Company and Westmoreland Partners in favor of Wells Fargo Bank, NA, as note collateral agent

4.4**	Supplemental Indenture, dated as of January 31, 2012, by and among Westmoreland Coal Company, Westmoreland Partners and Wells Fargo Bank, National Association, as trustee and note collateral agent

4.5**	Amendment No. 1 to the Pledge and Security Agreement dated January 26, 2012

4.6***	Second Supplemental Indenture, dated as of February 3, 2014, by and among Westmoreland Coal Company, Westmoreland Partners and Wells Fargo Bank, National Association, as trustee and note collateral agent

4.7****	Third Supplemental Indenture, dated as of April 28, 2014, by and among Westmoreland Coal Company, Westmoreland Partners, Wells Fargo Bank, National Association, as trustee and note collateral agent, and the guarantors party thereto

4.8****	Fourth Supplemental Indenture, dated as of April 28, 2014, by and among Westmoreland Coal Company, Westmoreland Partners, Wells Fargo Bank, National Association, as trustee and note collateral agent, and the new guarantors party thereto

4.9****	Registration Rights Agreement, dated as of April 28, 2014, by and among Westmoreland Coal Company, Westmoreland Partners, the guarantors party thereto, and BMO Capital Markets Corp. and Deutsche Bank Securities Inc.

4.10*****	Fifth Supplemental Indenture, dated July 31, 2014, by and among Westmoreland Coal Company, Westmoreland Partners, Wells Fargo Bank, National Association, as trustee and note collateral agent, and the new guarantors party thereto

Exhibit Number	Exhibit Description

5.1	Legal opinion of Holland & Hart LLP

5.2	Legal opinion of Williams Mullen, Clark & Dobbins

5.3	Legal opinion of Buren N.V.

5.4	Legal opinion of Gowling Lafleur Henderson LLP

5.5	Legal opinion of MacPherson Leslie & Tyerman LLP

5.6	Legal opinion of Stikeman Elliott LLP

12.1	Statement Regarding Computation of Ratios

21.1	Subsidiaries of the Registrant

23.1	Consent of Ernst & Young LLP

23.2	Consent of Tanner LLC

23.3	Consent of Holland & Hart LLP (included in Exhibit 5.1)

23.4	Consent of Williams Mullen, Clark & Dobbins (included in Exhibit 5.2)

23.5	Consent of Buren N.V. (included in Exhibit 5.3)

23.6	Consent of Gowling Lafleur Henderson LLP (included in Exhibit 5.4)

23.7	Consent of MacPherson Leslie & Tyerman LLP (included in Exhibit 5.5)

23.8	Consent of Stikeman Elliott LLP (included in Exhibit 5.6)

24.1	Power of Attorney (included on signature page)

25.1	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association

99.1	Letter of Transmittal

99.2	Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees

99.3	Letter to Clients for use by Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees

99.4	Substitute Form W-9

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-4 filed with the SEC on June 3, 2011 (File No. 333-174723)
**	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on January 31, 2012 (File No. 001-11155)
***	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on February 12, 2014 (File No. 001-11155)
****	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on May 2, 2014 (File No. 001-11155)
*****	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on August 6, 2014 (File No. 001-11155)